                                                                   Exhibit 10.22

                                   ARIBA PLAZA

                                    SUBLEASE

                                     Between

                                   ARIBA, INC.
                             a Delaware corporation
                                       as
                                   SUBLANDLORD

                                       and

                          NETSCREEN TECHNOLOGIES, INC.
                             a Delaware corporation
                                       as
                                    SUBTENANT

                                       for

                                    PREMISES
                                       at
                               805 Eleventh Avenue
                                       and
                               809 Eleventh Avenue
                           Sunnyvale, California 94089

                           BASIC SUBLEASE INFORMATION

1.   Sublease Date: October 18, 2002.

2.   Sublandlord: Ariba, Inc., a Delaware corporation.

3.   Subtenant: NetScreen Technologies, Inc., a Delaware corporation.

4. Master Landlord: Moffett Park Drive LLC, a California limited liability company.

5. Project: Ariba Plaza, 1111 Lockheed Martin Way, Sunnyvale, California (building addresses on Eleventh Avenue).

6.   Rentable Area of Project: 715,998 square feet.

7. Premises: The Building Three Premises and the Building Four Premises, as determined from time to time (subject to Paragraph 40).

8. Sublandlord's Server Room: That portion of the first floor of Building Three designated as "Ariba Server Room" on Exhibit B, constituting 2,165 square feet.

9. Fourth Floor Expansion Space: That portion of the fourth floor of Building Three designated as such on Exhibit B, constituting 21,860 rentable square feet.

10.  Building Three Premises:

     Sublease Commencement Date through Fourth Floor Expansion Date: the entire second and third floors of Building Three, and that portion of the first floor of Building Three other than Sublandlord's Server Room, and that portion of the fourth floor of Building Three other than the Fourth Floor Expansion Space, constituting 151,057 rentable square feet;

     Fourth Floor Expansion Date through Expiration Date: the entire second, third and fourth floors of Building Three, and that portion of the first floor of Building Three other than Sublandlord's Server Room, constituting 172,917 rentable square feet;

11. Building Four Premises: subject to potential expansion in accordance with Paragraph 40, that portion of the first floor of Building Four designated by crosshatching on Exhibit B ("Subtenant's Shipping Area"), constituting 4,707 rentable square feet.

12.  Rentable Area of Premises (subject to Paragraph 40):

     Sublease Commencement Date through
     Fourth Floor Expansion Date:               155,764 rentable square feet.

     Fourth Floor Expansion Date through
     Expiration Date:                           177,624 rentable square feet.

13. Sublease Commencement Date: November 1, 2002, subject to the provisions of Paragraph 2.2 below.

14. Base Rent Inducement Period: Rent Commencement Date through the third monthly anniversary of the Rent Commencement Date.

15. Fourth Floor Expansion Date: The earlier of (i) February 14, 2004, or (ii) the date Subtenant occupies all or any portion of the Fourth Floor Expansion Space.

16. Sublease Expiration Date: May 13, 2008, subject to the provisions of Paragraph 2.2 below.

17. Rent Commencement Date: February 14, 2003, subject to the provisions of Paragraph 3.1 below .

18.  Monthly Base Rent:

     Rent Commencement Through Base Rent
     Inducement Period:                         $       0

     Base Rent Inducement Period expiration
     through Fourth Floor Expansion Date:       $ 230,531

     Fourth Floor Expansion Date through
     Sublease Expiration Date:                  $ 262,884

19.  Subtenant's Project Share:

     Sublease Commencement Date through Fourth
     Floor Expansion Date                           21.75%.

     Fourth Floor Expansion Date through
     Sublease Expiration Date:                      24.81%.

     Subtenant's Building Share:

     Building Three                                100.00%

     Building Four (subject to Paragraph 40)            0%

20. Security Deposit: the Security Deposit shall initially be an amount equal to the Monthly Base Rent following the Base Rent Inducement Period times three (3), or $691,593, to be increased to an amount equal to the Monthly Base Rent following the Fourth Floor Expansion Date times three (3), or $788,652, prior to the Fourth Floor Expansion Date; provided, that the Security Deposit shall by subject to increase to two (2) times the then current Security Deposit amount in accordance with Paragraph 4. The Security Deposit shall also be subject to increase upon expansion of the Premises, in accordance with Paragraph 40.

21.  Sublandlord's Address:

                  Payment of Rent:  807 Eleventh Avenue
                                    Sunnyvale, California, 94089
                                    Attn: Real Estate Manager

                  Notices:          807 Eleventh Avenue
                                    Sunnyvale, California, 94089
                                    Attn: General Counsel
                                    (650) 390-1377 Facsimile


                                    and a copy to:

                                    807 Eleventh Avenue

                                    Sunnyvale, California, 94089
                                    Attn: Real Estate Manager
                                    (650) 390-1315 Facsimile

22.  Subtenant's Address for Notices:

                  Prior to Sublease Commencement Date:

                                    350 Oakmead Parkway
                                    Sunnyvale, CA 94085
                                    Attn: General Counsel
                                    (408) 730-6760 Facsimile

                                    and a copy to:

                                    350 Oakmead Parkway
                                    Sunnyvale, CA 94085
                                    Attn: Vice President of Operations
                                    (408) 730-6760 Facsimile

                  As of Sublease Commencement Date:

                                    805 Eleventh Avenue
                                    Sunnyvale, CA 94089
                                    Attn: General Counsel
                                    (650)_____________Facsimile

                                    and a copy to:

                                    805 Eleventh Avenue
                                    Sunnyvale, CA 94089
                                    Attn: Vice President of Operations
                                    (650)_____________Facsimile

23. Brokers: Cornish & Carey Commercial and Cushman and Wakefield (Sublandlord's Broker) and The Staubach Company (Subtenant's Broker).

     The Basic Sublease Information set forth above is made a part of the Sublease. In the event of conflict between the Basic Sublease Information and another provision of the Sublease, the latter shall control.

                                TABLE OF CONTENTS

PARAGRAPH                                                                                PAGE
---------                                                                                ----
1.  Sublease of Premises................................................................... 1
    1.1.  Sublease......................................................................... 1
    1.2.  Common Areas - Definition........................................................ 1
    1.3.  Common Areas - Subtenant's Rights................................................ 2
    1.4.  Rules and Regulations............................................................ 2
    1.5.  Common Areas - Changes........................................................... 2
    1.6.  Parking.......................................................................... 3
    1.7.  Furniture........................................................................ 3
    1.8.  Sublandlord's Server Room........................................................ 5
    1.9.  MPOE Room........................................................................ 5
    1.10. Subtenant's Shipping Area........................................................ 6
    1.11. Amenity Areas.................................................................... 6
2.  Term................................................................................... 6
    2.1.  Term............................................................................. 6
    2.2.  Delay in Delivery................................................................ 6
    2.3.  Subtenant Compliance............................................................. 6
3.  Rent................................................................................... 7
    3.1.  Base Rent........................................................................ 7
    3.2.  Shared Expenses.................................................................. 7
    3.3.  Generally........................................................................11
    3.4.  Late Payment.....................................................................11
4.  Security Deposit.......................................................................12
5.  Use....................................................................................13
    5.1.  Use..............................................................................13
    5.2.  Hazardous Materials..............................................................13
    5.3.  Subtenant's Compliance with Applicable Requirements..............................15
    5.4.  Inspection; Compliance...........................................................15
6.  Delivery of Possession.................................................................15
    6.1.  Condition........................................................................15
    6.2.  Compliance.......................................................................16
    6.3.  Acknowledgements.................................................................17
    6.4.  Subtenant's Work.................................................................17

7.  Utilities and Services.................................................................17
    7.1.  Standard Utilities and Services..................................................17
    7.2.  Telecommunications...............................................................19
    7.3.  Utility Additions................................................................21
    7.4.  Security.........................................................................21
    7.5.  Building Three...................................................................22
8.  Maintenance and Repairs; Utility Installations, Trade Fixtures and Alterations.........22
    8.1.  Sublandlord's Obligations........................................................22
    8.2.  Subtenant's Obligations..........................................................23
    8.3.  Utility Installations; Trade Fixtures; Alterations...............................23
    8.4.  Ownership; Removal; Surrender; and Restoration...................................24
9.  Insurance; Waiver; Subrogation.........................................................25
    9.1.  Cost of Sublandlord's Insurance..................................................25
    9.2.  Subtenant's Insurance............................................................25
    9.3.  Insurance Policies...............................................................25
    9.4.  Failure of Subtenant to Purchase and Maintain Insurance..........................26
    9.5.  Additional Insureds and Coverage.................................................26
    9.6.  Waiver of Subrogation............................................................26
    9.7.  No Representation of Adequate Coverage...........................................26
    9.8.  Furniture Casualty Loss..........................................................27
10. Limitation of Liability and Indemnity..................................................27
11. Property Taxes.........................................................................28
    11.1. Payment of Taxes.................................................................28
    11.2. Additional Improvements..........................................................28
    11.3. Personal Property Taxes..........................................................28
12. Assignment and Subletting..............................................................28
    12.1. Generally........................................................................28
    12.2. Notice...........................................................................28
    12.3. Sublandlord's Election...........................................................29
    12.4. Sublandlord's Discretion; Factors................................................29
    12.5. Bonus Rent.......................................................................30
    12.6. Encumbrances.....................................................................30
    12.7. Merger; Attornment...............................................................30
    12.8. Sublandlord's Costs..............................................................31
    12.9. Affiliates.......................................................................31
13. Default; Breach; Remedies..............................................................31
    13.1. Default; Breach..................................................................31

    13.2. Remedies.........................................................................32
    13.3. Inducement Recapture.............................................................33
    13.4. Breach by Sublandlord............................................................33
14. Damage or Destruction; Condemnation....................................................34
15. Brokerage Fees.........................................................................34
16. Estoppel Certificates..................................................................34
17. Definition of Sublandlord..............................................................35
18. Severability...........................................................................35
19. Days...................................................................................35
20. Limitation on Liability................................................................35
21. Time of Essence........................................................................35
22. No Prior or Other Agreements...........................................................36
23. Notices................................................................................36
    23.1. Notice Requirements..............................................................36
    23.2. Date of Notice...................................................................36
    23.3. Notices from Master Landlord.....................................................36
24. Waivers................................................................................36
25. No Right To Holdover...................................................................36
26. Cumulative Remedies....................................................................36
27. Covenants and Conditions; Construction of Agreement....................................37
28. Binding Effect; Choice of Law..........................................................37
29. Subordination; Attornment; Non-Disturbance.............................................37
    29.1. Subordination....................................................................37
    29.2. Attornment.......................................................................37
30. Master Lease Provisions................................................................37
    30.1. Sublease Subordinate.............................................................37
    30.2. Cooperation With Subtenant.......................................................39
    30.3. Sublandlord Representations......................................................39
    30.4. Modification.....................................................................39
    30.5. Sublease Consent and Non-Disturbance Agreement...................................40
    30.6. Multiple New Master Leases.......................................................40
    30.7. Conflict.........................................................................40
31. Attorneys' Fees........................................................................40
32. Sublandlord's Access to Premises.......................................................41
    32.1. Generally........................................................................41
    32.2. Subtenant's Waiver...............................................................41
    32.3. Method of Entry..................................................................41

33. Auctions...............................................................................41
34. Signs..................................................................................41
35. [intentionally Omitted]................................................................42
36. Consents...............................................................................42
37. Quiet Possession.......................................................................42
38. Options................................................................................42
    38.1. Definition.......................................................................42
    38.2. Multiple Options.................................................................42
    38.3. Master Lease Options.............................................................42
    38.4. Effect of Default on Options.....................................................42
39. Options to Extend Term.................................................................43
40. Rights to Expand.......................................................................44
    40.1. Right of First Refusal...........................................................44
    40.2. Offer Right......................................................................45
    40.3. Generally........................................................................46
41. [intentionally omitted]................................................................46
42. Reservations...........................................................................46
43. Performance Under Protest..............................................................46
44. Authority..............................................................................46
45. Amendments.............................................................................47
46. Exhibits...............................................................................47

                                    SUBLEASE

     This Sublease is made and entered into as of the 18 day of October, 2002 ("Effective Date"), by and between Ariba, Inc., a Delaware corporation ("Sublandlord"), and NetScreen Technologies, Inc., a Delaware corporation ("Subtenant").

                                 R E C I T A L S

     A. Sublandlord, as tenant, and Moffett Park Drive LLC, a California limited liability company ("Master Landlord"), as landlord, previously entered into the Technology Corners Triple Net Multiple Building Lease dated March 15, 2000, as amended by letter agreement dated September 11, 2000, and by a First Amendment to Lease dated January 12, 2001 (collectively, the "Master Lease"), a copy of which is attached hereto as Exhibit A and incorporated herein by this reference. Under the Master Lease, Master Landlord leases to Sublandlord certain premises located at 1111 Lockheed Martin Way in Sunnyvale, California, including four (4) free standing, four-story office and research and development buildings, and one (1) amenity building (collectively, the "Buildings") and other improvements including a parking structure (collectively the "Project"). The four office and research development buildings are commonly known as: 803 Eleventh Avenue ("Building One"), 807 Eleventh Avenue ("Building Two"), 805 Eleventh Avenue ("Building Three"), and 809 Eleventh Avenue ("Building Four"). The amenity building ("Amenity Building") is currently used as a fitness center. References in this Sublease to a "Building" shall refer to Buildings One, Two, Three and Four, and the Amenities Building, individually, and references in this Sublease to the "Buildings" shall refer to Buildings One, Two, Three and Four, and the Amenities Building, collectively, unless otherwise expressly stated.

     B. Sublandlord wishes to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, on the terms and conditions set forth herein, the Premises, as defined in the Basic Lease Information.

     C. Capitalized terms used herein without definition shall have the same meaning as in the Master Lease.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

                                A G R E E M E N T

1.       SUBLEASE OF PREMISES

     1.1. SUBLEASE. Sublandlord hereby subleases and demises to Subtenant, and Subtenant hereby accepts from Sublandlord, on the terms and conditions hereinafter set forth, the Premises. The Premises are depicted on Exhibit B, which is attached hereto and incorporated herein by this reference. Sublandlord and Subtenant conclusively agree, for purposes of this Sublease, that the Premises contain the number of rentable square feet stated in the Basic Lease Information.

     1.2. COMMON AREAS - DEFINITION. The term "Common Areas" includes both "Project Common Area" and "Building Common Area." "Project Common Area" is defined as all areas and facilities outside the Buildings and within the exterior boundary line of the Project, including parking areas, passenger and other loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas that are provided and reasonably designated by the

Sublandlord from time to time for the general non-exclusive use of Sublandlord, Subtenant and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees. "Building Common Area" is defined as all areas and facilities inside a building that are provided and reasonably designated by the Sublandlord from time to time for the general non-exclusive use of the tenants of such building and their respective employees, suppliers, shippers, customers, contractors and invitees, including stairways, elevators, lobbies and other areas which may be so provided and reasonably designated by Sublandlord.

     1.3. COMMON AREAS - SUBTENANT'S RIGHTS. Sublandlord grants to Subtenant, for the benefit of Subtenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Sublease and all extensions thereto, the right to use, in common with others entitled to such use, the Project Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by (i) Master Landlord under the Master Lease and (ii) Sublandlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project.

     Sublandlord also grants to Subtenant, for the benefit of Subtenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Sublease and all extensions thereto, the right to use, in common with other tenants of such Building, the Building Common Areas as they exist from time to time in any Building in which Subtenant occupies space, subject to any rights, powers, and privileges reserved by (i) Master Landlord under the Master Lease and (ii) Sublandlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Notwithstanding the foregoing, the parties agree that:

                          (i) as to Building Three, there is no Building Common Area for purposes of this Lease because Subtenant is taking the entire space with the exception of 2,165 rentable square feet being retained by Sublandlord as Sublandlord's Server Room. Sublandlord's rights regarding access to and use of Sublandlord's Server Room shall be as provided in Paragraph 1.8, below; and

                          (ii) as to Building Four, since Subtenant will not use the lobby, stairs, or elevators due to Subtenant's direct exterior access to the Subtenant's Shipping Area, the parties agree that the only Building Common Area is the loading dock staging area, as depicted on Exhibit B, the use of which is to be shared by all of the tenants of the Project. This is subject to change in the event Subtenant takes any other space in Building Four, either pursuant to Subtenant's rights under Paragraph 40 below or otherwise.

     1.4. RULES AND REGULATIONS. Sublandlord shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations ("Sublandlord's Rules and Regulations") for the management, safety, care, and cleanliness of the Buildings and the remainder of the Project, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Buildings and the Project and their invitees. A copy of the current Sublandlord's Rules and Regulations are attached to this Sublease as Exhibit C and incorporated herein by this reference. Subtenant agrees to abide by and conform to all such Sublandlord's Rules and Regulations, and the Rules and Regulations adopted from time to time by Master Landlord under the Master Lease ("Master Landlord's Rules and Regulations"), and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Sublandlord shall not be responsible to Subtenant for the non-compliance with said rules and regulations by other tenants of the Project. Any enforcement of said rules and regulations by Sublandlord shall be on a non-discriminatory basis. In the event of conflict between the provisions of this Sublease and Sublandlord's Rules and Regulations, the provisions of this Sublease shall prevail. In the event of conflict between Master Landlord's Rules and Regulations and Sublandlord's Rules and Regulations, Master Landlord's Rules and Regulations shall prevail.

     1.5. COMMON AREAS - CHANGES. Sublandlord shall have the right, in Sublandlord's sole discretion, from time to time; provided that Subtenant nonetheless shall have reasonable access to parking and the Premises at all times:

             (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, passenger and other loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

             (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

             (c) To designate other land outside the boundaries of the Project to be a part of the Common Areas (but only if and to the extent the Common Areas are so expanded by Master Landlord pursuant to its rights under the Master Lease) so long as any change in the size of the Common Areas shall be reflected equitably in the calculation of Operating Expenses herein, and provided that in such a case Subtenant's Project Share of Operating Expenses shall not be increased without the consent of Subtenant, in Subtenant's reasonable discretion;

             (d) To add additional buildings and improvements to the Common Areas so long as any changes made to the Project pursuant to this Subparagraph
1.5 (d) shall be at Sublandlord's sole cost, unless otherwise mutually agreed by the parties, and any change in the size of the Common Areas shall be reflected equitably in the calculation of Operating Expenses herein, and provided that in such a case Subtenant's Project Share of Operating Expenses shall not be increased without the consent of Subtenant, in Subtenant's reasonable discretion;

             (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

             (f) To do and perform such other acts or work and make such other changes in, to or with respect to the Common Areas and Project as Sublandlord may, in the exercise of reasonable business judgment, deem to be appropriate.

     1.6. PARKING. Subtenant shall have the right, at no additional cost, to the non-exclusive use of three (3) parking spaces for each 1,000 square feet of rentable area of the Premises in the areas of the Project designated by Sublandlord for parking. Sublandlord reserves the right to equitably modify rights granted under this Paragraph if obligated to do so by the Master Lease or applicable governmental regulations, or in the event of construction, natural disaster, or other similar reasonable circumstances. Subtenant shall not use more parking spaces than permitted herein. Subtenant shall not park any vehicles larger than full-size passenger automobiles, sport utility vehicles or pick-up trucks, herein called "Permitted Size Vehicles." Sublandlord may regulate the loading and unloading of vehicles by adopting and amending Rules and Regulations for the Project. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Sublandlord. Subtenant shall have the right to mark (by striping and/or signage) not more than ten (10) parking spaces in the area designated "Visitor Parking" on Exhibit B for non-exclusive visitor parking, provided that (i) Sublandlord shall have no obligation to enforce the use of such spaces for such purpose, (ii) such spaces shall not be marked to indicate that they are for the exclusive use of Subtenant or its visitors, and (iii) such right shall be subject to the prior written approval of Master Landlord.

             (a) Subtenant shall not permit or allow any vehicles that belong to or are controlled by Subtenant or Subtenant's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Sublandlord for such activities.

             (b) Subtenant shall not service or store any vehicles in the Common Areas.

             (c) If Subtenant permits or allows any of the prohibited activities described in this Paragraph 1.6, then Sublandlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Subtenant, which cost shall be immediately payable upon demand by Sublandlord.

     1.7.    FURNITURE.

             (a) Building Three shall be delivered to Subtenant with the Furniture included for Subtenant's use during the Sublease term, in accordance with and subject to the terms and conditions of this Paragraph and all other applicable provisions of this Sublease. The "Furniture" is defined as the furniture, fixtures, equipment and other personal property described on Exhibit D attached hereto and incorporated herein by this reference. Sublandlord shall deliver the Furniture to Subtenant AS IS and Subtenant agrees that it takes possession of the Furniture without relying on any representation or warranty by Sublandlord as to the condition of the Furniture or its operability. SUBLANDLORD DISCLAIMS, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Sublandlord assumes no responsibility for providing additional maintenance for the Furniture. Subtenant acknowledges that any change in the current installation or configuration and any maintenance of the Furniture may require an investment of time and resources to complete, and such efforts shall not serve to excuse Subtenant from the performance of any of its obligations under this Sublease. Subtenant conclusively agrees that for purposes of this Sublease, the total number of cubicle systems provided to Subtenant is as described in Exhibit D. Within thirty (30) days of the Sublease Commencement Date, Subtenant shall be given an opportunity to verify inventory as compared to Exhibit D. In the event that a discrepancy is identified in the Furniture inventory, Subtenant shall notify Sublandlord, and the parties shall cooperate reasonably with each other to make any appropriate corrections. In no event shall Sublandlord have any liability, nor shall Subtenant have any remedy against Sublandlord, for any liability, claim, loss, damage or expense caused directly or indirectly by the Furniture or any deficiency or defect thereof or the maintenance or repair thereof.

             (b) Except as otherwise expressly provided herein, Subtenant shall not have, or at any time acquire, any right, title or interest in the Furniture except the right to possession and use as provided for in this Sublease. Sublandlord shall have the right to place and maintain on the exterior or interior of each item of Furniture an inscription identifying Sublandlord's ownership of the Furniture. Subtenant shall not remove, obscure, deface or obliterate the inscription or permit any other person to do so. Subtenant shall keep the Furniture and all right, title, and interest free and clear of all liens, charges, and encumbrances caused by Subtenant.

             (c) Subtenant shall use the Furniture in a reasonably careful and proper manner and shall not permit any Furniture to be used in violation of any applicable federal, state, or local statute, law, ordinance, rule, or regulation relating to the possession, use or maintenance of the Furniture. Subtenant shall use only manufacturer authorized service providers to reconfigure, reassemble, disassemble, repair and maintain the Furniture. Subtenant agrees to reimburse Sublandlord for all damage to the Furniture arising from misuse or negligent acts by Subtenant, its employees and its agents. If any Furniture covered by this Sublease is damaged, lost, stolen or destroyed, or if any Furniture is damaged as a result of its use, maintenance or possession, Subtenant shall promptly notify Sublandlord of the occurrence and shall file all necessary reports, including those required by law and those required by insurers of the Furniture. Subtenant agrees to use the Furniture solely for business purposes consistent with all use requirements and restrictions under the Sublease. Subject to Paragraph 1.7(d), Subtenant shall return the Furniture to Sublandlord in accordance with the provisions of Paragraph 8.4(c) below.

             (d) Provided that (A) (i) Subtenant properly exercises both options to extend the Term described in Paragraph 39 below, (ii) the term of the Master Lease has not been extended beyond its current expiration date, and (iii) Subtenant is not in default under this Sublease at the time of exercise of the option, or (B) a "Recognition Event" (as defined in that certain Recognition Agreement by and between Sublandlord, Subtenant and Master landlord entered into or to be entered into pursuant to Paragraph 30.5), then Subtenant shall have the option to purchase the Furniture at its "fair market value" (defined below) in accordance with this paragraph. Such option shall be exercisable (A) no later than nine (9) months, nor earlier than eleven (11) months, prior to the expiration of the second option period, or (B) within ninety (90) days after the occurrence of the Recognition Event, time being of the essence, by giving written notice of exercise to Sublandlord. The parties agree to determine fair market value in a manner consistent with that described in Paragraph 39 for determining Fair Market Rental Rate; provided that, for purposes of the arbitration procedure (should that procedure become necessary), the qualifications for the arbitrators shall be that they are individuals of substantial experience with respect to transactions involving office furniture and equipment in Santa Clara County and that they do not have any ongoing business relationship with the party selecting such person. Upon reaching the determination of the Furniture's fair market value, Subtenant shall pay the fair market value amount to Sublandlord, who in exchange for such payment shall provide to Subtenant a bill of sale for the Furniture upon expiration of the Sublease or following the Recognition Event. For purposes of this option, "fair market value" shall be defined as the amount that a willing buyer would pay and a willing seller would accept in an arm's length transaction under comparable circumstances.

             (e) During the first six (6) months of the Term, provided Subtenant is not in Default hereunder, Subtenant shall have a one-time right ("Removal Right") to require Sublandlord to remove designated Furniture items ("Unwanted Furniture") from the Subleased Premises. The Removal Right shall be effective as of the Sublease Commencement Date and shall expire on the six (6) month anniversary of the Sublease Commencement Date ("Removal Right Term"). The Removal Right may be exercised by Subtenant's delivering to Sublandlord written notice of the exercise ("Exercise Notice"), prior to the end of the Removal Right Term. The Exercise Notice shall specify a three-week period ("Removal Period") which is not less than seven (7) days nor more than thirty (30) days following the date of the Exercise Notice in which Sublandlord is to perform the requested removal of the Unwanted Furniture. The Exercise Notice shall be accompanied by a clearly-defined list of the items of Unwanted Furniture. The Removal Right shall only be exercisable one time. Sublandlord shall select the timing and sequence for removal of the Unwanted Furniture during the Removal Period and shall communicate such information to Subtenant prior to the Removal Period. Subtenant shall provide all necessary access to the Subleased Premises to permit Sublandlord to perform removal. Prior to removal, Subtenant shall completely disconnect and detach the Unwanted Furniture from all other Furniture and property in the Subleased Premises and from the Subleased Premises itself. Any Furniture that remains attached or connected in any way (including, by way of example only, connected wiring and cabling) shall not be removed until Subtenant disconnects and detaches the same, and if such disconnection is not completed before Sublandlord has removed the balance of the Unwanted Furniture, then Sublandlord's removal obligation shall automatically terminate with respect to such items. At the time of removal by Sublandlord, all Unwanted Furniture shall be in the same condition as provided to Subtenant. Following removal of each item of Unwanted Furniture from the Subleased Premises, such items shall be effectively deleted from the Furniture listed on Exhibit D. Promptly following the Removal Period, Sublandlord shall provide to Subtenant a modified Furniture list, labeled Exhibit D-1, which shall reflect such deletion and shall be attached to the Sublease and replace Exhibit D; provided that the failure to provide such an Exhibit D-1 shall not affect the validity of these provisions. Following removal of items of Unwanted Furniture, Subtenant shall have no further rights under Paragraph 1.7(d) (option to purchase) with respect to such items.

     1.8. SUBLANDLORD'S SERVER ROOM. The Premises shall not include, and Sublandlord reserves for its own use, Sublandlord's Server Room as defined in the Basic Lease Information. Sublandlord shall have access at all times to Sublandlord's Server Room through the Building Three lobby and the corridor leading from the lobby to the entrance to Sublandlord's Server Room. Subtenant shall provide Sublandlord with any and all access cards, codes, and/or passwords necessary for unfettered access to Sublandlord's Server Room. Sublandlord shall not share in any Building Three Building Expenses, as defined in Paragraph 3.2 below, other than Sublandlord's share of the Server Room Electricity Cost. The term "Server Room Electricity Cost" shall mean the cost of the electricity provided to the Server Area (as defined in Exhibit I) through the existing uninterrupted power supply located in Sublandlord's Server Room, which shall be separately metered in accordance with the Work Letter attached hereto as Exhibit
I. Sublandlord's share of the Server Room Electricity Cost shall be equal to the percentage of the total square feet of "Potential Cabinet Space" in the Server Area that is located in Sublandlord's Server Room. The term "Potential Cabinet Space" shall mean the square foot measurement of the floor area which is available for installing server cabinets given the server rack fixture infrastructure in the Server Area from time to time. Sublandlord and Subtenant agree that based on the configuration of the Server Area following completion of Sublandlord's Work in accordance with the Work Letter, Sublandlord's share of the Server Room Electricity Cost shall be forty-one percent (41%).

     1.9. MPOE ROOM. In addition to Sublandlord's Server Room, Sublandlord shall also have access at all times to the main point of entry room ("MPOE Room") located on the first floor of Building Three in the location designated on the Building Three floor plans attached hereto as Exhibit B. Sublandlord shall give Subtenant as much advance notice as is reasonably possible prior to access to the MPOE Room. Sublandlord shall be accompanied either by a NetScreen representative or security guard during access to the MPOE Room, provided that such requirement shall not be used as a basis for preventing or restricting Sublandlord's access.

     1.10. SUBTENANT'S SHIPPING AREA. In connection with Subtenant's subleasing of Subtenant's Shipping Area, Subtenant shall have the non-exclusive right to use the loading dock and adjacent staging area, as those areas are identified on the floor plan of the first floor of Building Four attached hereto as Exhibit B. Use of the loading dock and staging area will be subject to reasonable rules and regulations adopted by Sublandlord.

     1.11. AMENITY AREAS. The term "Amenity Areas" is defined as those portions of the Project consisting of the Amenity Building, which contains 15,660 rentable square feet, and the space in Building Four occupied by a cafeteria, which contains 21,510 rentable square feet. The Amenity Areas are available for use by Subtenant as provided in the Cafeteria Provisions and the Fitness Center Provisions contained in Exhibits E and F respectively, attached to this Sublease.

2.       TERM.

     2.1. TERM. The term of this Sublease ("Term") shall commence on the Sublease Commencement Date identified in the Basic Sublease Information (the "Sublease Commencement Date") and shall expire on the Sublease Expiration Date identified in the Basic Sublease Information (the "Expiration Date"), subject to change in accordance with Paragraph 2.2 below. Sublandlord shall deliver possession of the Premises, other than the Fourth Floor Expansion Space and Subtenant's Server Room (see Work Letter attached as Exhibit I), to Subtenant on the Sublease Commencement Date in the condition required under Paragraph 6.1 below. Sublandlord shall deliver possession of the Fourth Floor Expansion Space to Subtenant on the earlier of (i) February 14, 2004, or (ii) within thirty (30) days following receipt of written notice from Subtenant requesting possession. Sublandlord shall deliver possession of Subtenant's Server Room to Subtenant in accordance with Article II of the Work Letter. After the occurrence of the Sublease Commencement Date, Sublandlord shall provide to Subtenant a Sublease Commencement Date Memorandum in the form attached to this Sublease as Exhibit G, which Memorandum Subtenant shall promptly execute and deliver to Sublandlord. Subtenant shall have no rights in any portion of the Premises or the Project prior to the Sublease Commencement Date, unless expressly provided otherwise in this Sublease.

     2.2. DELAY IN DELIVERY. Sublandlord shall not be subject to any liability for its failure to deliver possession of the Premises by the scheduled Sublease Commencement Date or any other particular date, nor shall such failure affect the validity of this Sublease or affect the Sublease Expiration Date; provided, however, that:

             (1) The Sublease Commencement Date shall be the day Sublandlord tenders possession of the Premises to Subtenant

             (2) If Sublandlord fails to deliver possession of the Premises to Subtenant on or before November 14, 2002, solely for reasons within the reasonable control of Sublandlord, then for each day that elapses between November 14, 2002, and the date possession is tendered, the Expiration Date shall be extended by one day; and

             (3) If Sublandlord fails to deliver possession of the Premises to Subtenant on or before February 1, 2003, Subtenant may, at its option, by notice to Sublandlord in writing within ten (10) days after such date, cancel this Sublease. If such written notice is not received by Sublandlord within said 10-day period, Subtenant's right to cancel shall terminate. This termination right shall be of no force or effect, however, in the event of any delay beyond Sublandlord's reasonable control.

For purposes of this Paragraph 2.2, obtaining the Master Landlord's consent to this Sublease shall not be considered to be within the reasonable control of Sublandlord. All references to the Premises in this Paragraph 2.2 shall exclude the Fourth Floor Expansion Space and Subtenant's Server Room.

     2.3. SUBTENANT COMPLIANCE. Sublandlord shall not be required to tender possession of the Premises (excluding the Fourth Floor Expansion Space and Subtenant's Server Room) to Subtenant until Subtenant complies with its obligation to provide (i) the evidence of insurance required hereunder and (ii) the Security Deposit required under

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

Paragraph 4. Pending delivery of such evidence, Subtenant shall be required to perform all of its obligations under this Sublease from and after the date Sublandlord was otherwise prepared to tender possession, including the payment of Rent, notwithstanding Sublandlord's election to withhold possession pending receipt of such evidence of insurance and/or the Security Deposit. Further, if Subtenant is required to perform any other express conditions prior to or concurrent with the Sublease Commencement Date, the Sublease Commencement Date shall occur but Sublandlord may elect to withhold possession until such conditions are satisfied.

3.       RENT.

     3.1. BASE RENT. Subtenant shall pay to Sublandlord monthly base rent ("Base Rent") in the amount shown in the Basic Sublease Information. Base Rent shall be payable for the period beginning on the "Rent Commencement Date" shown in the Basic Sublease Information and continuing throughout the remainder of the Term. Base Rent is due and payable in advance on the first day of each calendar month; provided, however, that Base Rent for the fourth (4th) full month shall be due at the time of Subtenant's execution and delivery of this Sublease. Base Rent is payable without notice or demand. Base Rent for any period during the Term which is less than one full calendar month shall be prorated based on the actual number of days in the calendar month involved. Notwithstanding the foregoing, if Sublandlord fails to deliver possession of the initial Premises (other than the Server Area identified in Exhibit I hereto) to Subtenant on or before November 14, 2002, solely for reasons within the reasonable control of Sublandlord, then for each day that elapses between November 14, 2002, and the date possession is tendered, the Rent Commencement Date shall be extended by one day. For purposes of this Paragraph 3.1, obtaining the Master Landlord's consent to this Sublease shall not be considered to be within the reasonable control of Sublandlord.

     3.2. SHARED EXPENSES. In addition to Base Rent, commencing on the Rent Commencement Date and continuing throughout the entire remaining Term, Subtenant shall pay to Sublandlord: (i) Subtenant's Project Share of all Project Operating Expenses and all Master Lease Expenses, and (ii) Subtenant's Building Share of all Building Expenses, in accordance with the following provisions. The term Operating Expense shall refer to both Project Operating Expenses and Building Expenses, except as otherwise expressly provided.

             (a) "Subtenant's Project Share" is defined as the percentage determined by dividing the rentable square feet of the Premises by the total rentable square feet of the Project. Sublandlord and Subtenant conclusively agree that the Subtenant's Project Share shall be the percentage set forth in the Basic Sublease Information (subject to increase in accordance with Paragraph
40).

             (b) "Subtenant's Building Share" with respect to a given Building is defined as the percentage determined by dividing the rentable square feet of the Premises contained in the Building by the total rentable square feet of the Project. Notwithstanding the foregoing, Sublandlord and Subtenant conclusively agree that with respect to Building Three, Subtenant's Building Share is one hundred percent (100%), and unless and until Subtenant occupies all or a portion of an Expansion Space (as defined in Paragraph 40) in Building Four Subtenant's Building Share of Building Four is zero percent (0%).

             (c) "Building Expenses" is defined, for purposes of this Sublease, to include all costs incurred by Sublandlord in the management, operation, repair, maintenance and replacement of Buildings One, Two, Three and Four (including Building Common Areas, but not including the Amenity Area in Building Four containing the Cafeteria), including without limitation, the following: utilities and services provided by Sublandlord pursuant to Paragraph 7; maintenance and repairs performed by Sublandlord pursuant to Paragraph 8, including repair and maintenance of Building mechanical systems (HVAC, plumbing and electrical); roof repairs & maintenance (to the extent not performed by Master Landlord); fire, life safety systems, including sprinkler system and fire monitoring; window repairs; capital improvements and replacements; and a management fee of three percent (3%) of Building Expenses.

             (d) "Master Lease Expenses" is defined, for purposes of this Sublease, to include all amounts paid or payable by Sublandlord under the Master Lease (including without limitation all real estate taxes, assessments, fees and other impositions in accordance with the provisions of Article IX, insurance premiums in accordance with the provisions of Article VII, operating charges, maintenance, repair and replacement costs and expenses in accordance with the provisions of Article VI, landscaping (including irrigation), parking lot and garage maintenance and repairs (including striping and sweeping), exterior pest control, roof maintenance and repairs, window washing, capital improvements and replacements, and a Management Fee), excepting therefrom Base Rent (as that term is defined in the Master Lease), the costs incurred by Sublandlord for the Tenant Improvements (as that term is defined in the Master Lease), and amounts incurred as a result of default by Sublandlord not caused by Subtenant.

             (e) "Project Operating Expenses" is defined, for purposes of this Sublease, to include all costs incurred by Sublandlord in the management, operation, repair, maintenance and replacement of the Project (including the Common Areas and the Amenity Areas) in the exercise of its reasonable discretion, to the extent not included in Master Lease Expenses or Building Expenses, including the following:

                      (i) The operation, repair, replacement and maintenance in neat, clean, safe, good order and condition, of the Project (except to the extent Master Landlord is responsible for the Outside Areas under the Master Lease, the costs for which are passed through to Subtenant as Master Lease Expenses), including but not limited to, the following:

                              (aa) The Project Common Areas and Amenity Areas
     including their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, lighting facilities, building exteriors and roof, fences and gates;

                              (bb) All Project heating, ventilation, air
     conditioning, plumbing, electrical systems, back-up generators (including maintenance & repairs, routine testing, and permits for diesel storage onsite), life safety equipment, telecommunication and other equipment used in common by, or for the benefit of, lessees or occupants of the Project, including elevators and escalators, tenant directories, fire detection systems including sprinkler systems maintenance and repair.

                      (ii) Common Area trash disposal, and general Project security systems and security guards;

                      (iii) Any other service or utilities to be provided by Sublandlord that is elsewhere in this Sublease stated to be an "Operating Expense";

                      (iv) The cost of the premiums for liability and property insurance policies to be maintained by Sublandlord under this Sublease and the Master Lease;

                      (v) The cost of water, sewer, gas, electricity, and other utilities and services to the Project (e.g., lighting for the the parking lot, garage, cafe, fitness center, and other exterior areas);

                      (vi) Costs in connection with the Moffett Park Transportation Demand Management Plan (see Master Lease Section 5.07);

                      (vii) Labor, salaries, and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Project, including salaries and supplies of facilities staff such as the helpdesk and handyman;

                      (viii) All costs associated with general tenant services made available to all subtenants of the Project, except as otherwise provided in this Sublease;

                      (ix) accounting and a management fee of three percent (3%) of actual Project Operating Expenses;

                      (x) The cost of any Capital Expenditure (defined in Paragraph 6.2) to the Project not payable by Subtenant under the provisions of Paragraph 6.2 below or by other subtenants of the Project, provided that such cost shall be amortized over the useful life (as determined by Sublandlord in its sole discretion) of each such replacement item (including interest on the unamortized balance at the Agreed Rate as defined in Section 17.02 of the Master Lease) over the remaining term of the Sublease, which cost would be payable in equal monthly installments during that time period;

                      (xi) Replacements of equipment or improvements, as amortized over the useful life of such replacement item (including interest on the unamortized balance at the Agreed Rate), over the remaining term of the Sublease, which cost would be payable in equal monthly installments during that time period;

                      (xii) Cafeteria operations, including without limitation all cleaning, janitorial services and associated supplies, purchases and repair and maintenance of equipment, repairs and maintenance of windows and building mechanical systems (e.g., HVAC, plumbing, electrical), utilities and services; and

                      (xiii) Fitness Center operations, including without limitation all cleaning, janitorial services and associated supplies, purchases and repair and maintenance of equipment (including AV system equipment), repairs and maintenance of windows and building mechanical systems (e.g., HVAC, plumbing, electrical), utilities and services.

             Notwithstanding anything to the contrary contained herein, the following items shall be excluded from Operating Expenses:

                              (1)  Costs associated with the operation of the
     business of the ownership or entity which constitutes "Sublandlord", as distinguished from the costs of building operations for the benefit of the Project and its tenants as a whole;

                              (2)  Depreciation;

                              (3)  Real estate brokers' leasing commissions, and
     advertising expenses incurred in connection with the subleasing of the Project;

                              (4)  Costs for which Sublandlord is reimbursed by
     its insurance carrier or any subtenant's insurance carrier;

                              (5)  Costs for all repairs, replacements, items
     and/or services for which Subtenant or any other subtenant in the Project reimburses Sublandlord;

                              (6)  Costs incurred by Sublandlord for services
     which Sublandlord provides selectively to one or more subtenants (other than Subtenant, which costs shall be billed directly to Subtenant) without reimbursement;

                              (7)  Sums payable as a result of Sublandlord's
     default under any of its obligations under the Master Lease or this Sublease (except to the extent such default is a result of Subtenant's default under this Sublease); and

                              (8)  Master Lease Expenses (provided that the
     exclusion of Master Lease Expenses from Operating Expenses shall not affect Subtenant's obligation to pay Master Lease Expenses as set forth herein).

In the calculation of any expenses hereunder, it is understood that no expense shall be recovered more than once. Sublandlord's reasonable application of this Paragraph 3.2 in allocating expenses among the various expense categories shall be binding, provided that Sublandlord shall be consistent in its treatment of expenses among subtenants of the Project. In addition, to the extent that Sublandlord can avoid incurring any expense described hereunder by enforcing available warranties or the like, Sublandlord agrees to make commercially reasonable efforts to do so. Sublandlord shall use commercially reasonable efforts to effect an equitable proration of bills for services rendered to the Project. Sublandlord agrees to keep books and records showing the Operating Expenses in accordance with generally accepted accounting principles consistently maintained on a year-to-year basis.

             (f) Gross-Up. If the occupancy of the Project during any part of the term of this Sublease is less than 100 percent, Sublandlord shall make an appropriate adjustment of the variable components of Operating Expenses and Master Lease Expenses for that period, as reasonably determined by Sublandlord using sound accounting and management principles, to determine the amount of Operating Expenses and Master Lease Expenses that would have been incurred had the Project been 100 percent occupied. This amount shall be considered to have been the amount of Operating Expenses and Master Lease Expenses for that period. For purposes of this provision, "variable components" include only those component expenses that are affected by variations in occupancy levels.

             (g) Payment. Subtenant shall pay Subtenant's Project Share of Operating Expenses and Master Lease Expenses (Operating Expenses and Master Lease Expenses being collectively defined as "Sublease Expenses") for all Sublease Expenses reasonably allocable, in Sublandlord's opinion, to the period beginning with the Rent Commencement Date and continuing throughout the entire Term. Sublease Expenses shall be due and payable ten (10) days after a reasonably detailed calculation of Subtenant's Project Share of such expenses is presented to Subtenant by Sublandlord, which Sublandlord may present at intervals no more frequently than monthly ("Monthly Expense Statement"); provided that, with regard to Master Lease Expenses, Sublandlord shall not be required to provide more information than has been offered to Sublandlord. At Sublandlord's and/or Master Landlord's (pursuant to the Master Lease) option, however, an amount may be estimated by Sublandlord from time to time of Subtenant's Project Share of annual Sublease Expenses and the same shall be payable monthly or quarterly, as Sublandlord shall designate, during each calendar year of the Sublease term, on the same day as the Base Rent is due hereunder. In the event that Subtenant pays Sublandlord's and/or Master Landlord's estimate of Subtenant's Project Share of Sublease Expenses as aforesaid, Sublandlord shall deliver to Subtenant within one hundred twenty
(120) days after the expiration of each calendar year a reasonably detailed statement (as described above) showing Subtenant's Project Share of the actual Sublease Expenses incurred during the preceding year ("Annual Expense Statement"); provided that, with regard to Master Lease Expenses, Sublandlord shall not be required to provide more information than has been offered to Sublandlord. If Sublandlord elects to estimate Sublease Expenses as set forth above and if Subtenant's payments under this Paragraph 3.2(g) during said preceding calendar year exceed Subtenant's Project Share as indicated on said Annual Expense Statement, Subtenant shall be entitled to credit the amount of such overpayment against Subtenant's Project Share of Sublease Expenses next falling due, or if the Sublease term has expired, Sublandlord shall deliver a cash refund to Subtenant with the Annual Expense Statement. If Subtenant's payments under this paragraph during said preceding calendar year were less than Subtenant's Project Share as indicated on said Annual Expense Statement, Subtenant shall pay to Sublandlord the amount of the deficiency within ten (10) days after delivery by Sublandlord to Subtenant of said Annual Expense Statement. All determinations of Sublease Expenses shall be made by Sublandlord in accordance with sound accounting and management principles and shall be binding on Subtenant for the purpose of initial payment; provided, however, that Subtenant shall have the right to object in good faith to Sublandlord's determinations of Sublease Expenses in accordance with the procedure in Paragraph 3.2(h) and seek a credit (or refund after the term expires) of correctly disputed amounts.

             (h) Audit. On Subtenant's written request given not more than sixty (60) days after Subtenant's receipt of a Monthly Expense Statement or an Annual Expense Statement, and provided that Subtenant is not then in default under this Sublease beyond the applicable cure period provided in this Sublease and that Subtenant has paid all amounts required to be paid under the applicable Monthly Expense Statement or Annual Expense Statement (reserving the right to recover any excess payments in accordance with this Paragraph 3.2(h)), then Sublandlord shall provide Subtenant with a reasonable opportunity to review the books and records supporting such determination of Sublease Expenses in the office of Sublandlord, or Sublandlord's agent, during business hours. Sublandlord shall provide this opportunity to inspect within twenty (20) days of Subtenant's written request.

             Within fifteen (15) days following Subtenant's inspection, Subtenant and Sublandlord shall concurrently be provided with any audit report prepared in connection with such inspection, and Subtenant shall advise Sublandlord if Subtenant disputes the Sublease Expenses or Subtenant's Project Share of them as set forth in the applicable Monthly Expense Statement or Annual Expense Statement. Thereafter, if Sublandlord ascertains that an error has been made, Subtenant's sole remedy shall be for the parties to make such appropriate payments or reimbursements, as the case may be, including interest on any such amount at the Agreed Rate, to each other as are determined to be owing, provided that any reimbursements payable by Sublandlord to Subtenant may, at Sublandlord's option, instead be credited against the Base Rent next coming due under this Sublease unless the Sublease term has expired, in which event Sublandlord shall refund the appropriate amount to Subtenant. If Subtenant fails to make a written request to review Sublandlord's books and records within sixty
(60) days of receipt of a Monthly Expense Statement or Annual Expense Statement as described above, then Subtenant shall have no further right to conduct such a review or to dispute any Sublease Expense set forth in such Monthly Expense Statement or Annual Expense Statement, as applicable.

             Subtenant shall keep any information gained from its review of Sublandlord's records confidential and shall not disclose it to any other party, except as required by law. If requested by Sublandlord, Subtenant shall require its employees or agents reviewing Sublandlord's records to sign a confidentiality agreement as a condition of Sublandlord providing Subtenant the opportunity to inspect under this Paragraph 3.2(h). Notwithstanding anything in this Paragraph 3.2(h) to the contrary, with regard to Master Lease Expenses, Sublandlord shall not be required to provide more information to Subtenant than is offered to Sublandlord.

     3.3. GENERALLY. All monetary obligations of Subtenant under this Sublease shall be deemed rent and shall be referred to herein as "Rent". Rent is payable without any setoff, deduction, abatement, or offset whatsoever, except as otherwise expressly provided herein. Acceptance of a payment which is less than the amount then due shall not be a waiver of Sublandlord's rights to the balance of such Rent, regardless of Sublandlord's endorsement of any check so stating. Rent is payable in lawful money of the United States and shall, unless otherwise provided herein, be paid to Sublandlord at: Ariba, Inc., at the address shown in the Basic Sublease Information above; or at such other place as Sublandlord may specify from time to time by written notice to Subtenant.

     3.4. LATE PAYMENT. If Subtenant shall fail to pay any Rent so that it is received within five (5) days (or ten (10) days in the case of Sublease Expenses only) of the date when payment is due, such unpaid amount shall bear interest from the due date to the date of payment at the lower of the following rates:
(i) the Agreed Rate and (ii) the maximum rate allowed by applicable usury law. Subtenant acknowledges that late payment of Rent will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amounts of which are extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges which may be imposed on Sublandlord by the terms of the Master Lease. Therefore, if any installment or other payment of Rent due from Subtenant is not received by Sublandlord within five (5) days of the date when payment is due, Subtenant shall pay to Sublandlord an additional sum of five percent (5%) of the amount of the installment. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Sublandlord will incur by reason of late payment by Subtenant. Late charges are due and payable on the day incurred and interest shall accrue on such late charges as described above until payment of the late charge is made. Acceptance of any interest or late charge shall not constitute a waiver of Subtenant's default with respect to the overdue amount, or prevent Sublandlord from exercising any of the other rights and remedies available to Sublandlord. Subtenant shall further pay to Sublandlord the sum of Five Hundred Dollars ($500) for any check from Subtenant to Sublandlord which is returned or not honored by the bank on which it is drawn, which sum the parties agree is a fair and reasonable estimate of the cost to Sublandlord of handling such returned or dishonored check and the acceptance of which shall not constitute a waiver of Subtenant's default with respect to the returned or dishonored payment, or prevent Sublandlord from exercising any of the other rights and remedies available to Sublandlord.

4. SECURITY DEPOSIT. To secure the faithful performance by Subtenant of all the covenants, conditions and agreements in this Sublease set forth and contained on the part of Subtenant to be fulfilled, kept, observed and performed including, but not by way of limitation, such covenants and agreements in this Sublease which become applicable upon the termination of the same by re-entry or otherwise, Subtenant shall deposit with Sublandlord a security deposit (the "Security Deposit"). The initial Security Deposit, in the amount shown in the Basic Sublease Information, shall be payable within ten (10) business days following the execution of this Sublease by both parties, and shall be increased to the amount shown in the Basic Sublease Information prior to the Fourth Floor Expansion Date.

     The Security Deposit may be in the form of cash or an irrevocable standby letter of credit, as described below. Subtenant agrees that: (a) the Security Deposit or any portion thereof may be applied to the curing of any Breach under this Sublease that may exist at the time of application, including any Rent owing at the end of the Sublease term, without prejudice to any other remedy or remedies which Sublandlord may have on account thereof; (b) upon such application Subtenant shall pay to Sublandlord on demand in cash the amount so applied to restore the Security Deposit to its full amount; (c) should the Master Lease be assigned by Sublandlord, the Security Deposit or any portion thereof not previously applied shall be turned over (or assigned) to Sublandlord's assignee, Sublandlord shall have no further liability with respect to the Security Deposit and/or its application or return; (d) Sublandlord or its successor shall not be obligated to hold the Security Deposit as a separate fund, but on the contrary may commingle the same with its other funds; (e) the sum deposited or the portion thereof not previously applied shall be returned to Subtenant without interest following the expiration of the Term of this Sublease or any renewal or extension thereof, except to the extent reasonably required to cure any Breach by Subtenant of any of its obligations hereunder (including without limitation the obligation to return the Premises and the Furniture in the condition required by this Sublease) and provided that Subtenant has vacated the Premises and surrendered possession thereof to Sublandlord at the expiration of the Term or any extension or renewal thereof as provided herein; (f) in the event that Sublandlord terminates this Sublease or Subtenant's right to possession by reason of a Breach by Subtenant, Sublandlord may apply the Security Deposit against damages suffered to the date of such termination and/or may retain the Security Deposit to apply against such damages as may be suffered or shall accrue thereafter by reason of Subtenant's Breach; (g) in the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Subtenant, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any Rent due Sublandlord for all periods prior to the institution of such proceedings, and the balance, if any, of the Security Deposit may be retained or paid to Sublandlord in partial liquidation of Sublandlord's damages.

     If Subtenant elects to deposit the Security Deposit by a letter of credit, such letter of credit shall be an irrevocable, unconditional, standby letter of credit in a form substantially similar to the form attached hereto as Exhibit H and incorporated herein (such letter of credit, together with any renewal or replacement letters of credit delivered or to be delivered by Subtenant under this Paragraph, shall be referred to herein collectively as the "Letter of Credit"). The Letter of Credit shall be issued by a national money center bank with an office in San Francisco, California (the "Issuer"). The final form of the Letter of Credit, the identity of the Issuer, and the form of any replacement Letter of Credit shall be acceptable to Sublandlord in its reasonable discretion. The Letter of Credit shall be for an initial term of not less than twelve (12) months and shall be maintained in force at all times from issuance through sixty (60) days following the expiration or earlier termination of this Sublease. If Subtenant fails at least thirty (30) days prior to the expiration date of an outstanding Letter of Credit to (i) renew the Letter of Credit or (ii) deliver to Sublandlord either a replacement Letter of Credit or cash in the full amount of the Security Deposit required hereunder, such failure shall be a default under this Sublease (without the requirement of notice) entitling Sublandlord, in addition to its other remedies, to draw down all or part of the current Letter of Credit. In the event of such a draw, Sublandlord shall hold and/or apply the proceeds of the Letter of Credit as a cash Security Deposit. Sublandlord shall have the right, upon a transfer or assignment of its rights as landlord under this Sublease, to assign or transfer the Letter of Credit to such transferee or assignee or to require Subtenant to deliver a replacement Letter of Credit designating Sublandlord's successor as the beneficiary, at Sublandlord's sole cost and expense. No draw under the Letter of Credit shall be deemed a waiver of, or be deemed to

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

have cured, any Default by Subtenant under any provision of this Sublease except to the extent directly applied to cure such Default(s).

     Notwithstanding anything herein to the contrary, if either of the following circumstances arises during the Sublease Term then, within ten business days following notice from Sublandlord, Subtenant shall increase the amount of the Security Deposit to an amount equal to two (2) times the then current Security Deposit amount; provided that if either such circumstance arises prior to the Fourth Floor Expansion Date, then the Security Deposit increase required to occur prior to the Fourth Floor Expansion Date (described above) shall be to an amount twice the amount otherwise required. For purposes of the following provisions, the term "Financial Report" shall mean any financial statements or other financial reports of Subtenant (either prepared on a consolidated or non-consolidated basis) filed with any (i) quarterly report on SEC Form 10-Q,
(ii) annual report filed on SEC Form 10-K, (iii) registration statement filed under the Securities Act of 1933, or any other filing under the Securities Exchange Act of 1934, including any current reports on SEC Form 8-K, and any amendments thereto, or (iv) reports required to be filed with any exchange where Subtenant's securities are traded.

             (1) the aggregate of Subtenant's cash and cash equivalents (as determined in accordance with accounting principles generally accepted in the United States of America (USA GAAP)), including without limitation, short-term and long-term investments that Subtenant has the right to convert immediately into cash without limitation or other restrictions (collectively, "Subtenant's Total Available Cash"), as reported in Subtenant's balance sheet contained in its applicable Financial Report, is less than $100,000,000 at the end of any fiscal quarter of Subtenant ending during the Sublease Term; or

             (2) Subtenant's operations for any fiscal quarter ending during the Sublease Term result in a Quarterly Cash Burn Rate (as defined below) that, when projected over the next succeeding eight fiscal quarters, reasonably demonstrates that the aggregate amount of Subtenant's Total Available Cash as of the end of such fiscal quarter is less than the amount required to fund Subtenant's operations during the full period of such eight fiscal quarters at that Quarterly Cash Burn Rate without Subtenant obtaining additional cash or other working capital. For the purposes of this Sublease, Subtenant's Quarterly Cash Burn Rate for any given fiscal quarter shall be calculated by subtracting Subtenant's Total Available Cash at the end of that fiscal quarter from Subtenant's Total Available Cash at the end of the fiscal quarter immediately preceding that quarter.

5.       USE.

     5.1. USE. Subtenant shall use the Premises for those uses permitted under the Master Lease ("Agreed Use"), and for no other purpose, without the prior written consent of Sublandlord (which consent may be withheld in Sublandlord's reasonable discretion) and the Master Landlord (which consent may be withheld by Master Landlord pursuant to the terms of Section 5.01 of the Master Lease). Subtenant's use of the Premises shall be subject to all of the terms and conditions of the Master Lease relating to use.

     5.2.    HAZARDOUS MATERIALS.

             (a) Reportable Uses Require Consent. The term "Hazardous Materials" as used in this Sublease shall be defined as in subsection 17.22(a) of the Master Lease. Subtenant shall not engage in any activity in or on the Premises which constitutes a Reportable Use (as defined below) of any Hazardous Materials without the express prior written consent of Sublandlord and timely compliance at Subtenant's expense with all Applicable Requirements as defined in Paragraph 5.3. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of any Hazardous Materials that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of any Hazardous Materials with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, subject to consent of Master Landlord and in compliance with all Applicable Requirements Subtenant may use and/or store any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is not a Reportable Use and such use does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Sublandlord to any liability therefor. In addition, Sublandlord may condition its consent to any Reportable Use upon receiving written consent of Master Landlord and such additional assurances as Sublandlord reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Sublease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

             (b) Duty to Inform Sublandlord. If Subtenant knows, or has reasonable cause to believe, that any Hazardous Materials have come to be located in, on, under or about the Premises, other than as previously consented to by Sublandlord, Subtenant shall immediately give written notice of such fact to Sublandlord, and provide Sublandlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Materials.

             (c) Subtenant Remediation. Subtenant shall not cause or permit any Hazardous Materials to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system). To the extent that any contamination in violation of Environmental Laws (as defined in Section 17.22(a) of the Master Lease) was caused or materially contributed to by Subtenant, its agents, employees, invitees, vendors, contractors, guests or visitors, or results from any Hazardous Materials brought onto the Premises during the term of this Sublease by or for Subtenant or any third party, Subtenant shall promptly, at Subtenant's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for (i) the cleanup of such contamination, and (ii) the maintenance, security and/or monitoring of the Premises or neighboring properties with respect to such contamination.

             (d) Indemnification. Subtenant shall indemnify, defend and hold Sublandlord and Master Landlord, their agents, employees, Lenders (as defined with respect to Sublandlord in Paragraph 29.1 of the Sublease and as used by Master Landlord in the Master Lease), and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Materials brought onto the Project during the term (and any extension thereof) of this Sublease in violation of Environmental Laws or Master Lease by Subtenant, its agents, employees, invitees, vendors, contractors, guests or visitors. Subtenant's obligations shall include, but are not limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Subtenant, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Sublease. No termination, cancellation or release agreement entered into by Sublandlord and Subtenant shall release Subtenant from its obligations under this Sublease with respect to Hazardous Materials, unless specifically so agreed by Sublandlord in writing at the time of such agreement.

     Sublandlord shall indemnify, defend and hold Subtenant, its agents and employees, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Materials brought onto the Project during the term (and any extension thereof) of this Sublease in violation of Environmental Laws or Master Lease by Sublandlord, its agents, employees, invitees, vendors, contractors, guests or visitors. Sublandlord's obligations shall include, but are not limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Sublandlord, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Sublease. No termination, cancellation or release agreement entered into by Sublandlord and Subtenant shall release Sublandlord from its obligations under this Sublease with respect to Hazardous Materials, unless specifically so agreed by Subtenant in writing at the time of such agreement.

             (e) Disclosure. Sublandlord represents that to the best of Sublandlord's knowledge it has provided Subtenant with a description of the Hazardous Materials on or beneath the Project as of the date of the Master Lease, contained in the reports listed on Exhibit I to the Master Lease (the Master Lease and all of its exhibits being Exhibit A to this Sublease) and such further documents listed on Exhibit L attached to this Sublease (collectively, the "Environmental Reports"). Subtenant acknowledges that it has received all of the Environmental Reports and that in providing the

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

Environmental Reports, Sublandlord has satisfied its obligations of disclosure pursuant to California Health & Safety Code Section 25359.7 which requires:

             "Any owner of nonresidential real property who knows, or has reasonable cause to believe, that any release of hazardous substances has come to be located on or beneath that real property shall, prior to the sale, lease or rental of the real property by that owner, give written notice of that condition to the buyer, lessee or renter of the real property."

     5.3. SUBTENANT'S COMPLIANCE WITH APPLICABLE REQUIREMENTS. Except as otherwise expressly provided in this Sublease, Subtenant shall, at Subtenant's sole expense, fully, diligently and in a timely manner, comply with all applicable laws, covenants or restrictions of record, regulations, ordinances, and building codes ("Applicable Requirements"), the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Sublandlord's engineers and/or consultants of which Subtenant has been notified in writing which relate in any manner to the Premises or the Agreed Use of the Premises, without regard to whether said requirements are now in effect or become effective later. Subtenant shall, within 10 days after receipt of Sublandlord's written request, provide Sublandlord with copies of all permits and other documents, and other information evidencing Subtenant's compliance with any Applicable Requirements specified by Sublandlord, and shall immediately upon receipt, notify Sublandlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Subtenant or the Premises to comply with any Applicable Requirements.

     Subtenant shall have no obligations whatsoever with respect to any Hazardous Materials on or beneath the Project as of the Sublease Commencement Date, whether known or not known as of the Sublease Commencement Date, except to the extent an affirmative act of Subtenant or its agents, employees, invitees, vendors, contractors, guests, or visitors, exacerbates or aggravates such existing Hazardous Material condition.

     5.4. INSPECTION; COMPLIANCE. Sublandlord and any of Sublandlord's Lenders (as defined in Paragraph 29.1) and consultants of which Subtenant has been notified in writing shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times and upon reasonable notice accompanied by an employee of Subtenant and in compliance with Subtenant's reasonable security requirements, for the purpose of inspecting the condition of the Premises and for verifying compliance by Subtenant with this Sublease. The cost of any such inspections shall be paid by Sublandlord, unless a violation of Applicable Requirements or a contamination caused or materially contributed to by Subtenant, its agents, employees, invitees, vendors, contractors, guests or visitors, is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority based on a belief of the existence of such contamination. In such case, Subtenant shall upon request reimburse Sublandlord for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination.

6.       DELIVERY OF POSSESSION.

     6.1. CONDITION. Subject to Paragraph 6.2 below, Sublandlord shall tender possession of the Premises to Subtenant broom clean and free of debris. Sublandlord represents that the Premises' roof, structural components, elevators, heating, ventilation and air conditioning ("HVAC"), plumbing and electrical systems, and the parking areas and Common Area lighting, are operational and in good condition and comply with the Applicable Requirements as of the Sublease Commencement Date, except as disclosed in the Architectural and Engineering Site Investigation Reports for Ariba Buildings 3 and 4 dated January 18, 2002 and February 8, 2002, respectively, prepared by Rumsey Engineers and Facilicorp (the "Site Reports"), which Subtenant acknowledges receiving a copy of. Except as expressly provided in this Sublease, Sublandlord specifically disclaims any and all representations and warranties, express or implied, oral or written, associated with the Premises, including but not limited to those concerning habitability, safety, suitability or fitness for Subtenant's intended purposes. Except for those items described in the Site Reports, in the event that any components of the Premises' roof, structural components, elevators, heating, ventilation and air conditioning ("HVAC"), plumbing and electrical systems are not operational and in good condition or do not comply with the Applicable Requirements as of the Sublease Commencement Date ("Non-conforming Matter"), then Sublandlord shall have no liability except as follows:

             (a) Sublandlord agrees to use commercially reasonable efforts to enforce its rights against third parties, including the Master Landlord, insurance carriers and contractors involved with construction of the Project, for the repair of such Non-conforming Matter.

             (b) To the extent that the cost of repairing or correcting any Non-conforming Matter is not paid by a third party (including Master Landlord), such cost shall be treated as follows: Up to a cumulative $1 Million, the cost shall be a Building Expense and Subtenant shall bear sole responsibility for such cost. For cumulative costs exceeding $1 Million up to $5 Million, fifty percent (50%) of the portion of the cost over $1 Million shall be a Building Expense, with the remaining 50% to be paid by Sublandlord. If the cumulative costs to repair Non-conforming Matters exceed $5 Million, then Sublandlord and Subtenant shall each have the right to elect to pay the portion of the cost over $5 Million, and if neither party elects to pay such costs, then either party may elect to terminate this Sublease upon ninety (90) days advance written notice to the other party.

     6.2. COMPLIANCE. Sublandlord makes no representation or warranty whatsoever with respect to compliance of the Premises with the Applicable Requirements except as expressly provided herein. If Subtenant knows, or has reasonable cause to believe, that any violation of an Applicable Requirement exists, Subtenant shall immediately give written notice of such fact to Sublandlord, and provide Sublandlord with a copy of any report, notice, claim or other documentation which it has concerning such violation or possible violation. With respect to any violation of the Applicable Requirements currently in effect which are not Non-conforming Matters addressed by Paragraph 6.1, Subtenant shall be responsible for all costs of bringing the Premises into compliance. Subject to allocation of costs as set forth below, performance of the work necessary to bring the Premises into compliance shall be the responsibility of Subtenant if Sublandlord so elects. Subtenant is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Subtenant's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Applicable Requirements are hereafter changed so as to require during the term of this Sublease the construction of an addition to or an alteration of the Project, the remediation of any Hazardous Materials not known as of the Sublease Commencement Date (if the responsibility of Sublandlord under the Master Lease but not caused by Sublandlord), or the reinforcement or other physical modification of the Project ("Capital Expenditure"), then Sublandlord and Subtenant shall allocate the cost of such work as follows:

             (a) Subject to Paragraph 6.2(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Subtenant as compared with uses by tenants in general, Subtenant shall be fully responsible for the cost thereof (except for any Capital Expenditures not actually required as a result of Subtenant changing such specific and unique use).

             (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Subtenant (such as, governmentally mandated seismic modifications), then Sublandlord and Subtenant shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises, amortized over the remaining term of the Master Lease (including interest on the unamortized balance as is then reasonable in the judgment of Sublandlord's accountants).

             (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Subtenant as a result of an actual or proposed change in use from that contemplated as of the date of execution of this Sublease, change in intensity of use from that contemplated as of the date of execution of this Sublease, or modification to the Premises then, and in that event, Subtenant shall be fully responsible for the cost thereof, and Subtenant shall not have any right to terminate this Sublease.

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

     6.3. ACKNOWLEDGEMENTS. Subtenant acknowledges that Subtenant has made such investigation as it deems necessary with reference to the physical condition of the Property and assumes all responsibility therefor (except as expressly provided in Paragraph 6.1 and 6.2) as the same relate to its occupancy of the Premises, and Sublandlord has not made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease.

     6.4. SUBTENANT'S WORK. Upon receiving possession of the Premises, Subtenant shall be allowed to construct, at its sole cost and expense, certain additions, alterations and improvements in the Premises ("Subtenant's Work") on the terms and conditions contained in the Work Letter attached hereto as Exhibit I.

7.       UTILITIES AND SERVICES.

     7.1. STANDARD UTILITIES AND SERVICES. Subject to applicable government rules, regulations, and guidelines and the rules or actions of the utility furnishing the service, and except as provided in Paragraph 7.5 below, Sublandlord shall provide the utilities and services described in this Paragraph
7.1 on all days during the term of this Sublease, unless otherwise stated in this Sublease. The cost of all utilities and services described in this Paragraph 7 shall be reimbursed to Sublandlord as Building Expenses or Project Operating Expenses, as applicable, except as otherwise expressly provided.

             (a) Heating and Air-Conditioning; Building Hours; Subtenant Access. Subject to Paragraph 7.1(g) below, Sublandlord shall provide heating and air-conditioning when necessary for normal comfort for normal office use in the Premises, at the hours and times selected by Subtenant in its reasonable discretion, provided that in the event that Subtenant requires heating and/or air-conditioning on a frequency substantially in excess of normal business hours, such excess use shall be treated as overstandard use as set forth in Paragraph 7.1(f) hereof. Sublandlord shall provide access to the lobby of any multi-tenant Buildings occupied by Subtenant (not including Building Three, in which Sublandlord retains possession of Sublandlord's Server Room but for which Subtenant controls the lobby area) for use by Subtenant's invitees on Mondays through Fridays from 8 a.m. through 5 p.m., excluding Holidays ("Building Hours"). Subtenant shall have access to the Building Three Premises twenty-four
(24) hours per day, seven (7) days per week, and access to Subtenant's Shipping Area during Building Hours; provided, however, that if Subtenant constructs a wall ("Shipping Area Wall") to segregate the space being retained by Sublandlord adjacent to Subtenant's Shipping Area from outside access, then Subtenant shall have access to Subtenant's Shipping Area twenty-four (24) hours per day, seven
(7) days per week upon completion of construction of the Shipping Area Wall. The location for construction of the Shipping Area Wall is indicated by a dotted line on Exhibit B. The Shipping Area Wall shall prevent any and all outside access to Sublandlord's retained area, except through a door of at least 60-inch by 8-foot size to be constructed where indicated on Exhibit B and which door shall be completely controlled by Sublandlord upon completion. The Shipping Area Wall shall be constructed to Sublandlord's sole satisfaction, at Subtenant's sole cost, in accordance with all Sublease requirements.

             (b) Electricity and Gas. Sublandlord shall provide gas and electricity for lighting and power in the Premises twenty-four (24) hours per day, seven (7) days per week, if:

                  (i) The connected electrical load for lighting does not exceed an average of one (1) watt per square foot of the Premises during the Building Hours on a monthly basis; and

                  (ii) The connected electrical load (encompassing HVAC and office "plug load" meaning the electrical receptacles/outlets where Subtenant may run electrical office equipment and machinery) for all other power purposes does not exceed an average of seven (7) watts per square foot of the Premises during Building Hours on a monthly basis.

Except as exists in the Premises as of the Sublease Date, or as mutually agreed in writing by the parties, electricity for Subtenant's lighting and other power purposes shall be at approximately one-hundred and ten (110) volt, and no electrical receptacle/outlet in the Premises for the supply of power shall require a current capacity exceeding 110 volts AC/twenty (20) amperes; provided that with respect to Subtenant's Server Room and the lab areas to be built as indicated on Subtenant's Conceptual Plans attached to the Work Letter (Exhibit
I), electricity for Subtenant's lighting and other power purposes shall be at approximately two hundred and eight (208) volt, and no electrical receptacle/outlet for the supply of power shall require a current capacity exceeding 208 volts AC/twenty (20) amperes. Subtenant shall replace lamps, starters, and ballasts for all Building-standard and non-Building-standard lighting fixtures within the Premises with parts and equipment of the same make and model and at Subtenant's expense. Sublandlord expressly reserves the right to select the electricity providers for the Buildings and/or the Project.

             (c) Water; Trash Disposal. Sublandlord shall provide water from the regular Building outlets for drinking, lavatory, and toilet purposes. Sublandlord shall provide regular trash disposal.

             (d) Janitorial Services. Sublandlord shall provide janitorial services in and about the Premises on Mondays through Fridays, except on Holidays, to a standard consistent with other Class A office buildings in the general vicinity of the Project. Sublandlord shall not be required to provide janitorial services to above-standard improvements installed by Subtenant in the Premises. Subtenant may procure additional janitorial services for the Premises, provided that such services shall be procured solely from Sublandlord's designated janitorial service, under a separate contract directly between Subtenant and such janitorial service, at Subtenant's sole and exclusive cost.

             (e) Elevator. Sublandlord shall provide elevator service for the use of Subtenant in Buildings in which it occupies space on the second or higher floor 24 hours a day, 7 days a week, year-round (except for non-operation for maintenance and safety purposes). Subtenant shall not use the elevators to access areas of the Buildings occupied by other tenants and Sublandlord reserves the right to take appropriate measures to restrict such access. Subtenant shall release Sublandlord and shall indemnify, protect, defend, and hold Sublandlord harmless from all liabilities, claims, costs, expenses, and damages arising therefrom or in connection with Subtenant's use and the use of its employees, contractors, suppliers, customers, and invitees.

             (f) Overstandard Subtenant Use. Except with respect to the Building Three Premises, Subtenant shall not, without Sublandlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises that may affect the temperature otherwise maintained by the air-conditioning system or increase the water normally furnished to the Premises by Sublandlord under this Paragraph. Furthermore, Subtenant shall not use any machines or equipment where such use is in violation of the Master Lease.

                  If such consent is given, Sublandlord shall have the right to install supplementary air-conditioning units or other facilities in the Premises, including supplementary or additional metering devices. On billing by Sublandlord, Subtenant shall pay the cost for such supplementary facilities, including the cost of (a) installation, operation, and maintenance; (b) increased wear and tear on existing equipment; and (c) other similar charges.

                  If Subtenant uses water, electricity, heat, or air-conditioning in excess of that agreed upon under this Paragraph (as a result, for example, of extended hours of operation, heavier use of duplicating, computer, telecommunications, or other equipment in excess of the normal use for general office uses in the Project, or a density of workers in excess of the normal density (which the parties agree is one person per 250 square feet of rentable space) for general office uses in the Project) Subtenant shall pay to Sublandlord, on billing, the cost of (a) the excess service; (b) installation, operation, and maintenance of equipment installed to supply the excess service; and (c) increased wear and tear on existing equipment caused by Subtenant's excess consumption. Sublandlord may install devices to separately meter any increased use or reasonably and equitably estimate the cost of such increased use. On demand, Subtenant shall pay the increased cost directly to Sublandlord, including the cost of the additional metering devices.

                  Subtenant's use of electricity shall never exceed the capacity of the feeders serving the Premises or the risers or wiring installation. If heat, ventilation, or air-conditioning are used on the Premises during hours other than those for which Sublandlord is obligated to supply such utilities under this Paragraph, Sublandlord shall supply such utilities to Subtenant at an hourly cost to Subtenant as Sublandlord shall from time to time establish. Amounts payable by Subtenant to Sublandlord under this Paragraph 7.7 for use of additional utilities shall be payable in their entirety by

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

Subtenant upon invoicing by Sublandlord and are excluded from Operating
Expenses.

             (g) Interruption of Utilities. Subtenant agrees that Sublandlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any utility or service (including telephone and telecommunication services) or for diminution in the quality or quantity of any utility or service when the failure, delay, or diminution is entirely or partially caused by:

                  (i) Breakage, repairs, replacements, or improvements, provided repairs, replacements and improvements are undertaken in a reasonable time and manner;

                  (ii)    Strike, lockout, or other labor trouble;

                  (iii) Inability to secure electricity, gas, water, or other fuel at the Building;

                  (iv)    Accident or casualty;

                  (v)     Act or default of Subtenant or other parties; or

                  (vi) Any other cause beyond Sublandlord's reasonable control.

Such failure, delay, or diminution shall not be considered to constitute an eviction or a disturbance of Subtenant's use and possession of the Premises or relieve Subtenant from paying Rent or performing any of its obligations under this Sublease.

     Sublandlord shall not be liable under any circumstances for a loss of or injury to property, for personal injury or death, or for injury to or interference with Subtenant's business, including loss of profits through, in connection with, or incidental to a failure to furnish any of the utilities or services under this Paragraph 7, unless such failure is caused by Sublandlord's active negligence or willful misconduct. Sublandlord may comply with mandatory or voluntary controls or guidelines promulgated by any government entity relating to the use or conservation of energy, water, gas, light, or electricity or the reduction of automobile or other emissions without creating any liability of Sublandlord to Subtenant under this Sublease as long as compliance with voluntary controls or guidelines does not materially and unreasonably interfere with Subtenant's use of the Premises.

             (h) Utility Providers. Sublandlord may, in Sublandlord's sole and absolute discretion, at any time and from time to time, contract, or require Subtenant to contract, for utility services (including generation, transmission, or delivery of the utility service) with utility service providers of Sublandlord's choosing, subject to Subtenant's right to select its telecommunications providers. Subtenant shall fully cooperate with Sublandlord and any utility service provider selected by Sublandlord. Subtenant shall permit Sublandlord and the utility service provider to have reasonable access (subject to the provisions of Paragraph 32) to the Premises and the utility equipment serving the Premises, including lines, feeders, risers, wiring, pipes, and meters. Subtenant shall either pay or reimburse Sublandlord for its share of costs associated with any change of utility service, including the cost of any new utility equipment, within ten (10) days after Sublandlord's written demand for payment or reimbursement. Under no circumstances shall Sublandlord be responsible or liable for any loss, damage, or expense that Subtenant may incur as a result of any change of utility service, including any change that makes the utility supplied less suitable for Subtenant's needs, or for any failure, interference, or defect in any utility service. No such change, failure, interference, or defect shall constitute an actual or constructive eviction of Subtenant, or entitle Subtenant to any abatement of Rent, or relieve Subtenant from any of Subtenant's obligations under this Sublease. Sublandlord agrees to consider any input received from Subtenant in good faith with regard to changes in utility service.

     7.2. TELECOMMUNICATIONS. Neither Subtenant nor its contractors, representatives, or service providers shall, without Sublandlord's prior written consent (which consent shall not be unreasonably withheld), install, maintain, operate, alter, repair, or replace any wire, cable, conduit, antenna, satellite dish or other facility or equipment for use in connection

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

with any telephone, television, telecommunications, computer, Internet, or other communications or electronic systems, services or equipment (which systems, services, and equipment are referred to collectively as "Telecommunications Equipment") in, on, or about any Building or the roofs or exterior walls. Without limiting the generality of the foregoing, Sublandlord shall have the right to limit the number of carriers, vendors, or other operators providing Telecommunications Equipment in or to the Project, as deemed reasonably necessary or appropriate by Sublandlord for the orderly and efficient management and operation of the Project. Any determination made by Sublandlord under this Paragraph shall be made in accordance with Sublandlord's sole discretion, provided, however, that with regard to any request by Subtenant to install Telecommunications Equipment on the roof of a Building, Subtenant agrees that Sublandlord may, without limitation, condition its consent on (i) Subtenant's payment of rent for Subtenant's use of such roof space, at a per square foot rate equivalent to Base Rent per square foot of the Premises , and (ii) the installation by Subtenant, at its sole cost and expense, of a structural platform and/or access walkway to protect the roof from damage from the placement of and access to such Telecommunications Equipment. Sublandlord may also require (i) that any such work on or involving the roof (and including, without limitation, any roof penetrations approved by Sublandlord) be performed, at Subtenant's cost, by a contractor designated or approved by Sublandlord; (ii) Subtenant's obtaining and paying for all costs associated with obtaining proper clearances for personnel involved in erecting, operating, or maintaining such Telecommunications Equipment from the Department of the Air Force or Onizuka Air Station; (iii) Subtenant's obtaining Onizuka Air Station approval to erect any Radio Frequency Emitters, antenna towers, or antenna arrays so as to avoid radio frequency interference; (iv) Subtenant's compliance with any additional requirement of the Department of the Air Force and/or Onizuka Air Station; and
(v) proper evidence of compliance with all requirements of the Master Lease. In addition, if Sublandlord determines that the riser or telecommunications closet space in a Building is inadequate to accommodate any Telecommunications Equipment proposed by Subtenant along with the existing and/or future needs of other occupants and users of the Building and/or the Project, Sublandlord may condition Sublandlord's approval of Subtenant's Telecommunications Equipment on the construction of additional riser or telecommunications closet space as designated by Sublandlord at Subtenant's expense.

Any installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment by or for Subtenant shall be subject to all of the requirements and provisions of this Sublease and the Master Lease, and shall not interfere with the operation (including, without limitation, transmissions, or reception) of any other Telecommunications Equipment located in the Project. Subtenant acknowledges that there is limited space and facilities in the Buildings to accommodate Telecommunications Equipment, and agrees to reasonably cooperate with Sublandlord and with other providers and users of Telecommunications Equipment to share the available space and facilities and to coordinate the efficient collocation of Telecommunications Equipment in the Project. Access to and use of space within conduit, utility closets, risers, raceways, switching rooms, the roof, and other facilities in the Buildings for the installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment shall be subject to Sublandlord's reasonable approval and to such rules and regulations as may be promulgated by Sublandlord from time to time. Subtenant shall repair any damage caused by Subtenant's installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment, and shall indemnify, protect, defend, and hold Sublandlord harmless from all liabilities, claims, costs, expenses, and damages arising therefrom or in connection therewith, including, without limitation: (i) any claims by other tenants of the Project or other third parties that Subtenant's installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment has caused interference or interruption with the operation of other Telecommunications Equipment; and (ii) any voiding of or other effect that Subtenant's installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment may have on any warranty with respect to the roof or other portions of the Project. Sublandlord shall not be liable for any damage to or interference with Subtenant's business or any loss of income from it, or for loss of or damage to Subtenant's Telecommunications Equipment caused by or resulting from any damage to or interference with Subtenant's Telecommunications Equipment, or the operation of it, including without limitation, damage, or interference caused by or resulting from the installation, maintenance, operation, alteration, repair, or replacement of other Telecommunications Equipment in the Project, whether by or for Sublandlord, other tenants of the Project, or other third parties, and Subtenant waives all claims against Sublandlord for it, except that Sublandlord shall indemnify, protect, defend, and hold Subtenant harmless from all liabilities, claims, costs, expenses, and damages (excluding lost profits and other consequential damages) to the extent arising out of or in connection with the active negligence or willful acts of Sublandlord or its

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

agents, employees, or representatives. Sublandlord's approval of Subtenant's installation of any Telecommunications Equipment shall not constitute a representation that any such Telecommunications Equipment will function effectively in or on the Building.

     7.3. UTILITY ADDITIONS. Sublandlord reserves the right to install new or additional utility facilities throughout the Project for the benefit of Sublandlord or Subtenant, or any other tenant of the Project, including without limitation such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems.

     7.4.    SECURITY.

             (a) Common/Amenity Areas. Sublandlord shall contract with a third party security company ("Security Company") for twenty-four (24) hour manned security services for the Common Areas and the Amenity Areas, at such levels of protection, in such a manner, and at such times as consistent with the level of security provided at other Class A campus/office building projects in the City of Sunnyvale, the cost of which shall be included in Project Operating Expenses or Building Expenses, as applicable. Such services may include: guard patrol, stationing of a security officer in multi-tenant Building lobbies during Building Hours, monitoring of the access control system, issuing and programming access control cards, rotation and storage of closed circuit television tapes, and coordination of responses to fire and medical emergencies.

             (b) Premises. Sublandlord shall contract for a base level of security services as follows: (i) guard service provided by the Security Company selected and hired by Sublandlord to manage Project security, and (ii) the security equipment serving the Premises, including the control of access thereto, as part of the integrated Project security system ("Security System"), which system will be centrally-operated by the Security Company and includes monitoring of the access control system, issuing and programming access control cards, rotation and storage of closed circuit television tapes. Such Security System shall allow for Subtenant to control access to the Premises in its sole discretion, subject to Paragraph 32 and Master Landlord's rights under the Master Lease. Sublandlord makes no representation that the base level of security services specified are adequate to protect Subtenant's property, business operations or persons in the Premises.

     Subtenant shall be required to comply with and shall cause Subtenant's employees, agents, independent contractors, guests and invitees to comply with all procedures and policies required by the Security Company or Sublandlord in connection with Project security of which Subtenant is provided written notice. Subtenant acknowledges that the security protection provided to the Premises by the Security Company is by its nature a shared service for the benefit of all Project tenants and that Premises security may be adversely impacted as a result of simultaneous fire and medical emergencies taking place in separate areas of the Project, and that Subtenant shall have no claim for reduction of payments required under this Paragraph 7.12 or any other sort of claim in connection with any such circumstance.

             (c) Additional Security Services. Subtenant may obtain additional security services for the Premises, provided that such services shall be obtained solely from the Security Company engaged by Sublandlord for Project security, under a separate contract directly between Subtenant and Security Company, at Subtenant's sole and exclusive cost.

             (d) No Warranty; Indemnity and Release. Sublandlord makes no warranty or representation of any kind whatsoever with regard to the Security Company or the Security System or the services provided under this Paragraph 7.4, including without limitation their quality, adequacy, efficacy or appropriateness. Provided Sublandlord has contracted with a third party security company for services as provided in Paragraphs 7.4(a) and (b), Subtenant hereby releases Sublandlord, Sublandlord's lenders, partners, members, property management company (if other than Sublandlord), agents, directors, officers, employees, representatives, contractors (specifically excluding Security Company), successors and assigns and each of their respective partners, members, directors, heirs, employees, representatives, agents, contractors, heirs, successors and assigns, Master Landlord, any ground lessor, partners and Lenders, from and against any and all liabilities, claims, liens, damages, demands, penalties, costs, losses, judgments, charges and expenses (including reasonable attorneys' and consultants' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) of any kind arising from or in anyway related to, directly or indirectly, involving, or in

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

connection with the Security System as provided to Subtenant under this Paragraph 7.4, or the security services as provided to Subtenant by the Security Company under this Paragraph 7.4.

     7.5.    BUILDING THREE.

     Notwithstanding the other provisions of this Paragraph 7, Subtenant shall be fully responsible and shall directly contract with third party providers as necessary for the following services in connection with Building Three:

             (a) Janitorial Services. Subtenant shall provide janitorial services in and about the Building Three Premises (including carpet cleaning) to a standard consistent with other Class A office buildings in the general vicinity of the Project. Subtenant shall procure such janitorial services for the Building Three Premises from Sublandlord's designated janitorial service, under a separate contract directly between Subtenant and such janitorial service.

             (b) Electricity and Gas. Subtenant shall directly contract with third party providers for the provision of electricity and gas services to the Building Three Premises. With respect to electrical services:

                  The connected electrical load for lighting shall not exceed an average of one (1) watt per square foot of the Premises during the Building Hours on a monthly basis.

                  The connected electrical load (encompassing HVAC and office "plug load" meaning the electrical receptacles/outlets where Subtenant may run electrical office equipment and machinery) for all other power purposes does not exceed an average of seven (7) watts per square foot of the Premises during Building Hours on a monthly basis.

                  Except as exists in the Building Three Premises as of the Sublease Date, or as mutually agreed by the parties, electricity for Subtenant's lighting and other power purposes shall be at approximately one-hundred and ten
(110) volt, and no electrical receptacle/outlet in the Premises for the supply of power shall require a current capacity exceeding 110 volts AC/twenty (20) amperes. Subtenant shall replace lamps, starters, and ballasts for all Building-standard and non-Building-standard lighting fixtures within the Building Three Premises with parts and equipment of the same make and model and at Subtenant's expense.

                  Subtenant's use of electricity shall never exceed the capacity of the feeders serving the Building Three Premises or the risers or wiring installation.

             (c) Water; Trash Disposal. Subtenant shall directly contract with third party providers for the provision of domestic water from the regular Building Three outlets for drinking, lavatory, and toilet purposes and for the Building Three fire line. Subtenant shall directly contract with third party providers for regular trash disposal for Building Three.

             (d) Elevators. Subtenant shall provide maintenance and repair of the Building Three elevators and shall obtain and maintain all permits necessary therefor.

             (e) Interior Pest Control. Subtenant shall directly contract with third party providers for interior pest control services for Building Three.

8.       MAINTENANCE AND REPAIRS; UTILITY INSTALLATIONS, TRADE FIXTURES AND
         ALTERATIONS.

     8.1. SUBLANDLORD'S OBLIGATIONS. In accordance with the Master Lease, and except as otherwise provided herein, Sublandlord shall keep the Project, and Common Areas (except to the extent Master Landlord is responsible for

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

the Outside Areas under the Master Lease), in good condition and repair; provided, however, Sublandlord shall not be obligated to paint, repair, or replace wall coverings, or to repair or replace any improvements that are not ordinarily a part of the Buildings or are above then Building standards, and provided that Subtenant shall maintain the Premises in good condition and repair, ordinary wear and tear excepted. For all purposes under this Sublease, improvements that are in existence as of the date of the execution of this Sublease shall be considered ordinarily a part of the Buildings and not above Building standards. Except for costs made the sole responsibility of Subtenant under other provisions of this Sublease, the costs pertaining to Sublandlord's obligations under this Paragraph 8.1 are Operating Expenses. Except as otherwise specifically provided herein, there shall be no abatement of rent or liability to Subtenant on account of any injury or interference with Subtenant's business with respect to any improvements, alterations or repairs made by Sublandlord to the Project or any part thereof, except as may be caused by the active negligence or willful misconduct of Sublandlord. Subtenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Subtenant the right to make repairs at Sublandlord's expense or to terminate this Sublease because of Sublandlord's failure to keep the Premises in good order, condition and repair.

     8.2. SUBTENANT'S OBLIGATIONS. Notwithstanding the designation of the costs of Sublandlord's obligation to keep the Premises in good condition and repair as Operating Expenses, Subtenant shall be solely responsible for payment of the cost therefor to Sublandlord as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Subtenant or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Subtenant shall , at its sole cost, maintain and repair the Building Three Premises building mechanical systems (except the HVAC system), including without limitation, the plumbing system and the electrical and lighting system, the elevators, the windows and plate glass, in good order, condition and repair. Subtenant shall retain a licensed elevator repair and maintenance contractor to maintain and repair the elevator. Subtenant's shall also be required to keep the interior of the Premises in good order, condition and repair, including without limitation (i) routine repair and maintenance (including minor changes to electrical, minor painting, and minor interior repairs and maintenance on such items as ceiling tiles and door handles, plumbing repair, light bulb replacement, and overhead screen repairs), (ii) sole responsibility for painting, repair, and replacement of wall coverings and window coverings (window coverings must meet the requirements of Exhibit C attached to the Master Lease), and (iii) repair and replacement of Subtenant Owned Alterations. Subtenant shall perform minor (tenant improvements) modifications, e.g., installation of additional security card readers and moving air conditioning vents. Sublandlord may, at its option, upon reasonable notice, elect to have Subtenant perform any particular such maintenance or repairs the cost of which is Subtenant's sole responsibility hereunder. Subtenant shall be responsible for all ordinary expenses in connection with the use of the Furniture during the term of this Sublease, including the cost of keeping the Furniture in good condition and repair, ordinary wear and tear excepted. Rent under this Sublease shall not be prorated or abated while any item of Furniture is being serviced or repaired. Sublandlord shall not be under any liability or obligation in any manner to provide service, maintenance, repairs or parts for the Furniture. At the reasonable request of Sublandlord, Subtenant shall furnish proof of Furniture maintenance to the reasonable satisfaction of Sublandlord. Subtenant may not materially alter or modify the Furniture without the prior written consent of Sublandlord, which consent may be granted or withheld at Sublandlord's reasonable discretion. Any part installed in connection with maintenance service or which cannot be removed without damaging the Furniture shall become the property of Sublandlord.

     8.3.    UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS.

             (a) Definitions. The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Subtenant's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Subtenant Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Subtenant that are not yet owned by Sublandlord pursuant to Paragraph 8.4(a).

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

             (b) Consent. Subtenant shall not make any Alterations or Utility Installations to the Premises without Sublandlord's prior written consent (which consent shall not be unreasonably withheld or delayed) and the prior written consent of Master Landlord if and as required under the Master Lease, provided that Sublandlord's consent shall not be required for Alterations and Utility Installations meeting the criteria in Master Lease Section 6.03 under which Master Landlord's consent is not required. Sublandlord may, as a precondition to granting such approval, require Subtenant to utilize a contractor and architect reasonably approved by Sublandlord and to follow applicable requirements set by the Department of the Air Force and/or Onizuka Air Station. Any Alterations or Utility Installations that Subtenant shall desire to make and which require the consent of the Sublandlord shall be presented to Sublandlord in written form with detailed plans. Consent shall be deemed conditioned upon Subtenant's: (i) acquiring all applicable governmental permits, (ii) furnishing Sublandlord with copies of both the permits and the plans and specifications prior to commencement of the work, (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner, and (iv) acceptance of responsibility for and payment of all costs and expenses associated with any approved Alterations or Utility Installations. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Subtenant shall promptly upon completion furnish Sublandlord with as-built plans and specifications. For work which costs an amount in excess of one month's Base Rent, Sublandlord may condition its consent upon Subtenant providing a lien and completion bond acceptable to Sublandlord in Sublandlord's sole discretion.

             (c) Indemnification. Subtenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Subtenant at or for use on the Premises, which claims are or may be secured by any mechanic's or materialman's lien against the Premises or any interest therein. Subtenant shall give Sublandlord not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Sublandlord shall have the right to post notices of non-responsibility. If Subtenant shall contest the validity of any such lien, claim or demand, then Subtenant shall, at its sole expense defend and protect itself, Sublandlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Sublandlord shall require, Subtenant shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Sublandlord against liability for the same. If Sublandlord elects to participate in any such action, Subtenant shall pay Sublandlord's attorneys' fees and costs. Prior to the commencement of any work on the Premises, Subtenant shall provide Sublandlord with evidence that Subtenant carries "Builder's All Risk" insurance in an amount approved by Sublandlord covering such construction, and such other insurance as Sublandlord may require, it being understood and agreed that all of such construction shall be insured by Subtenant pursuant to Paragraph 9 of this Sublease immediately upon completion thereof.

     8.4.    OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

             (a) Ownership. Subject to Sublandlord's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Subtenant shall be the property of Subtenant, but considered a part of the Premises. Sublandlord may, at any time, elect in writing to be the owner of all or any specified part of the Subtenant Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 8.4(b) hereof, all Subtenant Owned Alterations and Utility Installations shall, at the expiration or termination of this Sublease, become the property of Sublandlord and be surrendered by Subtenant with the Premises. Notwithstanding the foregoing, if any Alterations or Utility Installations made by Subtenant constitute trade fixtures, such trade fixtures shall remain the property of Subtenant and shall be removed by the expiration or termination of this Sublease.

             (b) Removal. By delivery to Subtenant of written notice from Sublandlord not earlier than 90 and not later than 30 days prior to the end of the term of this Sublease, Sublandlord may require that any or all Subtenant Owned Alterations or Utility Installations be removed by the expiration or termination of this Sublease.

             (c) Surrender; Restoration. Subject to Paragraph 14, Subtenant shall surrender the Premises no later than the date of the expiration of this Sublease, or the date of an earlier termination of this Sublease if applicable, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Subtenant shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Subtenant Owned Alterations and/or Utility Installations, furnishings, and equipment. Subtenant shall also comply with the requirements of Subparagraph 5.2(c) herein. Trade Fixtures shall remain the property of Subtenant and shall be removed by Subtenant. The failure by Subtenant to timely vacate the Premises pursuant to this Paragraph 8.4(c) without the express written consent of Sublandlord shall constitute a holdover under the provisions of Paragraph 25 below. Without limitation of the foregoing, subject to the provisions of Paragraph 1.7 and the security interests contemplated therein, upon the expiration or earlier termination of this Sublease, Subtenant shall at once surrender and deliver up to Sublandlord the Furniture with the Premises. At the time of such return to Sublandlord, the Furniture shall be in good condition and repair, ordinary wear and tear excepted. Subtenant acknowledges and agrees that Subtenant's rights pursuant to this Paragraph 8 shall be subject to the rights of Master Landlord under the Master Lease (including without limitation Sections
6.03 and 17.09) and Subtenant agrees to comply with any requirements imposed pursuant to the Master Lease, including without limitation the right of Master Landlord to require removal of, or to take ownership of, any alterations, additions and improvements made to the Premises by Subtenant.

9.       INSURANCE; WAIVER; SUBROGATION.

     9.1. COST OF SUBLANDLORD'S INSURANCE. The cost of the premiums for the insurance policies required to be carried by Sublandlord pursuant Article VII of the Master Lease shall be a Project Operating Expense.

     9.2. SUBTENANT'S INSURANCE. Subtenant shall maintain in full force and effect at all times during the term of this Sublease, at Subtenant's sole cost and expense, for the protection of Subtenant and Sublandlord, as their interests may appear, policies of insurance issued by a carrier or carriers reasonably acceptable to Sublandlord and its lender which afford the following coverages:
(i) worker's compensation and employer's liability, as required by law; (ii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for host liquor liability, bodily injury and property damage (including but not limited to personal property, whether leased or owned, Trade Fixtures, Subtenant Owned Alterations and Utility Installations) occurring in, on or about the Premises arising out of Subtenant's and Subtenant's employees, directors, officers, agents, partners, members, lenders, suppliers, shippers, contractors, customers, invitees, successors and assigns' use or occupancy of the Premises. Such insurance shall include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations and products liability. Such insurance shall have a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence with a Four Million Dollar ($4,000,000) aggregate limit and excess/umbrella insurance in the amount of Eight Million Dollars ($8,000,000). If Subtenant has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement; (iii) comprehensive automobile liability insurance with a combined single limit of at least $2,000,000 per occurrence for claims arising out of any company-owned automobiles or other automobile used in the conduct of company business; (iv) "all risk" or "special form or equivalent" property insurance, including without limitation, sprinkler leakage, covering damage to or loss of any of Subtenant's Property located in, on or about the Premises, and in addition, coverage for business interruption of Subtenant, together with, if the property of any of Subtenant's invitees, vendors or customers is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to such parties and located in the Premises. Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in this clause (iv); and (v) such other insurance or higher limits of liability as is then customarily required for similar types of buildings within the general vicinity of the Project or as may be required by Master Landlord or any lender of Master Landlord or Sublandlord. Subtenant shall also maintain, at its own expense, property damage insurance relating to the Furniture, insuring against such risks as are customarily insured against on the type of furniture leased hereunder by businesses in which Subtenant is engaged in such amount, in such form, and with insurers satisfactory to Sublandlord; provided, however, that the amount of insurance against damage or loss shall not be less than the full replacement value of the Furniture. The furniture property damage policy shall name Sublandlord and Subtenant as loss payees as their interests may appear.

     9.3. INSURANCE POLICIES. Insurance required to be maintained by Subtenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a

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"General Policyholders Rating" of at least A:X (or such higher rating as may be required by Master Landlord or a lender having a lien on the Premises) as set forth in the most current issue of "A.M. Best's Rating Guides." Any deductible amounts under any of the insurance policies required hereunder shall not exceed Five Thousand Dollars ($5,000). Prior to occupancy and as a condition precedent of delivery of possession, Subtenant shall deliver to Sublandlord certificates of insurance for all insurance required to be maintained by Subtenant hereunder at the time of execution of this Sublease by Subtenant. Subtenant shall, prior to expiration of each policy, furnish Sublandlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to reduction in coverage except after thirty (30) days prior written notice to the parties named as additional insureds as required in this Sublease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days' notice has been given to Sublandlord). Subtenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Sublease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and for Sublandlord as required by this Sublease.

     9.4. FAILURE OF SUBTENANT TO PURCHASE AND MAINTAIN INSURANCE. If Subtenant fails to obtain and maintain the insurance required herein throughout the term of this Sublease, Sublandlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Sublandlord so elects to purchase such insurance, Subtenant shall promptly pay to Sublandlord as Rent, the amount so paid by Sublandlord, upon Sublandlord's demand therefor. In addition, Sublandlord may recover from Subtenant and Subtenant agrees to pay, as Rent, any and all losses, damages, expenses and costs which Sublandlord may sustain or incur by reason of Subtenant's failure to obtain and maintain such insurance.

     9.5. ADDITIONAL INSUREDS AND COVERAGE. Each of Sublandlord and Master Landlord, and at Sublandlord's request from time to time, Sublandlord's property management company (if any) and Lenders shall be named as additional insureds or loss payees (as applicable) under all of the policies required in Paragraph 9.2(ii)-(v) and with respect to the Subtenant Alterations. Additionally, all of such policies shall provide for severability of interest. All insurance to be maintained by Subtenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance maintained by Sublandlord. Any umbrella/excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Subtenant shall not limit Subtenant's liability under this Sublease. It is the parties' intention that the insurance to be procured and maintained by Subtenant as required herein shall provide coverage for any and all damage or injury arising from or related to Subtenant's operations of its business and/or Subtenant's or Subtenant's employees, directors, officers, agents, partners, members, lenders, suppliers, shippers, contractors, customers, invitees, successors and assigns' use of the Premises and any of the areas within the Project. Notwithstanding anything to the contrary contained herein, to the extent Sublandlord's cost of maintaining insurance with respect to any Buildings within the Project is increased as a result of Subtenant's acts, omissions, Alterations, improvements, use or occupancy of the Premises, Subtenant shall pay one hundred percent (100%) of, and for, each such increase as Rent.

     9.6. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary in this Sublease, Sublandlord and Subtenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties' property to the extent that such loss or damage is insured by an insurance policy required to be in effect by this Sublease or the Master Lease, or in effect regardless of any requirements, at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier.

     9.7. NO REPRESENTATION OF ADEQUATE COVERAGE. Sublandlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Subtenant's property, business operations or obligations under this Sublease.

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     9.8.    FURNITURE CASUALTY LOSS. Without limitation of the foregoing provisions of this Article 9, until the Furniture (i) is surrendered to Sublandlord with the Premises, (ii) is removed by Sublandlord pursuant to Paragraph 1.7,or (iii) becomes the property of Subtenant pursuant to the option provided in Paragraph 1.7, Subtenant shall bear the entire risk of theft or destruction of, or damage to, the Furniture ("Furniture Casualty Loss"). The condemnation, seizure, or requisition of title or use of any item(s) of Furniture shall not constitute a Furniture Casualty Loss, and in such event, Sublandlord shall be entitled to any award in connection with such condemnation, seizure, or requisition of title or use, and Subtenant shall have no further liability with respect to such item(s) of Furniture. No Furniture Casualty Loss shall relieve Subtenant from its obligations to pay Rent hereunder. So long as Subtenant is not then in Breach hereunder, the proceeds of any insurance payable with respect to the Furniture shall be applied towards repair or replacement of the Furniture. If a Breach does exist hereunder, Sublandlord shall have the option to apply the proceeds of any insurance payable with respect to the Furniture either towards repair or replacement of the Furniture or towards Subtenant's obligations hereunder, and in the latter event, Subtenant shall have no further liability with respect to such item(s) of Furniture. Subtenant hereby appoints Sublandlord as Subtenant's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts issued with respect to any Furniture Casualty Loss under any insurance policy covering the Furniture.

10.      LIMITATION OF LIABILITY AND INDEMNITY.

             (a) Except to the extent of damage resulting from the active negligence or willful misconduct of only Sublandlord or its Indemnitees (defined below), or Sublandlord's material default of the provisions of this Sublease beyond any applicable cure period, Subtenant agrees to protect, defend (with counsel reasonably acceptable to Sublandlord) and hold Sublandlord and Sublandlord's lenders, partners, members, property management company, agents, directors, officers, employees, representatives, contractors (except as provided in Subparagraph 7.12(d) herein), successors and assigns and each of their respective partners, members, directors, heirs, employees, representatives, agents, contractors, heirs, successors and assigns (collectively, the "Indemnitees") harmless and indemnify the Indemnitees from and against all liabilities (including any liability for injury to person or property of Subtenant, Subtenant's employees, directors, officers, agents, partners, members, lenders, suppliers, shippers, contractors, customers, invitees, successors and assigns' or third party persons), damages, demands, penalties, costs, losses, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) (collectively, "Claims") arising from or in any way related to, directly or indirectly, (i) Subtenant's and Subtenant's employees, agents, invitees, guests, representatives and contractors (collectively, "Subtenant's Representatives") use or operation of the Premises, Security System, Furniture, security services, janitorial services, electrical systems, fire detection and prevention systems, alterations or additions to the Premises, Subtenant's property (whether leased or owned or held in bailment), and other portions of the Project, (ii) the conduct of Subtenant's business at the Premises, (iii) any activity, work or thing done, permitted or suffered by Subtenant in or about the Premises, and/or (v) Subtenant's failure to perform any covenant or obligation of Subtenant under this Sublease. Subtenant agrees that the obligations of Subtenant herein shall survive the expiration or earlier termination of this Sublease.

             (b) Except to the extent of damage resulting from the active negligence or willful misconduct of only Sublandlord or its Indemnitees, or Sublandlord's default of the provisions of this Sublease or the Master Lease beyond any applicable cure periods, Subtenant agrees that neither Sublandlord nor any of the Indemnitees shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Subtenant or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises, Security System or any other portion of the Project, including, but not limited to, any acts, errors or omissions of any other tenants or occupants of the Project. Subtenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Sublandlord may be liable hereunder. Sublandlord and its authorized representatives shall not be liable for any interference with light or air.

             (c) Further, Subtenant and Sublandlord agree that neither party shall be liable for any indirect, consequential, incidental or special damages suffered or incurred by the other party or such party's lenders, partners, members, property management company, agents, directors, officers, employees, representatives, contractors, successors and assigns, provided however, that nothing in this sentence shall be construed to limit the remedies and damages that are otherwise

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

available to Sublandlord pursuant to Sections 13.2(a) or 13.2(b) of this Sublease. The provisions of this Subparagraph 10(c) shall supercede any conflicting provisions of this Sublease, including the Work Letter (Exhibit I). The parties specifically agree that the provisions of this Subparagraph 10(c) shall apply to any liability under the Work Letter.

11.      PROPERTY TAXES.

     11.1. PAYMENT OF TAXES. Sublandlord shall pay the "real property taxes" described in Article IX of the Master Lease, as well as any other taxes for which Sublandlord is responsible pursuant to Master Lease Section 9.01, and any such amounts shall be included in the calculation of Master Lease Expenses under Paragraph 3.2.

     11.2. ADDITIONAL IMPROVEMENTS. Notwithstanding Paragraph 11.1 hereof, Subtenant shall, however, pay to Sublandlord the entirety of any increase in real property taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Subtenant or at Subtenant's request.

     11.3. PERSONAL PROPERTY TAXES. Subtenant shall pay prior to delinquency all taxes assessed against and levied upon the Furniture, Subtenant Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Subtenant contained in the Premises. When possible, Subtenant shall cause its Subtenant Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of the Project. If any of Subtenant's said property shall be assessed with the real property of the Project, Subtenant shall pay Sublandlord the taxes attributable to Subtenant's property within 10 days after receipt of a written statement setting forth the taxes applicable to Subtenant's property. Taxes attributable to the Furniture shall be the sole responsibility of Subtenant and shall be due and payable by Subtenant within 10 days of receipt of a written invoice.

12.      ASSIGNMENT AND SUBLETTING. Except as expressly permitted in Paragraph
12.9 below, Subtenant shall not, either voluntarily or involuntarily or by operation of law, assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Sublease or in the Premises or permit the Premises to be used and occupied by anyone other than Subtenant or Subtenant's employees without (i) obtaining the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed, subject to the provisions of this Paragraph 12, and (ii) full compliance with all applicable Master Lease restrictions. In the event of any such attempted assignment, subletting, mortgage or other encumbrance without such consent or without compliance with all applicable Master Lease restrictions, Sublandlord may, at its option, do either or both of the following: (i) void such attempted assignment, subletting, mortgage or other encumbrance, or (ii) declare Subtenant in material Breach under Paragraph 13.

     12.1. GENERALLY. No assignment, subletting, mortgage or other encumbrance of Subtenant's interest in this Sublease shall relieve Subtenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Subtenant hereunder. In this connection, any such assignment, sublease or encumbrance shall expressly provide that it is subject to the terms and provisions of this Sublease. The acceptance of rent by Sublandlord from any other person shall not be deemed to be a waiver by Sublandlord of any provision of this Sublease or to be a consent to any subletting, assignment, mortgage or other encumbrance. Consent to one sublease, assignment, mortgage or other encumbrance shall not be deemed to constitute consent to any subsequent attempted subletting, assignment, mortgage or other encumbrance. If Subtenant is a corporation which is not required under the Securities Exchange Act of 1934 to file periodic informational reports with the Securities and Exchange Commission, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate of fifty percent (50%) or more shall be deemed an assignment within the meaning of this Paragraph 12.

     12.2. NOTICE. If Subtenant desires at any time to assign this Sublease or to sublet the Premises or any portion thereof for the Term, it shall first notify Sublandlord of its desire to do so at least thirty (30) days but not more than ninety (90) days prior to the date Subtenant desires the assignment or sublease to be effective. At that time, Subtenant shall submit in writing to Sublandlord (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed

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

subtenant's or assignee's business to be carried on in the Premises together with a detailed description of the proposed subtenant's or assignee's business experience and duration of the current enterprise; (iii) whether the number of square feet in the rentable area of the Premises per person which are proposed by the subtenant or assignee to occupy the Premises would be in compliance with fire and safety regulations; (iv) the terms and provisions of the proposed sublease or assignments and the proposed effective date thereof; and (v) such financial information as Sublandlord may request concerning the proposed subtenant or assignee (which information shall be requested within ten (10) days following receipt of Subtenant's notice and which information shall be provided within ten (10) days following Sublandlord's request). The submission pursuant to clause (iv) shall include a copy of any agreement, escrow instructions or other document which contains or memorializes the terms and provisions of the transaction for which Sublandlord's consent is required. Similarly, if Subtenant desires to mortgage or encumber its interest in this Sublease, Subtenant shall first supply to Sublandlord in writing such information as to such transaction as may be requested by Sublandlord.

     12.3. SUBLANDLORD'S ELECTION. At any time within thirty (30) days after Sublandlord's receipt of the last of the information specified in Paragraph 12.2, above, Sublandlord may by written notice to Subtenant elect to disapprove of such assignment or sublease.. If Sublandlord does not disapprove the proposed subletting or assignment in writing within said thirty (30) day period, Subtenant may within ninety (90) days after the expiration of said thirty (30) day period enter into a valid assignment or sublease of the Premises or portion thereof, upon the terms and conditions set forth in the information furnished by Subtenant to Sublandlord pursuant to Paragraph 12.2 above. It is provided, however, that any material change in such terms shall be subject to Sublandlord's consent as provided in this Paragraph. Subtenant shall, at Subtenant's own cost and expense, discharge in full any commissions which may be due and owing as the result of any proposed assignment or subletting.

     12.4. SUBLANDLORD'S DISCRETION; Factors. Sublandlord shall have the right to approve or disapprove any proposed assignee or subtenant. In exercising such right of approval or disapproval, Sublandlord shall be entitled to take into account any fact or factor which Sublandlord reasonably deems relevant to such decision, including but not limited to the following, all of which are agreed by Subtenant to be reasonable factors for Sublandlord's consideration:

             (a) The financial strength and business experience of the proposed assignee or subtenant, including, but not limited to, the adequacy of its working capital to pay all expenses anticipated in connection with any proposed remodeling of the Premises.

             (b) The proposed use of the Premises by such proposed assignee or subtenant and the compatibility of such proposed use within the quality and nature of the other uses in the Building. The foregoing may include an analysis by Sublandlord of the number and persons per square foot (as described above) proposed by the subtenant or assignee to occupy the Premises, it being understood and agreed that Sublandlord may disapprove a subtenant or assignee which represents an unreasonable increase in population levels.

             (c) Any adverse impact, including a greater intensity of use of any Building, mechanical, electrical or plumbing facilities or any other services or facilities of the Project, which may result from the occupancy of the Premises by the proposed subtenant or assignee.

             (d) Whether there exists any default by Subtenant pursuant to this Sublease or any non-payment or non-performance by Subtenant under this Sublease which, with the passage of time and/or the giving of notice, would constitute a default under this Sublease.

             (e) The business reputation, character, history and nature of the business of the proposed assignee or subtenant.

             (f) Whether the proposed assignee or subtenant is a person with whom Sublandlord is actively negotiating for space in the Project, it being understood and agreed that Sublandlord may disapprove a subletting or assignment to such potential direct tenant.

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

             (g) Whether the proposed assignee or subtenant is a governmental entity or agency, it being understood and agreed that Sublandlord may disapprove the proposed subletting or assignment as being inconsistent with the character of the building.

             (h) Any possibility that such assignment or subletting could trigger the Master Landlord's rights of recapture under Paragraph 11.06 of the Master Lease, except assignment or subletting specifically excluded from recapture pursuant to Master Landlord's consent to this Sublease or separate written agreement between Master Landlord and Subtenant.

             (i) Whether the proposed sublease is for less than an entire floor of a Building or includes a portion of the Premises that is less than an entire floor of a Building.

     Moreover, Sublandlord shall be entitled to be reasonably satisfied that each and every covenant, condition or obligation imposed upon Subtenant by this Sublease and each and every right, remedy or benefit afforded Sublandlord by this Sublease is not impaired or diminished by such assignment or subletting. Sublandlord and Subtenant acknowledge that the express standards and provisions set forth in this Sublease dealing with assignment and subletting, including those set forth in this Paragraph 12.4, have been freely negotiated and are reasonable at the date hereof taking into account Subtenant's proposed use of the Premises and the nature and quality of the building. Moreover, approval of any assignment of Subtenant's interest shall, whether or not expressly so stated, be conditioned upon such assignee assuming in writing all obligations of Subtenant hereunder.

     12.5. BONUS RENT. As a condition to Sublandlord's consent to an assignment or subletting, Sublandlord shall be entitled to receive, in the case of a subletting, fifty percent (50%) of all rent (however denominated and paid) payable by the subtenant to Subtenant, less reasonable leasing commissions and other reasonable costs incurred in connection with the assignment or subletting (subject to Sublandlord's reasonable approval), including the costs and expenses of Sublandlord and/or Master Landlord required to be paid by Subtenant hereunder, in excess of that payable by Subtenant to Sublandlord pursuant to the other provisions of this Sublease with respect to the portion of the Premises being sublet and, in the case of an assignment, fifty percent (50%) of all consideration given, directly or indirectly, by the assignee to Subtenant, in connection with such assignment. For the purposes of this Paragraph 12.5, the term "rent" shall mean all consideration paid or given, directly or indirectly, for the use of the Premises or any portion thereof. The term "consideration" shall mean and include money, services, property or any other thing of value such as payment of costs, cancellation of indebtedness, discounts, rebates, free or abated rent, bonuses, and similar inducements. The terms "sublet" and "sublease" and their variants shall include a sublease as to which Subtenant is sublessor and any sub-sublease or other sub-subtenancy, irrespective of the number of tenancies and tenancy levels between the ultimate occupant and Sublandlord, as to which Subtenant receives any consideration, as defined in this Paragraph. Any rent or other consideration which is to be passed through to Sublandlord by Subtenant pursuant to this Paragraph shall be paid to Sublandlord promptly upon receipt by Subtenant and shall be paid in cash, irrespective of the form in which received by Subtenant from any subtenant or assignee. In the event that any rent or other consideration received by Subtenant from a subtenant or assignee is in a form other than cash, then for purposes of calculating the share of excess rents to which Sublandlord is entitled hereunder, the parties shall take into account the fair value of such consideration.

     12.6. ENCUMBRANCES. Subtenant understands and acknowledges that, should Subtenant propose to encumber or hypothecate its interest in this Sublease, Sublandlord may reasonably refuse to consent thereto and may reasonably condition such consent. In no event may Subtenant encumber or hypothecate its interest in this Sublease until and unless Subtenant shall first have received the written consent of Sublandlord. In the event that Sublandlord consents to any proposed encumbrance or hypothecation by Subtenant, the person or entity receiving a lien upon or security interest in Subtenant's interest in this Sublease shall not be entitled to transfer such interest except in compliance with the provisions of this Paragraph 12.

     12.7. MERGER; ATTORNMENT. The voluntary or other surrender of this Sublease by Subtenant or a mutual cancellation hereof shall not work a merger, and shall, at the option of Sublandlord, terminate all or any existing subleases

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

or subtenancies or shall operate as an assignment to Sublandlord of such subleases or subtenancies. Any sub-sublease of the Premises shall be subject and subordinate to the provisions of this Sublease, shall not extend beyond the term of this Sublease, and shall provide that the sub-sublessee shall attorn to Sublandlord, at Sublandlord's sole option, in the event of the termination of this Sublease.

     12.8. SUBLANDLORD'S COSTS. Subtenant shall reimburse Sublandlord, on demand, for all out-of-pocket costs and expenses incurred by Sublandlord in connection with any proposed assignment or subleasing by Subtenant, including reasonable attorneys' fees and any costs and expenses payable to Master Landlord under the Master Lease, which amounts shall be included in the transaction costs Subtenant may recover in determining the portion of excess rents payable to Sublandlord pursuant to Paragraph 12.5.

     12.9. AFFILIATES. Notwithstanding anything to the contrary contained in this Paragraph 12, but subject to all Master Lease restrictions and requirements including Master Landlord's consent, Subtenant may assign this Sublease, or sublet all or a portion of the Premises, without receipt of Sublandlord's consent and without the requirement of sharing consideration with Sublandlord pursuant to Paragraph 12.5, to an "Affiliate" of Subtenant. "Affiliate" shall be defined to be any entity which controls, is controlled by, or is under common control with Subtenant or which acquires all or substantially all of Subtenant's stock or assets or which results from the merger or consolidation of Subtenant with another entity, so long as such transaction was not entered into as a subterfuge to avoid the obligations and restrictions of this Sublease and provided that the purported assignee is not a "competitor" of Sublandlord. In connection with any assignment of the type described in this Paragraph 12.9:

             (a) The assignee shall, within ten (10) business days after receipt of written request from Sublandlord, execute and deliver to Sublandlord a written assignment of the obligations of Subtenant pursuant to this Sublease accruing from and after the effective date of the assignment and in form and substance reasonably satisfactory to Sublandlord.

             (b) No such assignment shall release Subtenant from any of the obligations of the subtenant hereunder, whether accruing prior to or subsequent to the effective date of such transaction.

             (c) No such assignment shall be accompanied by a change in use from that permitted under this Sublease.

             (d) Within ten (10) days after the effective date of such assignment, Subtenant shall notify Sublandlord in writing of such occurrence, the effective date thereof, the name of the assignee, any addition or change in the addresses for notice pursuant to this Sublease and the facts which bring such transaction within the scope of this Paragraph 12.9.

             (e) Subtenant agrees to reimburse Sublandlord for Sublandlord's reasonable out-of-pocket costs (including amounts payable to Master Landlord under the Master Lease) and attorneys' fees incurred in connection with the review, processing and documentation of any such transaction. For purposes of the foregoing definition of Affiliate, an entity is a "competitor" of Sublandlord if the entity owns, operates, maintains, or controls, or participates significantly (in the reasonable opinion of Sublandlord) in the ownership, management, control, operation, or profits of any business in competition with the business of Sublandlord. For purposes of the foregoing definitions of "Affiliate" and "competitor", "control" means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity's affairs

13.      DEFAULT; BREACH; REMEDIES.

     13.1. DEFAULT; BREACH. A "Default" is defined as a failure by the Subtenant to comply with or perform any of the terms, covenants, conditions or rules and regulations under this Sublease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Subtenant to cure such Default within any applicable grace

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

period, unless Sublandlord is legally prevented from issuing a notice of Default, in which event no grace period shall apply:

             (a)  The abandonment of the Premises.

             (b) The failure of Subtenant to make any payment of Rent or any Security Deposit required to be made by Subtenant hereunder when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Sublease which endangers or threatens life or property, where such failure continues for a period of five (5) business days following written notice to Subtenant with respect to payments of Base Rent, and ten (10) days with respect to Operating Expenses and Master Lease Expenses and Security Deposit.

             (c) The failure by Subtenant to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the rescission of an unauthorized assignment or subletting, (iii) an Estoppel Certificate, (iv) a requested subordination, (v) any document requested under Paragraph 7.11 (utility additions) and/or Paragraph 42 (easements), or (vii) any other documentation or information which Sublandlord may reasonably require of Subtenant under the terms of this Sublease, where any such failure continues for a period of 10 days following written notice to Subtenant.

             (d) A Default by Subtenant as to the terms, covenants, conditions or provisions of this Sublease, or of the rules and regulations adopted under Paragraph 1.4 hereof, other than those described in subparagraphs 13.1 (a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Subtenant's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Subtenant commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

             (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "Debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Subtenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Subtenant's assets located at the Premises or of Subtenant's interest in this Sublease, where possession is not restored to Subtenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Subtenant's assets located at the Premises or of Subtenant's interest in this Sublease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

             (f) The discovery that any financial statement of Subtenant or of any guarantor given to Sublandlord was materially false.

             (g) The failure to comply with Subtenant's obligations under the written Consent to Sublease under which Master Landlord consents to this Sublease following the expiration of any applicable cure period provided for therein.

     13.2. REMEDIES. If Subtenant fails to perform any of its affirmative duties or obligations, within the applicable grace period (if any) under Paragraph 13.1 (or in case of an emergency, without prior notice, but with notice promptly thereafter), Sublandlord may, at its option, perform such duty or obligation on Subtenant's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Sublandlord shall be due and payable by Subtenant upon receipt of invoice therefor. If any check given to Sublandlord by Subtenant shall not be honored by the bank upon which it is drawn, Sublandlord, at its option, may require all future payments to be made by Subtenant to be by cashier's check. In the event of a Breach, Sublandlord may, with or without further notice or demand, and without limiting Sublandlord in the exercise of any right or remedy which Sublandlord may have by reason of such Breach:

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             (a)  Terminate Subtenant's right to possession of the Premises by any lawful means, in which case this Sublease shall terminate and Subtenant shall immediately surrender possession to Sublandlord. In such event Sublandlord shall be entitled to recover from Subtenant: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Subtenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Subtenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Sublandlord for all the detriment proximately caused by the Subtenant's failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Sublandlord in connection with this Sublease applicable to the unexpired term of this Sublease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Sublandlord to mitigate damages caused by Subtenant's Breach of this Sublease shall not waive Sublandlord's right to recover damages under Paragraph 12. If termination of this Sublease is obtained through the provisional remedy of unlawful detainer, Sublandlord shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Sublandlord may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Subtenant under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Subtenant to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Sublease entitling Sublandlord to the remedies provided for in this Sublease and/or by said statute.

             (b) Continue the Sublease and Subtenant's right to possession and recover the Rent as it becomes due, in which event Subtenant may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Sublandlord's interests, shall not constitute a termination of the Subtenant's right to possession.

             (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Sublease and/or the termination of Subtenant's right to possession shall not relieve Subtenant from liability under any indemnity provisions of this Sublease as to matters occurring or accruing during the term hereof or by reason of Subtenant's occupancy of the Premises.

     With respect to the Furniture, to the extent permitted by applicable law, Subtenant hereby waives any and all rights and remedies conferred upon a lessee by Section 10508 through 10522 of the California Commercial Code. To the extent permitted by applicable law, Subtenant also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Sublandlord to sell, lease, or otherwise use any Furniture in mitigation of Sublandlord's damages under the terms of this Sublease or which may otherwise limit or modify any of Sublandlord's rights or remedies under this Sublease. Any action by Subtenant against Sublandlord for any default by Sublandlord under this Sublease with respect to the Furniture shall be commenced within one year after any such cause of action accrues.

     13.3. INDUCEMENT RECAPTURE. Sublandlord's agreement to the waiver of Base Rent during the Base Rent Inducement Period shall be deemed conditioned upon Subtenant's full and faithful performance of all of the terms, covenants and conditions of this Sublease. Upon termination of this Sublease for Breach by Subtenant, any such Inducement Provision shall automatically be deemed deleted from this Sublease and of no further force or effect, and Sublandlord shall be entitled to recover, as part of its damages under Paragraph 13.2(a)(i), the amount of Base Rent that would have been payable by Subtenant during the Base Rent Inducement Period.

     13.4.   BREACH BY SUBLANDLORD.

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             (a)  Notice of Breach. Sublandlord shall not be deemed in breach of this Sublease unless Sublandlord fails within a reasonable time to perform an obligation required to be performed by Sublandlord. For purposes of this Paragraph, a reasonable time shall in no event be more than 30 days after receipt by Sublandlord of written notice specifying wherein such obligation of Sublandlord has not been performed; provided, however, that if the nature of Sublandlord's obligation is such that more than 30 days are reasonably required for its performance, then Sublandlord shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion, and provided further that in the event of emergency a shorter cure period shall apply as is reasonably appropriate under the circumstances. Subtenant shall provide a courtesy copy of any notices of default delivered to Sublandlord to any Lender whose name and address shall have been furnished Subtenant in writing for such purpose .

             (b) Performance by Subtenant on Behalf of Sublandlord. In the event that neither Sublandlord nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Subtenant may elect to cure said breach at Subtenant's expense and offset from Rent an amount equal to the greater of one month's Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Subtenant's right to reimbursement from Sublandlord. Subtenant shall document the cost of said cure and supply said documentation to Sublandlord.

14. DAMAGE OR DESTRUCTION; CONDEMNATION. Notwithstanding anything in this Sublease to the contrary, in the event of a fire or other casualty affecting the Project or the Premises, or of a taking of all or a part of the Project or Premises under the power of eminent domain, Sublandlord shall not be required to obtain the consent of Subtenant in order to exercise any right which may have the effect of terminating the Master Lease. In the event Sublandlord is entitled, under the Master Lease, to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Subtenant shall be entitled to "Subtenant's Abatement Share" (defined below) of such rent abatement unless the effect on the Premises of such fire or other casualty or such taking shall be substantially disproportionate to the amount of the abatement, in which event the parties shall equitably adjust the abatement as between themselves, based on the relative impact of the fire or other casualty, or the taking, as the case may be. "Subtenant's Abatement Share" is defined, for purposes of this Sublease, as the percentage determined by dividing the affected rentable area of the Premises by the affected rentable area of the Project. If the Master Lease imposes on Sublandlord the obligation to repair or restore leasehold improvements or alterations, Subtenant shall be responsible for repair or restoration of leasehold improvements or alterations made by Subtenant. Subtenant shall make any insurance proceeds resulting from the loss which Sublandlord is obligated to repair or restore available to Sublandlord and shall permit Sublandlord to enter the Premises to perform the same, subject to such conditions as Subtenant may reasonably impose.

15. BROKERAGE FEES. Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease other than Cushman and Wakefield ("CW") and Cornish & Carey Commercial ("C&C") as brokers for Sublandlord, and The Staubach Company ("TSC") as broker for Subtenant. Sublandlord shall pay CW a commission pursuant to a written agreement dated March 21, 2001, and shall pay C&C a commission pursuant to a separate written agreement dated June 26, 2002, which commissions are to be shared with TSC pursuant to agreements between C&C and CW, on the one hand, and TSC on the other hand. No other commissions shall be payable in connection with this transaction. Each party covenants to hold harmless and indemnify the other party from and against any and all costs (including reasonable attorneys' fees), expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Sublease or the negotiation thereof on behalf of such indemnifying party.

16.      ESTOPPEL CERTIFICATES.

             (a) Subtenant shall within ten (10) days after written notice from Sublandlord execute, acknowledge and deliver to Sublandlord a statement in writing in form substantially similar to the form of estoppel certificate attached hereto as Exhibit J and incorporated herein by this reference ("Estoppel Certificate"), plus such additional information, confirmation and/or statements as may be reasonably requested by Sublandlord.

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

             (b) If Subtenant shall fail to execute or deliver the Estoppel Certificate within such ten (10) day period, Sublandlord may execute an Estoppel Certificate stating that: (i) the Sublease is in full force and effect without modification except as may be represented in good faith, using reasonable business judgment, by Sublandlord, (ii) there are no uncured defaults in Sublandlord's performance, and (iii) not more than one (1) month's rent has been paid in advance. Prospective purchasers and encumbrances may rely upon Sublandlord's Estoppel Certificate, and Subtenant shall be estopped from denying the truth of the facts contained in said Estoppel Certificate.

             (c) If Sublandlord acquires an ownership interest in the Premises and desires to finance, refinance, or sell the Premises, or any part thereof, or if Sublandlord desires to assign, pledge, or hypothecate Sublandlord's leasehold interest pursuant to the Master Lease, or if Sublandlord desires to finance, refinance, sell, assign, pledge, or hypothecate Sublandlord's interest in the Furniture or any part thereof, then Subtenant shall deliver to any potential lender, purchaser, recipient of such pledge or hypothecation, or assignee designated by Sublandlord such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Subtenant's financial statements for the past three (3) years. All such financial statements shall be received by Sublandlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. DEFINITION OF SUBLANDLORD. The term "Sublandlord" as used herein shall mean the holder at the time in question of Lessee's (as defined in the Master Lease) interest in the Master Lease. In the event of a transfer of Sublandlord's title or interest in the Master Lease, Sublandlord shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Sublandlord. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, and the assumption in writing by such transferee or assignee of Sublandlord's obligations accruing under this Sublease after such transfer or assignment, the prior Sublandlord shall be relieved of all liability with respect to the obligations and/or covenants under this Sublease to be performed by the Sublandlord that accrue after such transfer or assignment. Subject to the foregoing, the obligations and/or covenants in this Sublease to be performed by the Sublandlord shall be binding only upon the Sublandlord as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Sublandlord under this Sublease, and all subsequent holders of the Sublandlord's interest in this Sublease shall remain liable and responsible with regard to the potential duties and liabilities of Sublandlord pertaining to Hazardous Materials as outlined in Paragraph 5.2 above

18. SEVERABILITY. The invalidity of any provision of this Sublease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. DAYS. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Sublease shall mean and refer to calendar days.

20. LIMITATION ON LIABILITY. Subject to the provisions of Paragraph 17 above and only if Sublandlord acquires an ownership interest in the Premises, the obligations of Sublandlord under this Sublease shall not constitute personal obligations of Sublandlord, or its employees, directors, officers, shareholders, or its successors and assigns or their respective heirs, and Subtenant shall look to Sublandlord's interest in the Premises, and to no other assets of Sublandlord, for the satisfaction of any liability of Sublandlord with respect to this Sublease, and shall not seek recourse against the individual employees, directors, officers, shareholders, successors and assigns of Sublandlord, or any of their personal assets or those of their heirs for such satisfaction. In the event that Sublandlord has only a leasehold interest in the Premises, the obligations of Sublandlord under this Sublease shall not constitute personal obligations of Sublandlord's employees, directors, officers, shareholders, or Sublandlord's successors and assigns or their respective heirs, and Subtenant shall look to Sublandlord for the satisfaction of any liability of Sublandlord with respect to this Sublease, and shall not seek recourse against the individual employees, directors, officers, shareholders, successors and assigns of Sublandlord, or any of their personal assets or those of their heirs for such satisfaction.

21. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Sublease.

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22.      NO PRIOR OR OTHER AGREEMENTS. This Sublease is a complete integration and contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.      NOTICES.

     23.1. NOTICE REQUIREMENTS. Except as otherwise provided herein, all notices required or permitted by this Sublease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail or other nationally-recognized overnight courier, with postage prepaid and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted in the Basic Sublease Information above shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice. An informational copy of all notices given by either Party shall be sent via facsimile to the facsimile number provided for the other Party. A copy of all notices to Sublandlord shall be concurrently transmitted to such party or parties at such addresses as Sublandlord may from time to time hereafter designate in writing.

     23.2. DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. If notice is received after 5:00 p.m. Pacific Time on a business day or on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

     23.3    NOTICES FROM MASTER LANDLORD.

     Each party shall provide to the other party a copy of any notice or demand received from or delivered to Master Landlord as soon as practicable thereafter, but preferably within forty-eight (48) hours of receiving, and concurrently upon delivering, such notice or demand. Notwithstanding the foregoing, Sublandlord shall only be required to provide copies of any notices or demand affecting the Premises or those affecting the interests of all subtenants in the Project.

24.      WAIVERS.

     No term, covenant or condition hereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of a breach of any term, covenant or condition hereof shall not be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent breach of the same or of any other term, covenant or condition hereof. Sublandlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Sublandlord's consent to, or approval of, any subsequent or similar act by Subtenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Sublease requiring such consent. The acceptance of Rent by Sublandlord shall not be a waiver of any Default or Breach by Subtenant. Any payment by Subtenant may be accepted by Sublandlord on account of moneys or damages due Sublandlord, notwithstanding any qualifying statements or conditions made by Subtenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Sublandlord at or before the time of deposit of such payment.

25. NO RIGHT TO HOLDOVER. Subtenant has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Sublease. In the event that Subtenant holds over, then the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Sublandlord to any holding over by Subtenant.

26. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

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27.      COVENANTS AND CONDITIONS; CONSTRUCTION OF AGREEMENT. All provisions of this Sublease to be observed or performed by Subtenant are both covenants and conditions. In construing this Sublease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Sublease. Whenever required by the context, the singular shall include the plural and vice versa. This Sublease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

28. BINDING EFFECT; CHOICE OF LAW. This Sublease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State of California. Any litigation between the Parties hereto concerning this Sublease shall be initiated in the county in which the Premises are located.

29.      SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

     29.1. SUBORDINATION. This Sublease and any Option granted hereby shall be subject and subordinate to any leasehold financing or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Master Lease and/or this Sublease, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof; provided, however, that the holder of any such Security Devices (in this Sublease together referred to as "Lender") shall have executed a reasonable subordination, non-disturbance and attornment agreement ("SNDA") under which the Lender agrees that, subject to Lender's standard conditions, this Sublease and Subtenant's possession and rights hereunder shall not be disturbed by the Lender or anyone claiming under or through such a Lender. Subtenant agrees that a Lender shall have no liability or obligation to perform any of the obligations of Sublandlord under this Sublease except as stated in the applicable SNDA. Any Lender may elect to have this Sublease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Subtenant, whereupon this Sublease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     29.2. ATTORNMENT. In the event that Sublandlord transfers its leasehold interest in the Premises, (i) Subtenant shall attorn to such transferee, and upon request, enter into a new lease, containing all of the terms and provisions of this Sublease, with such new owner for the remainder of the term hereof, or, at the election of such transferee, this Sublease shall automatically become a new sublease between Subtenant and such transferee, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Sublandlord shall thereafter be relieved of any further obligations hereunder (excluding obligations accrued as of the date of such transfer) and such transferee shall assume all of Sublandlord's obligations hereunder, except that such transferee shall not: (a) be liable for any act or omission of any prior Sublandlord or with respect to events occurring prior to transfer; (b) be subject to any offsets or defenses which Subtenant might have against any prior Sublandlord,
(c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior Sublandlord not actually received by the transferee.

30.      MASTER LEASE PROVISIONS.

     30.1. SUBLEASE SUBORDINATE. This Sublease and all the rights of parties hereunder are subject and subordinate to the Master Lease. In the event the Master Lease is terminated for any reason other than a Recognition Event, then, on the date of such termination, subject to Master Landlord's written agreement to the contrary, this Sublease automatically shall terminate and be of no further force or effect, and the parties hereto shall be relieved of any liability thereafter accruing, except for liabilities of that parties that by the terms of this Sublease shall survive expiration or earlier termination. Notwithstanding the foregoing, in the event of the rejection by Master Landlord of the Master Lease which is approved, consented to or authorized by a bankruptcy court in a bankruptcy proceeding, then so long as Sublandlord has not elected (under Section 365(h)(1)(A) of the Bankruptcy Code or successor statute) to treat such rejection as a termination of the Master Lease and remains in possession of the Premises, Sublandlord agrees to recognize the estate of Subtenant under this Sublease and this Sublease shall continue, except to the extent restricted by court order or other legal restraint. Each party agrees that it will not, by its act or omission to act, cause a default under the Master Lease which would lead to the termination of the Master Lease by Master Landlord. In furtherance of the foregoing, the parties hereby confirm, each to the other, that as time is of the essence it is not practical in this Sublease agreement to enumerate all of

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the rights and obligations of the various parties under the Master Lease and specifically to allocate those rights and obligations in this Sublease agreement. Accordingly, in order to afford to Subtenant the benefits of this Sublease and of those provisions of the Master Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Sublandlord against a default by Subtenant which might cause a default or event of default by Sublandlord under the Master Lease:

             (a) Except for obligations delegated to Subtenant pursuant to Paragraph 7.5 and Paragraph 8.2, Sublandlord shall perform its covenants and obligations under the Master Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Subtenant on behalf of Sublandlord. For example, Sublandlord shall at all times keep in full force and effect all insurance required of Sublandlord as tenant under the Master Lease.

             (b) Except as otherwise expressly provided herein, from and after the Sublease Commencement Date, Subtenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Master Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises. If practicable, Subtenant shall perform affirmative covenants which are also covenants of Sublandlord under the Master Lease at least five (5) days prior to the date when Sublandlord's performance is required under the Master Lease. If Subtenant fails to comply with any of the obligations of the preceding sentence, and does not cure within the applicable cure period, then Sublandlord shall have the right to enter the Premises (in accordance with the requirements of Paragraph 32 below) to cure any default by Subtenant under this Paragraph.

             In particular, and without limiting the foregoing, Subtenant shall fulfill, at Subtenant's sole cost and expense (including reimbursement of costs included as Operating Expenses), all obligations imposed on occupants of the Project in connection with the Moffett Park Transportation Demand Management Plan described in Section 5.07 of the Master Lease and made part of the Master Lease as Exhibit M, including any amendments or revisions thereto (the "Transportation Plan"). Subtenant acknowledges that the Transportation Plan applies to the occupants of the Project as a group rather than individually; Subtenant and Sublandlord agree to reasonably cooperate and coordinate efforts with each other and other Project occupants in order to effectively and efficiently carry out the Transportation Plan. Sublandlord agrees to coordinate Transportation Plan compliance efforts on behalf of the Project, either itself or through its designee, and Subtenant shall cooperate with same. For purposes of this Paragraph 30.1, Sublandlord or its designee shall have the have the right, in its sole discretion, to determine what constitutes "obligations imposed on occupants of the Project in connection with the Transportation Plan" as that phrase applies to Subtenant; provided, that, no greater obligations may be imposed on Subtenant than on other Project occupants (including Sublandlord) under like circumstances, and provided that Subtenant shall be reasonably notified of obligations not included in the Master Lease or this Sublease.

             (c) Sublandlord hereby grants to Subtenant the right to receive all of the services with respect to the Premises which are to be provided by Master Landlord under the Master Lease. Sublandlord shall have no responsibility for or be liable to Subtenant for any default, failure or delay on the part of Master Landlord in the performance or observance by Master Landlord of any of its obligations under the Master Lease, nor shall such default by Master Landlord affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder except to the extent that such default by Master Landlord excuses performance by Sublandlord, under the Master Lease. In the event of Master Landlord's failure to perform its obligations under the Master Lease that inure to the benefit of Subtenant hereunder, Sublandlord shall, after written request from Subtenant, take such steps as Sublandlord determines to be commercially reasonable to secure Master Landlord's performance of such obligations, provided (i) Subtenant pays, on demand, all reasonable costs and expenses of Sublandlord associated therewith, and (ii) Subtenant is not in Breach under this Sublease.

     Subtenant acknowledges that it has been provided with a copy of the Master Lease and that it has reviewed and analyzed all of its provisions, including the Exhibits thereto, and that Subtenant is familiar with all of said provisions. Notwithstanding anything in this Sublease to the contrary, (i) the obligations of the parties under this Sublease shall not include acts for which Master Landlord is solely responsible under the Master Lease and (ii) Subtenant's rights under this Sublease shall not include any rights (vis a vis the Master Landlord) not granted to Sublandlord as "Lessee" under the

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Master Lease nor any rights that are in violation of the provisions of the
Master Lease, except as specifically granted by Master Landlord. Subtenant agrees to promptly notify Sublandlord of any default of Master Landlord under the Master Lease of which Subtenant becomes aware.

     If the termination of the Master Lease (and the resulting termination of this Sublease) occurs, Sublandlord shall have no liability therefor to Subtenant unless such termination results from Sublandlord's breach of the Master Lease or this Sublease.

     Notwithstanding anything to the contrary in this Sublease, Sublandlord shall not be required to fulfill any obligation if unable to perform through no fault of Sublandlord. Subtenant agrees that it will not take or permit any action or fail to perform or observe any obligation, which causes an event of default under the Master Lease and/or causes the Master Lease to be terminated or forfeited, and Subtenant shall indemnify, defend, protect and hold harmless Sublandlord from and against any and all claims, demands, suits, costs, expenses, damages and liabilities, including reasonable attorneys' fees, arising by reason of any act or omission on the part of the indemnifying party which is in breach of this Paragraph.

     30.2. COOPERATION WITH SUBTENANT. Sublandlord agrees to use commercially reasonable efforts to cooperate with Subtenant in (1) obtaining for Subtenant Master Landlord's consent to any action for which the Master Lease requires Master Landlord's consent, and (2) delivering any notice to Master Landlord as required by any provision of the Master Lease, including, without limitation, forwarding (as soon as practicable after Sublandlord's receipt) any request made by Subtenant to Master Landlord for consent or approval, and providing Master Landlord with all information required (or that Master Landlord may reasonably request) regarding any such request. The fact that Master Landlord has consented to an action of Subtenant shall not in any way limit or restrict any right of Sublandlord to withhold Sublandlord's consent to such action. Sublandlord shall have no liability to Subtenant by reason of Master Landlord's refusal to consent to any action of Subtenant.

     30.3. SUBLANDLORD REPRESENTATIONS. Sublandlord hereby represents and warrants that, at the time of Sublandlord's execution of this Sublease, (i) the document attached as Exhibit A to this Sublease is a complete copy of the Master Lease and that the Master Lease and the Additional Agreements represent the entire agreement between Sublandlord and Master Landlord with respect to the lease of the Premises, (ii) the Master Lease is in full force and effect, (iii) Sublandlord is not in default under the Master Lease beyond any applicable notice and cure period, and (iv) except as provided in the Additional Agreements, Sublandlord has not assigned, encumbered or otherwise transferred any interest in the Premises. The "Additional Agreements" shall mean the following agreements, all of which Subtenant acknowledges having received copies of and reviewed: Subordination, Acknowledgment of Lease Assignment, Nondisturbance and Attornment Agreement and Estoppel Certificate (Lease to Deed of Trust) between KeyBank National Association and Ariba, Inc., dated June 28, 2000; Subordination, Acknowledgment of Lease Assignment, Nondisturbance and Attornment Agreement and Estoppel Certificate (Lease to Junior Deed of Trust) between Lehman Ali, Inc. and Ariba, Inc. dated July 13, 2000; Letter from Jay Paul Company regarding Tenant Improvements dated September 11, 2000; Subordination, Acknowledgment of Lease Assignment, Nondisturbance and Attornment Agreement and Estoppel Certificate among Ariba, Inc., Bank of America and Moffett Park Drive LLC dated October 25, 2000; First Amendment to Lease between Moffett Park Drive LLC, as Lessor, and Ariba, Inc., as Lessee, dated January 12, 2001; Tri-Party Agreement between Ariba, Inc. and KeyBank National Association, dated February 14, 2001; Subordination, Acknowledgment of Lease Assignment, Nondisturbance and Attornment Agreement and Estoppel Certificate between Lowe Northwest Investor Properties I, L.L.C., and Ariba, Inc., dated April 30, 2002; and five (5) executed Memoranda of Commencement of Lease Term dated March __, 2001, March __, 2001, March 30, 2001, April 24, 2001, and April 24, 2001,
respectively (Master Lease Exhibits E-1, E-2, E-3, E-4 and E-5).

     30.4. MODIFICATION. Subject to Paragraph 30.6, Sublandlord shall neither amend nor modify the Master Lease in such a way that will materially adversely affect Subtenant's interest in this Sublease or increase Subtenant's obligations, costs, or expenses, without the prior written consent of Subtenant, which consent shall not be unreasonably withheld, conditioned or deferred.

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     30.5.   SUBLEASE CONSENT AND NON-DISTURBANCE AGREEMENT. The parties acknowledges that, under the terms of the Master Lease, this Sublease requires the prior written consent of Master Landlord. In accordance with this Master Lease requirement, Subtenant shall have no right to use or occupy the Premises prior to such time as Master Landlord provides its written consent to this Sublease. Sublandlord and Subtenant each agree to use reasonable efforts to obtain Master Landlord's consent and a non-disturbance agreement, and to provide any information that Master Landlord may reasonably request. Sublandlord and Subtenant acknowledge and agree that this Sublease is expressly conditioned upon obtaining Master Landlord's prior written consent to this Sublease and non-disturbance agreement in such form as is mutually agreeable to the parties in their sole discretion. Until such time as Master Landlord has executed and delivered a sublease consent and a non-disturbance agreement reasonably acceptable to Sublandlord and Subtenant, Sublandlord and Subtenant shall each have the right, by written notice to the other party, to terminate this Sublease.

     Sublandlord shall provide written notice to Master Landlord after the occurrence of any of the following: (a) the exercise of the extension option under this Sublease; (b) the occurrence of any holding over by Subtenant after the expiration or prior termination of this Sublease; (c) the termination of this Sublease. Sublandlord shall also provide to Master Landlord an informational copy of any default notice given to Subtenant at the time it is served.

     Subtenant shall provide written notice to Master Landlord after the occurrence of any of the following: (a) the exercise of the extension option under this Sublease; or (b) any request by Subtenant to make alterations or additions or to make other improvements to this Sublease Premises together with copies of all notices, plans or other documents provided to Sublandlord or its representatives in connection therewith. Subtenant shall also provide to Master Landlord an informational copy of any default notice given to Sublandlord at the time it is served.

     30.6. MULTIPLE NEW MASTER LEASES. Master Landlord subdivided the land underneath the Project into five legal parcels, with the result that each Building is located on a separate legal parcel. Sublandlord shall have the right, in its sole discretion, to agree to an amendment of the Master Lease, and Subtenant agrees to concurrently enter into a new sublease or subleases on substantially the same terms as this Sublease (including rights to Project Common Areas and Amenity Areas) in which Subtenant agrees to accept reasonable property restrictions placed in connection with the reparcelization; provided, however, that the rights granted to Subtenant with respect to the Premises, the Project Common Areas and the Amenity Areas shall not be affected. The procedure for entering into such new sublease agreements shall be as follows: Sublandlord shall give Sublessee notice of the amendment of the Master Lease, and, thereafter, Sublandlord and Sublessee shall use reasonable good faith efforts to agree upon, execute and deliver a new sublease agreement or agreements, which sublease agreement(s) shall be, cumulatively, substantially similar to this Sublease. The effectiveness of such new sublease shall be subject to and conditioned upon delivery to Subtenant of a consent to sublease and non-disturbance/recognition agreement in substantially the same form as was delivered pursuant to Paragraph 30.5 in connection with the execution of this Sublease. Sublandlord shall be entitled to retain any benefit conferred on or granted to Sublandlord by virtue of the foregoing activities; Sublandlord and Subtenant shall each bear their own costs in connection with the same.

     30.7. CONFLICT. As between Sublandlord and Subtenant, in the event of a conflict between the provisions of this Sublease and the provisions of the Master Lease, the provisions of this Sublease shall control.

31. ATTORNEYS' FEES. If either Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Sublandlord shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

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32.      SUBLANDLORD'S ACCESS TO PREMISES.

     32.1. GENERALLY. In addition to Sublandlord's access rights to Sublandlord's Server Room and MPOE Room, as provided in Paragraph 1.8 and Paragraph 1.9 above, Sublandlord and Sublandlord's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise during business hours upon reasonable notice by telephone or electronic mail to Subtenant's designated contact for the purpose of inspecting the Premises; showing the Premises to prospective purchasers, lenders, or prospective tenants (during the last six (6) months of the term hereof) and realtors; making such repairs to the Premises as Sublandlord may deem necessary or desirable or that Subtenant fails to perform; to access security and HVAC controls and network connections for security and HVAC; and such other purposes as Sublandlord may deem reasonably necessary or desirable, including but not limited to proper functioning of Project security systems and climate control. Sublandlord shall be accompanied by an employee of Subtenant (if required by Subtenant) during non-emergency entries, and use reasonable efforts to be accompanied by a security guard during emergency entries, and shall comply with all reasonable security requirements of Subtenant which have been made known to Sublandlord in writing prior to all such entries. Master Landlord and/or Sublandlord may at any time place on the Premises any ordinary "For Sale" signs and may during the last 6 months of the term hereof place on the Premises any ordinary "For Lease" signs. Subject to any approval rights of Master Landlord, Subtenant may at any time place on the Premises any ordinary "For Lease" sign. Notwithstanding any other provision of this Paragraph 32, Sublandlord may enter the Premises at any time to take possession due to any Breach of this Sublease, subject to applicable law.

     32.2. SUBTENANT'S WAIVER. Sublandlord may enter the Premises without the abatement of Rent and may take steps to accomplish the stated purposes. Subtenant waives any claims for damages caused by Sublandlord's entry, including damage claims for: (i) injuries; (ii) inconvenience to or interference with Subtenant's business; (iii) lost profits; (iv) loss of occupancy or quiet enjoyment of the Premises. During such entry Sublandlord shall accord reasonable care to Subtenant's property and comply with Subtenant's reasonable security measures which have been made known to Sublandlord in advance, in writing.

     32.3. METHOD OF ENTRY. For entry as permitted by this Paragraph 32, Sublandlord shall at all times have a key or, if applicable, a card key with which to unlock all the doors in the Premises, and have access at all times to such a key or card key through the Security Company. Sublandlord shall provide Subtenant, and update as necessary, a list of employees holding such a key or card key. In an emergency situation, Sublandlord shall have the right to use any means that Sublandlord considers proper to open the doors in and to the Premises. Any such entry into the Premises by Sublandlord shall not be considered a forcible or unlawful entry into, or a detainer of, the Premises or an actual or constructive eviction of Subtenant from any portion of the Premises, so long as during such non-emergency entry Sublandlord shall accord reasonable care to Subtenant's property and comply with Subtenant's reasonable security measures which have been made known to Sublandlord through prior written notice.

33. AUCTIONS. Subtenant shall not conduct, nor permit to be conducted, any auction upon the Premises without Sublandlord's prior written consent. Sublandlord shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. SIGNS. Except as provided in this Paragraph 34, Subtenant shall not place any sign upon the Project without Sublandlord's prior written consent. Subtenant shall be permitted, at Subtenant's sole cost and expense, to install and maintain signage on the face of Project-standard monuments in the Project as well as directory signage in the lobby of Building Three. So long as Subtenant occupies three full floors of Building Three and is not in Breach under this Sublease, Subtenant shall have the exclusive right to install and maintain a sign on the exterior of Building Three, at Subtenant's sole cost and expense. In addition, should Subtenant at any point during the Term occupy the entire second, third, and fourth floors of Building Four and the "B4 F1 Signage Occupancy Area" on the first floor of Building Four as shown on Exhibit B, then so long as Subtenant occupies such space and is not in Breach under this Sublease, Subtenant shall have the exclusive right to install and maintain a sign on the exterior of Building Four, at Subtenant's sole cost and expense. All exterior building signage shall comply with the Site Signage Plan attached hereto as Exhibit K. All signs are subject to Master Landlord's prior written consent as provided in the Master Lease and all other applicable restrictions

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and requirements contained therein, shall comply in all regards with this
Paragraph 34 and with all Applicable Requirements.

35.      [intentionally omitted]

36. CONSENTS. Except as otherwise provided herein, wherever in this Sublease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Sublandlord's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Subtenant for any Sublandlord consent, including but not limited to consents to an assignment, a subletting or the presence or use of any Hazardous Materials, shall be paid by Subtenant upon receipt of an invoice and supporting documentation therefor. Sublandlord's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Subtenant of this Sublease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Sublandlord at the time of such consent. The failure to specify herein any particular condition to Sublandlord's consent shall not preclude the imposition by Sublandlord at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. QUIET POSSESSION. Subject to payment by Subtenant of the Rent and performance of all of the covenants, conditions and provisions on Subtenant's part to be observed and performed under this Sublease, Subtenant shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

38. OPTIONS. If Subtenant is granted an option, as defined below, then the following provisions shall apply.

     38.1. DEFINITION. "Option" shall mean: (a) the right to extend the term of or renew this Sublease or to extend or renew any lease or sublease that Subtenant has on other property of Sublandlord (b) the right of first refusal or first offer to lease or sublease either the Premises or other portions of the Project or other property of Sublandlord; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Sublandlord.

     38.2. MULTIPLE OPTIONS. In the event that Subtenant has any multiple Options to extend or renew this Sublease, a later Option cannot be exercised unless the prior Options have been validly exercised.

     38.3.   MASTER LEASE OPTIONS.

     "Master Lease Option" shall mean: (a) the right to extend the term of or renew the Master Lease or to extend or renew any lease or sublease that Sublandlord has on other property of Master Landlord, (b) the right of first refusal or first offer to lease or sublease either the Premises or other property of Master Landlord; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Master Landlord. Subtenant shall have no right whatsoever in any Master Lease Option and Sublandlord shall have the sole and absolute discretion regarding its exercise of its Master Lease Options.

     38.4.   EFFECT OF DEFAULT ON OPTIONS.

             (a) Subtenant shall have no right to exercise an Option: (i) during the time Subtenant is in Breach of this Sublease, or (ii) in the event that Subtenant has been given three (3) or more valid notices of separate, material Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

             (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Subtenant's inability to exercise an Option because of the provisions of Paragraph 38.5(a) above.

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             (c)  Sublandlord shall have the right to have an Option terminate and be of no further force or effect, notwithstanding Subtenant's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Sublandlord gives to Subtenant 3 or more valid notices of separate, material Default, whether or not the Defaults are cured, or (ii) Subtenant commits a Breach of this Sublease.

39.      OPTIONS TO EXTEND TERM.

             (a) Subtenant shall have two (2) options to extend the Term of this Sublease upon all of the terms and conditions contained herein, except that the Base Rent for the renewal terms shall be ninety-five percent (95%) of the "Fair Market Rental Rate" (as defined below) for the applicable period. The first Option shall be to extend the Term for twenty-four (24) months, and is referred to as the "First Renewal Option." The second Option shall be to further extend the Term to January 24, 2013, and is referred to as the "Second Renewal Option." The First Renewal Option and the Second Renewal Option are collectively referred to as the "Renewal Options."

             (b) Subtenant shall provide binding written notice to Sublandlord of Subtenant's exercise of either of said Renewal Options ("Subtenant's Renewal Notice") no later than nine (9) months, nor earlier than twelve (12) months, prior to the expiration of the then-current Term. Within thirty (30) days after receipt of Subtenant's Renewal Notice, Sublandlord will advise Subtenant of Sublandlord's estimate of the Fair Market Rental Rate. If Subtenant agrees with Sublandlord's estimate, or if Subtenant fails to respond to Sublandlord's estimate of Fair Market Rental Rate within thirty (30) days after receipt thereof, Sublandlord's estimate shall be binding. If Subtenant does so respond and offers a different Fair Market Rental Rate, and if the parties are unable to agree upon the Fair Market Rental Rate within thirty (30) days after such response by Subtenant (the "Negotiation Period"), then such dispute shall be settled by arbitration as described below.

             (c) If Sublandlord and Subtenant are unable to agree upon the Fair Market Rental Rate within the Negotiation Period, then the dispute shall proceed to arbitration. The arbitration procedure shall commence when either party submits the matter to arbitration. Not later than ten (10) days after the arbitration procedure has commenced, each party shall appoint an arbitrator and notify the other party of such appointment by identifying the appointee. Each party hereto agrees to select as its respective appointee a licensed real estate broker, who is an individual of substantial experience with respect to office building ownership, management and marketing in Santa Clara County, which person shall not be regularly employed or have been retained during the last two (2) years as a consultant by the party selecting such person. Neither party may consult directly or indirectly with any arbitrator regarding the Fair Market Rental Rate prior to appointment, or after appointment, outside the presence of the other party.

     The arbitration shall be conducted under the provisions of the commercial arbitration rules of the American Arbitration Association. Not later than (10) days after both arbitrators are appointed, each party shall separately, but simultaneously, submit in a sealed envelope to each arbitrator their separate suggested Fair Market Rental Rate and shall provide a copy of such submission to the other party. The two (2) selected arbitrators, after reviewing such submissions, shall determine whether Sublandlord's or Subtenant's estimate of the Fair Market Rental Rate is closer to the actual Fair Market Rental Rate for the Premises. If both arbitrators agree that one of said declared estimates is closer to the actual Fair Market Rental Rate, they shall declare that estimate to be the Fair Market Rental Rate, and their decision shall be final and binding upon the parties.

     If the two (2) selected arbitrators are unable to agree that one of the declared estimates is closer to the actual Fair Market Rental Rate, within thirty (30) days after receipt of Sublandlord's and Subtenant's submitted estimates, then the arbitrators shall inform the parties. Unless the parties shall both otherwise then direct, said arbitrators shall select a third arbitrator, not later than ten (10) days after the expiration of said thirty
(30) day period. If no arbitrator is selected within such ten (10) day period, either party may immediately petition a court with appropriate jurisdiction to appoint such third arbitrator. The third arbitrator shall meet the qualifications and restrictions set forth above for the initial arbitrators, and shall conduct an arbitration pursuant to the commercial arbitration rules of the American Arbitration Association. The third arbitrator's decision shall be final and binding as to which estimate (as between Sublandlord's and Subtenant's) of the Fair Market Rental Rate is closer to the actual Fair Market Rental Rate. Such third arbitrator shall make a decision not later than thirty (30) days after

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appointment.

     Each party shall be responsible for the costs, charges and/or fees of its respective appointee, and the parties shall share equally in the costs, charges and/or fees of the third arbitrator. The decision of the arbitrator(s) may be entered in any court having jurisdiction thereof.

             (d) The term "Fair Market Rental Rate" shall mean the annual amount per rentable square foot that a willing, comparable, non-equity, non-renewal, non-expansion new tenant would pay and a willing, comparable landlord would accept at arm's length, giving appropriate consideration to annual rental rates per rentable square foot, the credit strength of Subtenant, the type of escalation clauses (including, but without limitation, operating expense, real estate taxes, CPI), the extent of liability under the escalation clauses (e.g., whether determined on a "net lease" basis or by increases over a particular base year or base dollar amount), tenant improvement allowance, abatement provisions reflecting free rent and/or no rent during the period of construction or any other period during the lease term, brokerage commissions, if any, length of lease term, size and location of Premises being leased, and other generally applicable terms and conditions of tenancy for the space in question.

             (e) Following exercise by Subtenant of a Renewal Option and determination of the Base Rent for the respective option period, at the request of either party hereto and within thirty (30) days after such request, Sublandlord and Subtenant shall enter into a supplement to this Sublease confirming the terms, conditions and provisions applicable to the related Renewal Period as determined in accordance herewith.

40. RIGHTS TO EXPAND. Subject to the Master Landlord Rights (defined below) and the terms and conditions of this Section 40, Subtenant shall have the Right of First Refusal and Offer Right described below (collectively, "Expansion Rights").

     40.1. RIGHT OF FIRST REFUSAL. During the Term of this Sublease, Subtenant shall have a right of first refusal ("Right of First Refusal") to sublease the second, third and fourth floors of Building Four ("B4 ROFR Space") as portions thereof become available from time to time, on the same terms and conditions that Sublandlord is prepared to accept from any third party. When Sublandlord receives an offer to sublease space in the Project which includes any portion of the B4 ROFR Space (the entire space subject of the offer being defined as the "ROFR Space") from a third party which Sublandlord desires to accept, Sublandlord shall notify Subtenant in writing of the terms and conditions of such offer, and Subtenant shall thereafter have five (5) business days from receipt of such notice in which to accept or reject that offer by written notice to Sublandlord. If Subtenant rejects or fails to accept the offer in writing within that time, then Sublandlord shall be free to sublease the ROFR Space to the third party on substantially similar terms and conditions to those offered to Subtenant in the foregoing manner. The Right of First Refusal shall apply only with respect to:

             (a) the entire ROFR Space, including any space outside the B4 ROFR Space, and may not be exercised with respect to only a portion of the ROFR Space; and

             (b) the entire term proposed in the third party offer, provided that (i) if the proposed initial term (excluding any options to extend) would expire prior to expiration of the Term, then the term for the ROFR Space shall be extended to be coterminous with the Term (including any extension thereof pursuant to (x) a previously-exercised, valid Renewal Option, or (y) if Subtenant has not previously exercised a Renewal Option, Subtenant may exercise any available Renewal Option concurrently with its acceptance of Sublandlord's offer, whether or not the time for exercise has occurred pursuant to Paragraph
39) and (ii) if more than thirty (30) months remain on the Term (including any extension thereof pursuant to previously-exercised, valid Renewal Options) following the commencement date specified in the offer, Subtenant shall have the right to limit the term stated in the offer to be coterminous with the Term.

     No extension or renewal rights included in the third party offer shall be included in an ROFR Space sublease to Subtenant; provided that with respect to any ROFR Space with a term coterminous with the Term, Subtenant shall have

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the right to extend the term pursuant to the terms and conditions of any unexercised Renewal Options under Paragraph 39 of this Sublease.

     If Subtenant has validly exercised a Right of First Refusal pursuant to this Paragraph 40, then the ROFR Space shall be included in the Premises hereunder, subject to all the agreements, terms and conditions of this Sublease, with the following exceptions and modifications:

                  (i) The terms and conditions of the third party offer, with any modifications with respect to the term as described above, shall govern with respect to the ROFR Space and shall control in the event of inconsistency with the provisions of this Sublease;

                  (ii) The rentable area of the Premises shall be increased by the rentable area of the ROFR Space;

                  (iii) Subtenant's Project Share, Subtenant's allotment of parking spaces, and the amount of the Security Deposit shall be increased proportionately to reflect the rentable area of the ROFR Space; and

                  (iv) Subtenant shall take the ROFR Space on an "as is" basis, provided that if the terms of the third party offer include any tenant improvement package, such tenant improvement package shall be provided (on an equal dollar value basis rather than the same improvements).

     40.2. OFFER RIGHT. Subtenant acknowledges the existence of a sublease agreement between Sublandlord and a third party, Interwoven, Inc. ("Interwoven Sublease"), under which Interwoven already holds a subleasehold interest in the third and fourth floors of Building Four ("Interwoven B4 Space"), for a term of forty-eight (48) months beginning on August 1, 2003, with an option to extend the term for an additional sixty-four (64) months and twenty-four (24) days. In addition to the Right of First Refusal, Subtenant shall have a one-time right ("Offer Right") to expand the Premises to include all or any portion of the Interwoven B4 Space, on the following terms and conditions.

     In the event Interwoven's subleasehold interest with respect to all or any portion ("Terminated Portion") of the Interwoven B4 Space terminates at any time within the first twelve (12) months following the Sublease Commencement Date (as defined herein), and provided that upon such termination becoming effective Sublandlord has not received an offer from a third party to sublease all or a portion of the Interwoven B4 Space which Sublandlord desires to accept, then Sublandlord shall provide a written offer ("Offer Notice") to Subtenant to sublease the Terminated Portion of the Interwoven B4 Space on the same terms and conditions as this Sublease, except for the following:

             (a) Base Rent shall be payable at the same rate per rentable square foot as is payable as Base Rent by Sublandlord under the Master Lease during the same time period;

             (b) The rentable area of the Premises shall be increased by the rentable area of the Terminated Portion of the Interwoven B4 Space;

             (c) Subtenant's Project Share, Subtenant's allotment of parking spaces, and the amount of the Security Deposit shall be increased proportionately to reflect the rentable area of the Terminated Portion of the Interwoven B4 Space; and

             (d) Subtenant shall take the Terminated Portion of the Interwoven B4 Space on an "as is" basis

     Subtenant shall have five (5) business days after receipt of the Offer Notice in which to exercise the Offer Right by written notice to Sublandlord. If Subtenant rejects or fails to accept the offer in writing within that time, then
(i) the Offer Right shall terminate and become null and void and (ii) Sublandlord shall be free to occupy for its own use, or to sublease to any third party, all or any portion of the Interwoven B4 Space, subject to the Right of First Refusal set forth in

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Paragraph 40.1.

     40.3. GENERALLY. No subleasing of any ROFR Space or Interwoven B4 Space (collectively, "Expansion Space") pursuant to an Expansion Right will be effective without the prior written consent of Master Landlord, as required under the Master Lease. Each Expansion Right shall be further subject to Master Landlord's recapture rights under Section 11.06 of the Master Lease. Collectively, the consent requirement and recapture rights are defined as the "Master Landlord Rights".

     It shall be a condition to Subtenant's right to exercise an Expansion Right under this Paragraph 40 that, at the time Subtenant notifies Sublandlord of the exercise of such Expansion Right, (i) there remains at least twelve (12) months on the Term of this Sublease (including (x) any extension thereof pursuant to previously-exercised, valid Renewal Options or (y) if Subtenant has not previously exercised a Renewal Option, Subtenant may exercise any available Renewal Option concurrently with its acceptance of Sublandlord's offer, whether or not the time for exercise has occurred pursuant to Paragraph 39), (ii) Subtenant is not in Breach under this Sublease, and (iii) neither this Sublease nor Subtenant's right of possession shall have been terminated and this Sublease shall then be in full force and effect. After Subtenant validly exercises an Expansion Right, the parties shall execute an amendment to this Sublease adding the Expansion Space, promptly after Sublandlord shall prepare the same, confirming the subleasing of such Expansion Space to Subtenant; provided that if Sublandlord reasonably determines that a new sublease is necessary or appropriate for the Expansion Space, the parties shall execute the same promptly after preparation by Sublandlord. An otherwise valid exercise of an Expansion Right shall be fully effective, whether or not such confirmatory documentation is executed.

     If Subtenant shall exercise an Expansion Right granted in this Sublease, Sublandlord does not guarantee that the Expansion Space will be available on the commencement date for the sublease thereof if the then existing occupants of the Expansion Space shall holdover, or for any other reason beyond Sublandlord's reasonable control. In that event, Subtenant's sole recourse shall be that the rent with respect to the Expansion Space shall be abated until Sublandlord delivers possession of the same to Subtenant. Subtenant's exercise of that Expansion Right shall not operate to cure any Default by Subtenant of any of the terms or provisions in this Sublease, nor to extinguish or impair any rights or remedies of Sublandlord arising by virtue of such Default.

     Each and all Expansion Rights may not be exercised by any sublessee of Subtenant for all or any portion of the Premises. Under no circumstances whatsoever shall a subtenant (other than Subtenant) under a sublease of the Premises or any portion thereof have any right to exercise an Expansion Right granted in this Sublease.

41.      [intentionally omitted]

42. RESERVATIONS. Subtenant agrees that Sublandlord and/or Master Landlord, as the case may be, shall have the right: (i) to grant, without the consent or joinder of Subtenant, such easements, rights and dedications that Sublandlord deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use (including access and parking rights) of the Premises by Subtenant. Subtenant agrees to sign any documents reasonably requested by Sublandlord and/or Master Landlord to effectuate such rights.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44. AUTHORITY. Each individual executing this Sublease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Sublease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority. This Sublease may be executed and delivered in one or more counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same instrument, and facsimile copies of the signatures set forth below will be deemed to be original signatures for all purposes.

45. AMENDMENTS. This Sublease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Subtenant's obligations, costs, or expenses hereunder, Subtenant agrees to make such reasonable non-monetary modifications to this Sublease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

46. EXHIBITS. Attached hereto are the following exhibits, which constitute a part of this Sublease:

             Exhibit A:       Master Lease
             Exhibit B:       Premises
             Exhibit C:       Sublandlord's Rules and Regulations
             Exhibit D:       Furniture
             Exhibit E:       Cafeteria Access Provisions
             Exhibit F:       Fitness Center Access Provisions
             Exhibit G:       Commencement Date Memorandum
             Exhibit H:       Letter of Credit Form
             Exhibit I:       Work Letter
             Exhibit J:       Estoppel Certificate
             Exhibit K:       Site Signage Plan
             Exhibit L:       Environmental Documents

     IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day and year first above written.

                                        SUBLANDLORD:

                                        Ariba, Inc.,
                                        a Delaware corporation

                                        By:    /s/ Michael Fancher

                                        Its:   VP & Corporate Controller


                                        SUBTENANT:

                                        NetScreen Technologies, Inc.,
                                        a Delaware corporation

                                        By:    /s/ Remo Canessa

                                        Its:   CFO

                                BROKER EXECUTION

     By signing below, the indicated real estate broker or agent is not being made a party hereto but is signifying its agreement with the provisions hereof concerning brokerage. This Broker Execution may be executed and delivered in one or more counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same instrument, and facsimile copies of the signatures set forth below will be deemed to be original signatures for all purposes.

SUBLANDLORD'S BROKER:                  ADDRESS:

Cornish & Carey Commercial             2804 Mission College Boulevard, Suite 120
                                       Santa Clara, California 95054
By:  /s/ Phil Mahoney
         Phil Mahoney

Its: EVP


Cushman and Wakefield

By:  /s/ Hernan H. Santos
     --------------------

Its: Senior Director

SUBTENANT'S BROKER:                    ADDRESS:

The Staubach Company                   900 Hansen Way, Suite 250
                                       Palo Alto, California 94304
By:  /s/ Rich Branning
         Rich Branning

Its: Ex VP

                                                                       Exhibit A

                               TECHNOLOGY CORNERS

                       TRIPLE NET MULTIPLE BUILDING LEASE

                                     Between

                             MOFFETT PARK DRIVE LLC
                     a California limited liability company
                                       as
                                     LESSOR

                                       and

                                   ARIBA, INC.
                             a Delaware corporation
                                       as
                                     LESSEE

                                       for

                                    PREMISES
                                       at
                            1111 Lockheed Martin Way
                           Sunnyvale, California 94089

                                    ARTICLE I
                                     PARTIES

      Section 1.01. Parties. This Lease, dated for reference purposes, and effective as of March 15, 2000, is made by and between MOFFETT PARK DRIVE LLC, a California limited liability company, or assignee, ("Lessor") and ARIBA, INC., a Delaware corporation ("Lessee").

                                   ARTICLE II
                                    PREMISES

      Section 2.01. Demise of Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the terms and conditions set forth herein, Premises consisting of four free standing, four story office and research and development buildings (shown as Buildings "One, "Two," "Three," and "Four" on Exhibit "A" hereto) and one ancillary building to be used for such service and/or food purposes such as fitness spa, a day care, dry cleaners and cafeteria for the benefit of Lessee's employees as determined by Lessee but subject to Lessor's consent which shall not be unreasonably withheld and subject to Lessor determining that it can obtain all City permit and approval requirements pertaining to same ("Amenity Building") (collectively "Buildings") to be constructed by Lessor on real property situated in the City of Sunnyvale, County of Santa Clara, State of California and commonly known as 1111 Lockheed Martin Way, Sunnyvale, California (the "Property"). Each office and research and development Building will consist of approximately one hundred seventy five thousand (175,000) rentable square feet and the Amenity Building of approximately fifteen thousand (15,000) rentable square feet, as more particularly described and depicted herein in Exhibit "A" for a total of seven hundred fifteen thousand (715,000) rentable square feet. The actual rentable square footage of the Buildings (the "Rentable Area") will be determined and certified by Lessor's architect by a method described as "dripline," whereby the measurement encompasses the outermost perimeter of each constructed building, including every projection thereof and all area beneath each such projection, whether or not enclosed, with no deduction for any inward deviation of structure and with the measurement being made floor by floor, beginning from the top of the Building. The Buildings, including the Amenity Building, and appurtenances described herein, the Property, and all other improvements to be built on the Property including a parking structure are together designated as the "Project." Each Building for which the Delivery Date as provided in Section 3.01(b) (or any earlier deemed Delivery Date as provided in Section 4.01) has occurred, and those portions of the Project (other than the Buildings) as to which possession has been tendered to Lessee following substantial completion of all improvements to be constructed thereon by Lessor, shall collectively be referred to herein as the "Premises."

      Section 2.02. Outside Area. During the Lease Term, Lessee shall have the right to use the Outside Area defined herein surrounding the Buildings. Lessor reserves the right to modify the Outside Area, including reducing the size or changing the configuration and elements thereof in its sole discretion and to close or restrict access from time-to-time for repair, maintenance or to prevent a dedication thereof, provided that Lessee nonetheless shall have access to parking and the Premises (including all Buildings) at all times. Lessor further reserves the right to establish, repeal and amend from time-to-time rules and regulations for the use of the Outside Area and to grant reciprocal easements or other rights to use the Outside Area to owners of other property, which shall not unreasonably interfere with use or enjoyment of the Premises.

      Section 2.03. Parking. Lessor shall provide Lessee with parking as required by the City of Sunnyvale at the Premises. In the event Lessor elects or is required by any law to limit or control parking at the Premises, whether by validation of parking tickets or any other method of assessment, Lessee agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time-to-time established by Lessor.

      Section 2.04. Construction.

      (a) Government Approvals. Lessor shall diligently pursue obtaining governmental approval of a Site Plan and Buildings designs and elevations with respect to the development of the Premises, copies of which are attached hereto as Exhibit "A." The parties acknowledge and agree that the final footprint and elevations of the Buildings may vary from those attached as Exhibit "A" because the plans and specifications will undergo a plancheck process with the City of Sunnyvale and Lessor will make such revisions as are required or are otherwise deemed necessary or appropriate by Lessor, provided however, that nothing herein shall be deemed to relieve Lessor from the duty to develop the Buildings substantially in compliance with Exhibit "A".

      (b) Construction of Building Shells. Lessor, utilizing Rudolph & Sletten (or such alternate as Lessor in its sole discretion may select) as general contractor ("General Contractor"), shall construct the "Building Shell" (as defined in the attached Exhibit "D") for each Building in accordance with (i) plans and specifications to be attached as Exhibit "B" and (ii) all existing applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances: Lessor shall pay all costs of constructing the Building Shells. Lessor and Lessee acknowledge and agree that the definition of "Building Shell" includes all required landscaping and site improvements for the Project as set forth in plans approved by the Lessor and the City of Sunnyvale.

      (c) Construction of Tenant Improvements. All improvements not included within the scope of the Building Shells shall be deemed "Tenant Improvements." Lessor, using the General Contractor, shall construct the Tenant Improvements and Lessee shall pay all costs associated with same.

      (d) Tenant Improvement Plans and Cost Estimate. Lessee shall work with Lessee's architect to develop interior schematic drawings and Lessee shall approve final interior schematic drawings for the Tenant Improvements for all Buildings and obtain Lessor's approval thereof (which approval shall not be unreasonably withheld or delayed) no later than May 15, 2000. Lessee shall work with Lessor's architect to develop working drawings outlining, among other things, Lessee's wall layout, detailed electrical, plumbing and air conditioning requirements and finishes ("Working Drawings") and Lessee shall approve final Working Drawings for the Buildings on or before July 1, 2000 for Building Three and the Amenity Building, July 21, 2000 for Building Four, August 5, 2000 for Building Two and September 8, 2000 for Building One. The cost of the interior schematic drawings and Working Drawings shall be a Tenant Improvement cost and Lessor agrees that Lessor's architect's fees shall not vary materially from the range of fees charged for similar work for similar tenant improvements under similar time constraints by architects of similar ability, experience and expertise in the Silicon Valley community. Based on this information, Lessor shall cause the General Contractor to prepare and deliver to Lessee a budget for the Tenant Improvements ("Budget"). Lessee shall approve the Budget (or modify the same with Lessor's consent), in writing, within ten (10) business days thereafter. The Working Drawings and Budget must be approved by Lessor in writing and be of quality equal to or greater than the Interior Specifications standards set forth in Exhibit "C." Once the Budget is approved, Lessor shall enter into a guaranteed maximum price contract with the General Contractor for the construction of the Tenant Improvements consistent with the approved Budget. A Lessee representative may attend construction meetings between Lessor and its General Contractor concerning Tenant Improvements, but nothing herein shall either (i) create or imply a duty on the part of Lessor to notify Lessee of such meetings, or (ii) invalidate or otherwise affect in any manner anything which takes place at or as a result of any such meeting which Lessee's representative fails to attend, whether or not it had notice of same.

      (e) Construction Plans. The complete, detailed plans and specifications for the construction of the Shell Buildings shall be attached as Exhibit "B" and incorporated into this Lease. Attached as Exhibit "C" to this Lease is a Work Letter Agreement for Tenant Improvements, and Exhibit "D," Cost Responsibilities of Lessor and Lessee, which together with this Section 2.04, describe the planning and payment responsibilities of Lessor and Lessee with respect to the construction of the Building Shells and Tenant Improvements at the Premises. All approved Tenant Improvements shall be constructed in accordance with a construction schedule approved by Lessor and no portion of any Building shall remain unimproved.

      (f) Tenant Improvement Costs. Lessor shall provide to Lessee semi-improved "cold" shell facilities as described in Exhibit "D" attached. Lessor shall cause the General Contractor to construct the Tenant Improvements outlined in Exhibit "D," as further outlined in the Tenant Improvement Work Letter attached as Exhibit "C" and Lessee shall pay all costs and expenses of same. Subcontracts for all Tenant Improvement Work shall be obtained by a sealed competitive bid process (involving at least two qualified bidders) wherever practical and as to work done without such process, Lessor or the General Contractor shall provide reasonable assurance to Lessee that the cost and expense of same is competitive in the industry for first-class workmanship and materials. Lessor shall use good faith efforts (and instruct the General Contractor to do same) to keep Lessee generally informed as to all aspects of the pricing, bidding, contracting and construction processes with respect to the Tenant Improvements.

      (g) Payment for Tenant Improvements. Within six (6) months after execution of this Lease by both parties, Lessee shall deposit with Lessor an unconditional, irrevocable standby letter of credit in the amount of Fourteen Million, Three Hundred Thousand Dollars ($14,300,000), with Lessor as beneficiary and providing for payment on presentation of Lessor's draft(s) on sight, without documents, drawable in whole or in part on a money center bank in San Francisco acceptable to Lessor with a twelve (12) month term and in all other ways in form acceptable to Lessor, with, in all cases, Lessor's approval being in its sole discretion. Within ten (10) business days after the Budget is approved by Lessor and Lessee, Lessee shall deposit cash in an amount equal to twenty-five (25%) percent of the amount budgeted for Tenant Improvements (together with the cost of any Tenant Improvements already made) with Lessor's construction lender to be held in an interest bearing escrow account. Said construction lender shall issue payments from said account pursuant to the construction contract for the Tenant Improvements until the account is exhausted, whereupon any remaining payments shall be made 100% directly by Lessee. Lessor shall manage the construction of the Tenant Improvements for a supervision fee of 3% of the Budget (as the same may change by agreement of the parties) due and payable in nine equal monthly installments beginning on the first day of the calendar month following the calendar month in which the Budget is first approved. Lessor may draw down on the letters of credit in whole or in part and in such amounts as it deems appropriate in its sole discretion if Lessee fails to comply with any of its obligations under this Lease including, without limitation, full and timely payments of amounts due under the construction contract for Tenant Improvements. Lessor shall return the aforesaid letter of credit upon the lien free completion of Tenant Improvements, payment of all amounts due to the General Contractor for the Tenant Improvements, acceptance of same by Lessee and commencement of payment of rent as to all Buildings, provided that if those events have not occurred prior to expiration of the letter of credit, Lessor shall be entitled to draw on said letter of credit in an amount equal to any amount then outstanding with respect to the construction or installation of Tenant Improvements or for any other amount then due or unpaid under this Lease.

      (h) Lessee's Fixturing Period. Lessor shall provide Lessee access to each Building during the thirty (30) day period prior to the Delivery Date for such Building ("Lessee's Fixturing Period") for the purpose of installing furnishings and equipment, e.g. security system, furniture system and phone and data system, provided, that Lessee and Lessee's employees and contractors shall at all times avoid interfering with Lessor's ongoing work to bring the Premises to a substantially completed condition. Except for payment of Base Rent, all terms and provisions of this Lease shall apply during Lessee's Fixturing Period, including, without limitation, Lessee's indemnity and other obligations set forth in Sections 7.07., 7.08. and 17.22. hereof and payment of Additional Rent pursuant to Section 4.05 hereof.

                                   ARTICLE III
                                      TERM

      Section 3.01. Lease Term.

      (a) Commencement Date. The term of this Lease ("Lease Term") shall be for at least twelve (12) years beginning on the earlier of (i) the date Lessee first occupies any part of any Building (other than by the fixturing activities authorized under Section 2.04.(h) or conducts business at the Premises or (ii) the date a Certificate of Occupancy first is issued affecting any Building (the "Commencement Date") provided that, (i) for each day of delay by Lessee in failing to approve the interior schematic drawings or the Working Drawings when required under Section 2.04(d), (ii) for each day of delay by Lessee in failing to approve the Budget, in writing, within seven (7) days after delivery by the General Contractor as provided in Section 2.04(d), or (iii)) for each day of delay caused by any changes to the approved Working Drawings requested by Lessee or (iv)) for each day that any other act or omission by Lessee causes the construction schedule for Tenant Improvements to be delayed (collectively "Lessee Delay"), the Commencement Date shall occur one (1) day in advance of the date of issuance of the first Certificate of Occupancy for each day of delay provided that Lessor shall give Lessee written notice of any such Lessee Delay described in clause (iii), or (iv) within seven (7)
business days after commencement of the alleged delay. For example, if seven (7) days of Lessee Delay causes the date of issuance of the Certificate of Occupancy to occur on January 8, 2001 rather than January 1, 2001, the Commencement Date shall be January 1, 2001 for all purposes, including payment of Base Rent and Additional Rent. The Lease Term shall expire, unless sooner terminated or extended as provided herein, on the date which completes twelve (12) years after the Commencement Date ("Expiration Date"). The parties shall execute a "Memorandum of Commencement of Lease Term" when the Commencement Date becomes known, which shall include a certification of the actual Rentable Area of the Buildings determined by the methodology described in Section 2.01. and the actual monthly installments of Base Rent to be paid pursuant to Section 4.01., and shall be substantially in the form attached hereto as Exhibit "E." Certificate of Occupancy means a document so titled or its equivalent, signifying that the Building in question can be legally occupied.

      (b) Scheduled Delivery Dates. Lessor shall use commercially reasonable efforts to cause Certificates of Occupancy to be issued for Building Three no later than January 25, 2001, ("First Scheduled Delivery Date"); then February 15, 2001 for Building Four; March 8, 2001 for Building Two; and March 29, 2001 for Building One and March 29, 2001 for the Amenity Building. If a Certificate of Occupancy is not issued for any one or more Buildings on or before its Scheduled Delivery Date, this failure shall not affect the validity of this Lease or the obligations of Lessee under it. If the Commencement Date is adjusted for delay from any cause, the Expiration Date shall be likewise adjusted for a like period. It is understood and agreed that the Amenity Building may be delayed by the particular permitting, planning and finishing needs of the use(s) desired by Lessee. The actual delivery date for each Building shall be the date on which Lessor tenders possession of the Building to Lessee after a Certificate of Occupancy is issued for such Building ("Delivery Date").

      (c) Termination in Event of Delay. If for any reason Lessor is unable to cause the issuance of a Certificate of Occupancy for any Building, on or before the date which is one hundred eighty (180) days after the Scheduled Delivery Date for such Building (for a reason other than Lessee Delay or delay excused under Section 17.21.), Lessee, at its sole election, may terminate this Lease upon giving notice within ten (10) days thereafter. Failure to give such notice within said time period constitutes an irrevocable waiver of the foregoing right to terminate under this Section 3.01 (c).

      (d) Occupancy. Lessee shall commence occupancy of each Building no later than thirty (30) days after its Delivery Date.

      Section 3.02. Option to Extend.

      (a) Exercise. Lessee is given one (1) option to extend the Lease Term ("Option to Extend") for a five (5) year period ("Extended Term") following the date on which the initial Lease Term would otherwise expire, which option may be exercised only by written notice ("Option Notice") from Lessee to Lessor given not less than twelve (12) months prior to the Expiration Date of the initial Lease Term ("Option Exercise Date"); provided, however, if Lessee is in material default under this Lease (after written notice and beyond the expiration of any applicable notice period) on the Option Exercise Date or on any day thereafter on or before the last day of the initial Lease Term, the Option Notice shall be totally ineffective) and this

Lease shall expire on the last day of the initial Lease Term, if not sooner terminated in accordance with the terms of this Lease.

      (b) Extended Term Rent. In the event Lessee exercises its Option to Extend set forth herein, all the terms and conditions of this Lease shall continue to apply except that the Base Rent payable by Lessee during the Option Term shall be equal to one hundred percent (100%) of Fair Market Rent (defined below), as determined under subparagraph (c) below. A "Fair Market Rent" shall mean the effective rate being charged (including periodic adjustments thereto as applicable during the period of the Extended Term), for comparable space in similar buildings in the vicinity, i.e. of a similar age and quality considering any recent renovations or modernization, and floor plate size or, if such comparable space is not available, adjustments shall be made in the determination of Fair Market Rent to reflect the age and quality of the Buildings and Premises as contrasted to other buildings used for comparison purposes, with similar amenities, taking into consideration: size, location, floor level, leasehold improvements or allowances provided or to be provided, term of the lease, extent of services to be provided, the time that the particular rate under consideration became or is to become effective, and any other relevant terms or conditions applicable to both new and renewing tenants, but in no event less than the monthly Base Rent prevailing during the last year of the initial Lease Term and without any downward adjustment in rent for the Amenity Building which shall be deemed to be of identical Fair Market Rent value as the four office and research and development Buildings.

      (c) Determination of Fair Market Rent.

            (i) Negotiation. If Lessee so exercises the Option to Extend in a timely manner, the parties shall then meet in good faith to negotiate the Base Rent for the Premises for the Extended Term, during the first thirty (30) days after the date of the delivery by Lessee of the Option Notice (the "Negotiation Period"). If, during the Negotiation Period, the parties agree on the Base Rent applicable to the Premises for the Extended Term, then such agreed amount shall be the Base Rent payable by Lessee during the Extended Term.

            (ii) Arbitration. In the event that the parties are unable to agree on the Base Rent for the Premises within the Negotiation Period, then within ten
(10) days after the expiration of the Negotiation Period, each party shall separately designate to the other in writing an appraiser to make this determination. Each appraiser designated shall be a member of MAI and shall have at least ten (10) years experience in appraising commercial real property in Santa Clara County. The failure of either party to appoint an appraiser within the time allowed shall be deemed equivalent to appointing the appraiser appointed by the other party, who shall then determine the Fair Market Rent for the Premises for the Extended Term. Within five (5) business days of their appointment, the two designated appraisers shall jointly designate a third similarly qualified appraiser. Within thirty (30) days after their appointment, each of the two appointed appraisers shall submit to the third appraiser a sealed envelope containing such appointed appraiser's good faith determination of the Fair Market Rent for the Premises for the Extended Term; concurrently with such delivery, each such appraiser shall deliver a copy of his or her determination to the other appraiser. The third appraiser shall within ten (10) days following receipt of such submissions, then determine which of the two appraisers' determinations most closely reflects Fair Market Rent as defined above. The determination most closely reflecting the third appraiser's determination shall be the Base Rent for the Premises during the Extended Term; the third appraiser shall have no rights to adjust, amend or otherwise alter the determinations made by the appraiser selected by the parties, but must select one or the other of such appraisers' submissions. The determination by such third appraiser shall be final and binding upon the parties. Said third appraiser shall, upon selecting the determination which most closely resembles Fair Market Rent, concurrently notify both parties hereto. The parties shall share the appraisal expenses equally. If the Extended Term begins prior to the determination of Fair Market Rent, Lessee shall pay monthly installments of Base Rent equal to one hundred ten percent (110%) of the monthly installment of Base Rent in effect for the last year of the initial Lease Term (in lieu of "holdover rent" payable under Section 17.09(b)). Once a determination is made, any over payment or under payment shall be reimbursed as a credit against, or paid by adding to, the monthly installment of Base Rent next falling due.

      Section 3.03. Financing Contingency. Notwithstanding any other provision hereof it is understood and agreed that this Lease may be terminated by Lessor on five (5) days advance written notice to Lessee if Lessor determines that it is unable to obtain financing of the Project on terms and conditions satisfactory to Lessor in its sole discretion, provided, that if Lessor has not exercised its right to terminate under this Section 3.03 on or before March 31, 2000, it shall be deemed to have waived such right and this provision shall automatically expire and become null and void.

                                   ARTICLE IV
                             RENT: TRIPLE NET LEASE

      Section 4.01. Base Rent. Subject to adjustment of Rentable Area pursuant to Section 2.01(a) and concomitant adjustment to Base Rent, Lessee shall pay to Lessor as Base Rent an initial monthly installment of Three Dollars ($3.00) per square foot of Rentable Area of the Premises as determined under Section 2.01., in advance, on the first day of each calendar month of the Lease Term, commencing on the Commencement Date. Base Rent for any period during the Lease Term which is for less than one month shall be a pro rata portion of the monthly installment (based on the actual days in that month). It is expected that Base Rent will be calculated initially on the first Building on its Delivery Date and that it will be increased by the Rentable Area of each other Building as of the Delivery Date for such Building (or as to each Building, such earlier deemed Delivery Date as may result from Lessee Delay with respect to such Building, calculated in the same manner as the advancement of the Commencement Date is calculated, i.e. advanced by one day for each day of delay in completion of the subject Building caused by Lessee Delay).

      Section 4.02. Rent Adjustment. The Base Rent set forth in Section 4.01. above shall be adjusted upward by an annual compounded increase of four percent (4%), as of the first day of the thirteenth (13th) full calendar month following the Commencement Date and as of the first day of every thirteenth (13th) calendar month thereafter during the Lease Term, as shown on Exhibit "E" attached hereto.

      Section 4.03. Advance Rental. Lessee shall pay to Lessor upon execution hereof an advance payment equal to one month of estimated Base Rent for all Buildings in the sum of Two Million One Hundred Forty-Five Thousand Dollars and no Cents ($2,145,000.00), subject to being adjusted upon final measurement of each of the Buildings on or before the Delivery Date for such Building, said payment to be applied to the first monthly installments of Base Rent (and Base Rent for the following months, to the extent this advance payment exceeds the first monthly installments of Base Rent as a result of said final measurement of the Buildings). If the Commencement Date is other than the first day of a calendar month, the first installment of Base Rent shall be paid on the first day of the calendar month immediately succeeding the Commencement Date and shall include pro rata payment for the calendar month in which the Commencement Date occurs, less credit for the advance payment.

      Section 4.04. Absolute Triple Net Lease.

      (a) This Lease is what is commonly called a "Absolute Triple Net Lease," it being understood that Lessor shall receive the Base Rent set forth in Section
4.01. free and clear of any and all expenses, costs, impositions, taxes, assessments, liens or charges of any nature whatsoever. Lessee shall pay all rent in lawful money of the United States of America to Lessor at the notice address stated herein or to such other persons or at such other places as Lessor may designate in writing on or before the due date specified for same without prior demand, set-off or deduction of any nature whatsoever. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Lessee, and that except as herein expressly provided in Articles III, VIII and XIII, concerning delay, destruction and condemnation, Lessee shall in no event be entitled to any abatement of or reduction in rent payable under this Lease. Any present or future law to the contrary shall not alter this agreement of the parties.

      (b) To the extent not paid pursuant to other provisions of this Lease, and at Lessor's sole election, Lessor may submit invoices and Lessee shall pay Additional Rent in monthly installments on the first day of each month in advance in an amount to be estimated by Lessor, based on Lessor's experience in managing office/research and development projects. Within ninety (90) days following the end of the period used by Lessor in estimating Additional Rent, Lessor shall furnish to Lessee a statement (hereinafter referred to as "Lessor's Statement") of the actual amount of Lessee's proportionate share of such Additional Rent, or Lessor shall remit or credit to Lessee, as the case may be, the difference between the estimated amounts paid by Lessee and the actual amount of Lessee's Additional Rent for such period as shown by such statement. Monthly installments for the ensuing year shall be adjusted upward or downward as set forth in Lessor's Statement.

      Section 4.05. Additional Rent. In addition to the Base Rent reserved by
Section 4.01., Lessee shall pay (with respect to the Premises), as Additional Rent, all taxes, assessments, fees and other impositions in accordance with the provisions of Article IX, insurance premiums in accordance with the provisions of Article VII, operating charges, maintenance, repair and replacement costs and expenses in accordance with the provisions of Article VI and any other charges, costs and expenses (including appropriate reserves therefor) which are contemplated or which may arise under any provision of this Lease during the Lease Term, plus a Management Fee to Lessor equal to 3% of the Base Rent. The Management Fee is due and payable, in advance, with each installment of Base Rent. All of such charges, costs, expenses, Management Fee and all other amounts payable by Lessee hereunder, shall constitute Additional Rent, and upon the failure of Lessee to pay any of such charges, costs or expenses, Lessor shall have the same rights and remedies as otherwise provided in this Lease for the failure of Lessee to pay Base Rent. Notwithstanding any other provision of this Lease, Additional Rent shall not include: (i) depreciation, interest, or amortization on mortgages or ground lease payments, (ii) legal fees incurred in negotiating and enforcing tenant leases, (iii) real estate brokers' leasing commissions,
(iv) initial improvements to tenant spaces, or alterations thereto requested by tenants, (v) costs of any items to the extent Lessor receives reimbursement for same from insurance proceeds or a third party, (vi) interest, principal, depreciation, attorney fees, costs of environmental investigations or reports, points, fees, and other lender costs and closing costs on any mortgage or mortgages, ground lease payments, or other debt instrument encumbering any portion of the Property, (vii) costs of (a) partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit with any mortgagee, lender, ground lessor, broker, tenant, occupant, or prospective tenant or occupant; selling or syndicating any of Lessor's interest in the Property; and disputes between Lessor and Lessor's property manager; (b) the salaries of management personnel who are not directly related to the Property and primarily engaged in the operation, maintenance, and repair of the Property, except to the extent that those costs and expenses are included in the management fees; (c) wages, salaries, and other compensation paid to any executive employee of Lessor or Lessor's property manager above the grade of building manager for the Property; (viii) costs incurred because any Building or Outside Areas violate any valid, applicable building code, regulation, or law in effect and as interpreted by government authorities before the date on which this Lease is signed for fines, penalties, interest, and the costs of repairs, replacements, alterations, or improvements necessary to make any Building or Outside Areas comply with applicable past laws in effect and as interpreted by government authorities before the date on which this Lease is signed, such as sprinkler installation or requirements under the Americans With Disabilities Act of 1990 (42 USC Sections 12101-12213); (ix) costs of initial construction of the Buildings and other improvements to the Property; (x) charitable or political contributions made by Lessor.

      Section 4.06. Security Deposit. Within five (5) business days after the date on which this Lease is executed by Lessee and Lessor, Lessee shall deposit with Lessor a Security Deposit equal to twelve (12) months of Base Rent estimated in the amount of Twenty Five Million Seven Hundred Forty Thousand Dollars and no Cents ($25,740,000.00) in the form of cash or an unconditional, irrevocable standby letter of credit, with Lessor as beneficiary and providing for payment on presentation of Lessor's drafts on sight without documents and drawable in whole or in part on a money center bank in San Francisco approved by Lessor and otherwise in a form acceptable to Lessor, all in its sole discretion, with a term of at least twelve (12) months and with a term during the last year of the Lease Term which includes at least one full month following the Expiration Date (the "Security Deposit"). The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease applicable to Lessee. If Lessee defaults with respect to any provision of this Lease, including but not limited to, the provisions relating to the construction of Tenant Improvements and the condition of the Premises upon Lease Termination, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Lessor may spend by reason of Lessee's default or to compensate Lessor for any loss or damage which Lessor may suffer by reason of Lessee's default and if all or any part of the Security Deposit is in the form a of a letter of credit, Lessor may draw on all or any part of same and thereafter retain any unapplied portion as a cash Security Deposit. If any portion of the

Security Deposit is so used or applied, Lessee Shall, within ten (10) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessee's failure to do so shall be a material default and breach of this Lease by Lessee. The rights of Lessor pursuant to this Section 4.06. are in addition to any rights which Lessor may have pursuant to Article XII below. If Lessee fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned (without interest) to Lessee (or, at Lessor's option, to the last assignee of Lessee's interests hereunder) at Lease expiration or termination and after Lessee has vacated the Premises. Lessor shall not be required to keep the Security Deposit separate from Lessor's general funds or be deemed a trustee of same. If the Security Deposit is in whole or in part in the form of a Letter of Credit, failure of Lessee to deliver a replacement Letter of Credit to Lessor at least forty-five (45) business days prior to the expiration date of any current Letter of Credit shall constitute a separate default entitling Lessor to draw down immediately and entirely on the current Letter of Credit and the proceeds shall constitute a cash Security Deposit. The amount of the Security Deposit shall be reduced to a cash amount equal to three months of Base Rent at the rate scheduled for the final year of the initial Lease Term, in cash, upon Lessee's achievement of four (4) consecutive calendar quarters of an annualized run rate of $750,000,000.00 in revenue and $100,000,000.00 in net income.

                                    ARTICLE V
                                       USE

      Section 5.01. Permitted Use and Limitations on Use. The Premises shall be used and occupied only for office, research and development, together with such ancillary uses which do not cause excessive wear of the Premises or increase the potential liability of Lessor, and for no other use, without Lessor's prior written consent. Lessee shall not use, suffer or permit the use of the Premises in any manner that will tend to create waste, nuisance or unlawful acts. In no event shall it be unreasonable for Lessor to withhold its consent as to uses which it determines would tend to increase materially the wear of the Premises or any part thereof or increase the potential liability of Lessor or decrease the marketability, financability, leasability or value of the Premises. Lessee shall not do anything in or about the Premises which will (i) cause structural injury to any Building, or (ii) cause damage to any part of any Building except to the extent reasonably necessary for the installation of Lessee's trade fixtures and Lessee's Alterations, and then only in a manner which has been first approved by Lessor in writing. Lessee shall not operate any equipment within the Premises which will (i) materially damage any Building or the Outside Area, (ii) overload existing electrical systems or other mechanical equipment servicing any Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning ("HVAC") equipment within or servicing any Building, or (iv) damage, overload or corrode the sanitary sewer system. Lessee shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of any Building or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Lessee's use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any law. Except as approved by Lessor, Lessee shall not change the exterior of any Building, or install any equipment or antennas on or make any penetrations of the exterior or roof of any Building.

Lessee shall not conduct on any portion of the Premises any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale. No materials, supplies, tanks or containers, equipment, finished products or semifinished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain within the Outside Areas of the Premises except in fully fenced and screened areas outside the Buildings which have been designed for such purpose and have been approved in writing by Lessor for such use by Lessee.

      Section 5.02. Compliance with Law.

      (a) Lessor shall deliver: each Building to Lessee free of violations of any covenants or restrictions of record, or any applicable-law, building code, regulation or ordinance in effect on the date of delivery, including without limitation, the Americans with Disability Act.

      (b) Except as provided in Section 5.02.(a), Lessee shall, at Lessee's cost and expense, comply promptly with all statutes, ordinances, codes, rules, regulations and orders, and all covenants and restrictions of record, and requirements applicable to the Premises and Lessee's use and occupancy of same in effect during any part of the Lease Term, whether the same are presently foreseeable or not, and without regard to the cost or expense of compliance.

      (c) By executing this Lease, Lessee acknowledges that it has reviewed and satisfied itself as to its compliance, or intended compliance with the applicable zoning and permit laws, hazardous materials and waste requirements, and all other statutes, laws, or ordinances relevant to the uses stated in
Section 5.01., above.

      Section 5.03. Condition of Premises at Delivery of Possession. Subject to all of the terms of this Lease for the construction of Tenant Improvements. Lessor shall deliver each Building to Lessee with the plumbing, lighting, heating, ventilating, air conditioning, gas, electrical, and sprinkler systems and loading doors as set forth in Exhibit "D" in proper operating condition and built substantially in accordance with the approved plans therefor, and in a workmanlike manner. Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use and condition of the Premises, and any covenants or restrictions, liens, encumbrances and title exceptions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

      Section 5.04. Defective Condition at Commencement Date. In the event that it is determined, and Lessee notifies Lessor in writing, as to each Building within one year after delivery of such Building to Tenant, that any of the obligations of Lessor set forth in Section 5.02.(a) or Section 5.03.(a) were not performed with respect to such Building, then it shall be the obligation of Lessor, and the sole right and remedy of Lessee, after receipt of written notice from Lessee setting forth with specificity the nature of the failed performance, to promptly, within a reasonable time and at Lessor's sole cost, correct same. Lessee's failure to give such written notice to Lessor within each such one year period shall constitute a conclusive presumption that Lessor has complied with all of Lessor's obligations under the foregoing Sections 5.02. and 5.03., and any required correction after that date shall be performed by Lessee, at its sole cost and expense except for those express obligations of Lessor under Section 6.01 (b). As each Building is delivered, Lessor shall promptly assign to Lessee all of Lessor's contractor's and manufacturer's guarantees, warranties and causes of action with respect to the subject Building except those pertaining to Lessor obligations which could arise under this Section 5.04. and at the end of each one year period described above of the Lease Term, Lessor shall promptly assign to Lessee all of Lessor's remaining contractor's and/or manufacturer's guarantees, warranties, and causes of action with respect to the subject Building except those pertaining to Lessor obligations which could arise under Section 6.01 (b).

      Section 5.05. Building Security. Lessee acknowledges and agrees that it assumes sole responsibility for security at the Premises for its agents, employees, invitees, licensees, contractors, guests and visitors and will provide such systems and personnel for same including, without limitation, the Outside Area as it deems necessary or appropriate and at its sole cost and expense. Lessee acknowledges and agrees that Lessor does not intend to provide any security system or security personnel at the Premises, including, without limitation, at the Outside Areas.

      Section 5.06. Rules and Regulations. Lessor may from time-to-time promulgate reasonable and nondiscriminatory rules and regulations applicable for the care and orderly management of the Premises. Such rules and regulations shall be binding upon Lessee upon delivery of a copy thereof to Lessee, and Lessee agrees to abide by such rules and regulations. A copy of the initial Rules and Regulations is attached hereto as Exhibit "L." If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Lessor shall not be responsible for the violation of any such rules and regulations by any person, including, without limitation, Lessee or its employees, agents, invitees, licensees, guests, visitors or contractors.

      Section 5.07. Moffett Park TDM Plan. Lessee has reviewed and analyzed the Moffett Park Transportation Demand Management Plan (a copy of which is attached hereto as Exhibit M), and understands that it is obligated to comply fully and timely with same (and any revisions, supplements or successor plans thereto) at Lessee's sole cost and expense to achieve the specified goal, and that failure to do so will (i) constitute a material default hereunder, and (ii) expose Lessor to possible penalties and damages to which Lessee's indemnity obligations under this Lease shall apply, provided, that, Lessee shall have no obligation with respect to the construction of the Light Rail Station and Lessor shall, at its own cost and expense comply with the obligation to (i) design and designate parking spaces for exclusive use of carpools and vanpools, (ii) install bicycle racks and lockers, (iii) install a carpool/vanpool/shuttle pickup area, and (iv) install pedestrian, bike circulation links, perimeter walking and jogging paths, and meditation gardens and seating areas required under Part II of the TDM Plan, as well as any other site improvement work (i.e. with respect to the Project exterior but not to the Buildings), required by amendment to the TDM Plan prior to the Commencement Date. Lessor shall construct shower and clothing lockers required under the TDM Plan (and any other interior improvements required by amendment to the TDM Plan) at Lessee cost and expense as part of the Tenant Improvements.

                                   ARTICLE VI
                      MAINTENANCE, REPAIRS AND ALTERATIONS

      Section 6.01. Maintenance of Premises.

      (a) Throughout the Lease Term (except as provided in 6.01.(b)), Lessee, at its sole cost and expense, shall keep, maintain, repair and replace the Premises and all improvements and appurtenances in or serving the Premises, including, without limitation, all interior and exterior-walls, all doors and windows, all roof membranes, all elevators and stairways, all wall surfaces and floor coverings, all Tenant Improvements and alterations, additions and improvements installed during the Lease Term, all sewer, plumbing, electrical, lighting, heating, ventilation and cooling systems, fire sprinklers, fire safety and security systems, fixtures and appliances and all wiring and glazing, in the same good order, condition and repair as they are in on the Commencement Date, or any later date of installation, reasonable wear excepted, provided that wear which could be prevented by first class maintenance shall not be deemed reasonable.

      (b) Lessor, at its sole cost and expense, shall repair defects in the exterior walls (including all exterior glass which is damaged by structural defects in such exterior walls), supporting pillars, structural walls, roof structure and foundations of the Buildings and sewer storm drainage and plumbing systems outside the Buildings but within the Project, provided that the need for repair is not caused by Lessee, in which event Lessor shall repair same and Lessee shall reimburse Lessor for the cost and expense of same except to the extent of insurance proceeds received for same. Lessor shall replace the roof membrane of each Building, the parking lot surface, landscaping, drainage, irrigation, sprinkler systems as well as sewer and plumbing systems outside the Buildings when the useful life of each has expired, and Lessee shall pay that portion of the cost of each replacement, together with annual interest at the Agreed Rate which shall be amortized over the useful life of each such replacement applicable to the balance of the Lease Term, in equal monthly installments due and payable with installments of Base Rent. Lessee shall give Lessor written notice of any need of repairs which are the obligation of Lessor hereunder and Lessor shall have a reasonable time to perform same. Should Lessor default as provided in Section 12.03 with respect to its obligation to make any of the repairs assumed by it hereunder, Lessee shall have the right to perform such repairs and Lessor agrees that within thirty (30) days after written demand accompanied by detailed invoice(s), it shall pay to Lessee the cost of any such repairs together with accrued interest from the date of Lessee's payment at the Agreed Rate. Lessor shall not be liable to Lessee, its employees, invitees, or licensees for any damage to person or property, and Lessee's sole right and remedy shall be the performance of said repairs by Lessee with right of reimbursement from Lessor of the reasonable fair market cost of said repairs, not exceeding the sum actually expended by Lessee, together with accrued interest from the date of Lessee's payment at the Agreed Rate, provided that nothing herein shall be deemed to create a right of setoff or withholding by Lessee of Base Rent or Additional Rent or any other amounts due herein. Lessee hereby expressly waives all rights under and benefits of Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect to make repairs and offset the cost of same against rent or to withhold or delay any payment of rent or any other of its obligations hereunder as a result of any default by Lessor under this Section 6.01(b).

      (c) Lessee agrees to keep the Premises, both inside and out, clean and in sanitary condition as required by the health, sanitary and police ordinances and regulations of any political subdivision having jurisdiction and to remove all trash and debris which may be found in or around the Premises. Lessee further agrees to keep the interior surfaces of each Building, including, without limitation, windows, floors, walls, doors, showcases and fixtures, clean and neat in appearance.

      (d) If Lessee refuses or neglects to commence such repairs and/or maintenance for which Lessee is responsible under this Article VI within a thirty (30) day period (or as soon as practical and in no event later than ten
(10) days if the failure to initiate the repair threatens to cause further damage to the Premises) after written notice from Lessor and thereafter diligently prosecute the same to completion, then Lessor may (i) enter the Premises (except in an emergency, upon at least twenty-four (24) hours advanced written notice) during Lessor's business hours and cause such repairs and/or maintenance to be made and shall not be responsible to Lessee for any loss or damage occasioned thereby and Lessee agrees that upon demand, it shall pay to Lessor the reasonable cost of any such repairs, not exceeding the sum actually expended by Lessor, together with accrued interest from the date of Lessor's payment at the Agreed Rate, and (ii) elect to enter into a maintenance contract at a market rate for first-rate maintenance with a third party for the performance of all or a part of Lessee's maintenance obligations, whereupon, Lessee shall be relieved from its obligations to perform those maintenance obligations expressly covered by such maintenance contract, and Lessee shall bear the entire cost of such maintenance contract which shall be due and paid in advance, as Additional Rent, on a monthly basis with Lessee's Base Rent payments.

      Section 6.02. Maintenance of Outside Areas. Subject to 6.01.(c) and subject to Lessee paying the cost and expense for same pursuant to Section 4.05, Lessor shall maintain, repair and replace all improvements on the Property and outside of the Buildings, including, without limitation, landscaping, sidewalks, walkways, driveways, curbs, parking lots (including striping), parking structure, sprinkler systems, lighting (per City of Sunnyvale requirements), and surface water drainage systems ("Outside Areas").

      Section 6.03. Alterations, Additions and Improvements. No alterations, additions, or improvements ("Alterations") shall be made to the Premises by Lessee without the prior written consent of Lessor which Lessor will not unreasonably withhold, provided, however, that Lessee may make Alterations which do not affect any Building system, exterior appearance, structural components or structural integrity and which do not exceed, with respect to each Building, collectively Fifty Thousand Dollars ($50,000) in cost within any twelve (12) month period, without Lessor's prior written consent. As a condition to Lessor's obligation to consider any request for consent hereunder, Lessee shall pay Lessor upon demand for the reasonable costs and expenses of consultants, engineers, architects and others for reviewing plans and specifications and for monitoring the construction of any proposed Alterations. Lessor may require Lessee to remove any such Alterations at the expiration or termination of the Lease Term and to restore the Premises to their prior condition by written notice given on or before the earlier of (i) the expiration of the Lease Term, or (ii) thirty (30) days after termination of the Lease, or (iii) thirty (30) days after a written request from Lessee for such notice from Lessor provided, that, if Lessee requests same from Lessor, Lessor will notify Lessee within five (5) business days after receipt of Lessee's request and a copy of all plans and specifications for the proposed Alteration whether it will require removal. All Alterations to be made to the Premises shall be made under the supervision of a competent, California licensed architect and/or competent California licensed structural engineer (each of whom has been reasonably approved by Lessor and such approval will not be unreasonably withheld) and shall be made in accordance with plans and specifications which have been furnished to and approved by Lessor in writing prior to commencement of work. All Alterations shall be designed, constructed and installed at the sole cost and expense of Lessee by California licensed architects, engineers, and contractors approved by Lessor, in compliance with all applicable law, and in good and workmanlike manner. Any Alteration except furniture and trade fixtures, shall become the property of Lessor at the expiration, or sooner termination of the Lease, unless Lessor directs otherwise, provided that Lessee shall retain title to all furniture and trade fixtures placed on the Premises. All heating, lighting, electrical, air conditioning, full height partitioning (but not moveable, free standing cubicle-type partitions which do not extend to the ceiling or connect to Building walls), drapery and carpeting installations made by Lessee together with all property that has become an integral part of the Premises, shall be and become the property of Lessor upon the expiration, or sooner termination of the Lease, and shall not be deemed trade fixtures. Within sixty (60) days after completion of any Alteration, Lessee shall provide Lessor with a complete set of "as built" plans for same.

      Section 6.04. Covenant Against Liens. Lessee shall not allow any liens arising from any act or omission of Lessee to exist, attach to, be placed on, or encumber Lessor's or Lessee's interest in the Premises or any part thereof, or any portion thereof, by operation of law or otherwise. Lessee shall not suffer or permit any lien of mechanics, material suppliers, or others to be placed against the Premises or any portion thereof with respect to work or services performed or claimed to have been performed for Lessee or materials furnished or claimed to have been furnished to Lessee or the Premises. Lessor has the right at all times to post and keep posted on the Premises any notice that it considers necessary for protection from such liens. At least seven (7) days before beginning construction of any Alteration, Lessee shall give Lessor written notice of the expected commencement date of that construction to permit Lessor to post and record a notice of nonresponsibility. If any such lien attaches or Lessee receives notice of any such lien, Lessee shall cause the lien to be promptly released and removed of record. Despite any other provision of this Lease, if the lien is not released and removed within twenty (20) days after Lessor delivers notice of the lien to Lessee, Lessor may immediately take all action necessary to release and remove the lien, without any duty to investigate the validity of it. All expenses (including reasonable attorney fees and the cost of any bond) incurred by Lessor in connection with a lien incurred by Lessee or its removal shall be considered Additional Rent under this Lease and be immediately due and payable by Lessee.

      Section 6.05 Reimbursable Capital Expenditures. Except for items of capital expenditures which are to be made at Lessor's sole cost and expense pursuant to the first sentence of Section 6.01 (b) above, capital expenditures, together with interest thereon at the Agreed Rate, for any replacement item at the Premises for which Lessor is responsible hereunder made by Lessor in excess of One Hundred thousand Dollars ($100,000.00) during the Lease Term shall be amortized over the remaining Lease Term for the useful life of such replacement item with the numerator being the number of months remaining in the Lease Term and the denominator being the number of months of the useful life of the improvements as determined by Lessor in its sole discretion. Lessee shall be obligated for such amortized portion of any such expenditure in equal monthly installments due and payable with each installment of Base Rent during the Lease Term.

                                   ARTICLE VII
                                    INSURANCE

      Section 7.01. Property/Rental Insurance for Premises. At all times during the Lease Term, Lessor shall keep the Premises insured against loss or damage by fire and those risks normally included in the term "all risk," including, without limitation, coverage for (i) earthquake and earthquake sprinkler leakage, (ii) flood, (iii) loss of rents and extra expense for eighteen (18) months, including scheduled rent increases, (iv) boiler and machinery, (v) Tenant Improvements, and (vi) fire damage legal liability form, including waiver of subrogation. Any deductibles shall be paid by Lessee. The amount of such insurance shall not be less than 100% of replacement cost. Insurance shall include a Building Ordinance and Increased Cost of Construction Endorsement insuring the increased cost of reconstructing the Premises incurred due to the need to comply with applicable statutes, ordinances and requirements of all municipal, state and federal authorities now in force, which or may be in force hereafter. Any recovery received from said insurance policy shall be paid to Lessor and thereafter applied by Lessor to the reconstruction of the Premises in accordance with the provisions of Article VIII below. Lessee, in addition to the rent and other charges provided herein, shall reimburse Lessor for the cost of the premiums for all such insurance covering the Premises in accordance with
Article IV. Such reimbursement and shall be made within (15) days of Lessor's delivery of a copy of Lessor's statement therefor. Lessee shall pay to Lessor any deductible (subject to the above conditions) owing within fifteen (15) days after delivery of notice from Lessor of the amount owing. To the extent commercially available, Lessor's insurance shall have a deductible not greater than fifteen percent (15%) for earthquake and five percent (5%) for the basic "all risk" coverage.

      Section 7.02. Property Insurance for Fixtures and Inventory. At all times during the Lease Term, Lessee shall, at its sole expense, maintain insurance with "all risk, coverage on any fixtures, furnishings, merchandise, equipment or personal property in or on the Premises, whether in place as of the date hereof or installed hereafter. The amount of such insurance shall not be less than one hundred percent (100%) of the replacement cost thereof, and Lessor shall not have any responsibility nor pay any cost for maintaining any types of such insurance. Lessee shall pay all deductibles.

      Section 7.03. Lessor's Liability Insurance. At all times during the Lease Term, Lessor shall maintain a policy of policies of comprehensive general liability insurance naming Lessor (and such others as designated by Lessor) against liability for bodily injury, property damage on our about the Premises, with combined single limit coverage in an amount determined by Lessor in its sole discretion and which amount is presently in excess of Thirty Million Dollars

($30,000,000.00). Lessee, in addition to the rent and other charges provided herein, agrees to pay to Lessor the premiums for all such insurance. The insurance premiums shall be paid in accordance with Article IV, within (15) days of Lessor's delivery of a copy of Lessor's statement therefore.

      Section 7.04. Liability Insurance Carried by Lessee. At all times during the Lease Term (and any holdover period) Lessee shall obtain and keep in force a commercial general liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names are provided to Lessee as Additional Insureds against claims from bodily injury, personal injury and property damage based upon involving or arising out of ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing a single limit coverage in amount of not less than Ten Million Dollars ($10,000,000) per occurrence with an Additional Lessors or Premises Endorsements and containing an "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke, fumes from a hostile fire. The limits of said insurance required by this Lease as carried by Lessee shall not, however limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by the Lessee shall be primary to and not contributory with, any similar insurance carried by Lessor whose insurance shall be considered excess insurance only.

      Section 7.05. Lessee to Furnish Proof of Insurance. Lessee shall furnish to Lessor prior to the Commencement Date, and at least thirty (30) days prior to the expiration date of any policy, certificates indicating that the property insurance and liability insurance required to be maintained by Lessee is in full force and effect for the twelve (12) month period following such expiration date; that Lessor has been named as an additional insured to the extent of contractual liability assumed in Section 7.07. "Indemnification" and Section
7.08. "Lessor as Party Defendant"; and that all such policies will not be canceled unless thirty (30) days prior written notice of the proposed cancellation has been given to Lessor. The insurance shall be with insurers approved by Lessor, provided, however, that such approval shall not be unreasonably withheld so long as Lessee's insurance carrier has a Best's Insurance Guide rating not less than A+ VIII. Lessor shall furnish to Lessee, prior to the Commencement Date, and at least ten (10) days prior to the expiration date of any policy, or if later in each case, within ten (10) business days after receipt of a written request for same, certificates indicating that the property insurance and liability insurance required to be maintained by Lessor is in full force and effect for the twelve (12) month period following such expiration date.

      Section 7.06. Mutual Waiver of Claims and Subrogation Rights. Lessor and Lessee hereby release and relieve the other, and waive their entire claim of recovery for loss or damage to property arising out of or incident to fire, lightning, and the other perils included in a standard "all risk" insurance policy when such property constitutes the Premises, or is in, on or about the Premises, whether or not such loss or damage is due to the negligence of Lessor or Lessee, or their respective agents, employees, guests, licensees, invitees, or contractors. Lessee and Lessor waive all rights of subrogation against each other on behalf of, and shall obtain a waiver of all subrogation rights from, all property and casualty insurers referenced above.

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      Section 7.07. Indemnification and Exculpation.

      (a) Except as otherwise provided in Section 7.07.(b), Lessee shall indemnify and hold Lessor free and harmless from any and all liability, claims, loss, damages, causes of action (whether in tort or contract, law or equity, or otherwise), expenses, charges, assessments, fines, and penalties of any kind, including without limitation, reasonable attorney fees, expert witness fees and costs, arising by reason of the death or injury of any person, including any person who is an employee, agent, invitee, licensee, permittee, visitor, guest or contractor of Lessee, or by reason of damage to or destruction of any property, including property owned by Lessee or any person who is an employee, agent, invitee, permitee, visitor, or contractor of Lessee, caused or allegedly caused (1) while that person or property is in or about the Premises; (2) by some condition of the Premises; (3) by some act or omission by Lessee or its agent, employee, licensee, invitee, guest, visitor or contractor or any person in, adjacent, on, or about the Premises with the permission, consent or sufferance of Lessee; (4) by any matter connected to or arising out of Lessee's occupation or use of the Premises, or any breach or default in timely observance or performance of any obligation on Lessee's part to be observed or performed under this Lease.

      (b) Notwithstanding the provisions of Section 7.07.(a) of this Lease, Lessee's duty to indemnify and hold Lessor harmless shall not apply to any liability, claims, loss or damages to the extent caused solely by Lessor's active negligence or willful acts of misconduct.

      (c) Lessee hereby waives all claims against Lessor for damages to goods, wares and merchandise and all other personal property in, on, or about the Premises and for injury or death to persons in, on, or about the Premises from any cause arising at any time to the fullest extent permitted by law and in no event shall Lessor be liable for lost profits or other consequential damages arising from any cause or for any damage which is or could be covered by the insurance Lessee is required to carry under this Lease.

      Section 7.08. Lessor as Party Defendant. If by reason of an act or omission of Lessee or any of its employees, agents, invitees, licensee, visitors, guests or contractors, Lessor is made a party defendant or a cross-defendant to any action involving the Premises or this Lease, Lessee shall hold harmless and indemnify Lessor from all liability or claims of liability, including all damages, attorney fees and costs of suit.

                                  ARTICLE VIII
                              DAMAGE OR DESTRUCTION

      Section 8.01. Destruction of the Premises.

      (a) In the event of a partial destruction of the Premises during the Lease Term from any cause, Lessor, upon receipt of, and to the extent of, insurance proceeds paid in connection with such casualty, shall forthwith repair the same, provided the repairs can be made within a reasonable time under state, federal, county and municipal applicable law, but such partial destruction shall in no way annul or void this Lease, (except as provided in Section 8.01.(b) below) provided that Lessee shall be entitled to a proportionate credit for rent equal to the payment of rental income insurance received by Lessor. Lessor shall use diligence in making

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

such repairs within a reasonable time period, acts of God, strikes and delays beyond Lessor's control excepted, in which instance the time period shall be extended accordingly, and this Lease shall remain in full force and effect, with the rent to be proportionately reduced as provided in this Section. If the Premises are damaged by any peril within twelve (12) months prior to the last day of the Lease Term and, in the reasonable opinion of the Lessor's architect or construction consultant, the restoration of the Premises cannot be substantially completed within ninety (90) days after the date of such damage and such damage renders unusable more than thirty percent (30%) of the Premises, Lessor may terminate this Lease on sixty (60) days written notice to Lessee.

      (b) If the Premises are damaged or destroyed by any cause to the extent of more than fifty percent (50%) of the total Rentable Area of all office/research and development Buildings which are then part of the Premises during the Lease Term, Lessor shall notify Lessee within sixty (60) days after such damage or destruction whether it will repair the same within twelve (12) months (subject to force majeure) from the date of such notice and if Lessor states that it will not repair within said twelve (12) months (subject to force majeure) this Lease shall terminate ten (10) business days after Lessor gives its notice. In the event Lessor elects to repair, Lessor shall commence repairs within a reasonable time and diligently proceed to complete such repairs, in each instance subject to force majeure delays. In the event of termination, Lessor shall pay to Lessee all insurance proceeds, if any, received by Lessor as a result of the damage or destruction to the extent allocable to unamortized Tenant Improvements or other Alterations installed in the damaged Buildings at Lessee's sole cost and expense, using an amortization schedule of equal monthly installments over the first sixty (60) months following the delivery of each damaged Building, but only to the extent such payment will not violate the terms and conditions of any trust deed recorded against the Project or Premises or constitute a default thereunder.

      Section 8.02. Waiver of Civil Code Remedies. Lessee hereby expressly waives any rights to terminate this Lease upon damage or destruction to the Premises, including without limitation any rights pursuant to the provisions of
Section 1932, Subdivision 2 and Section 1933, Subdivision 4, of the California Civil Code, as amended from time-to-time, and the provisions of any similar law hereinafter enacted.

      Section 8.03. No Abatement of Rentals. The Rentals and other charges due under this Lease shall not be reduced or abated by reason of any damage or destruction to the Premises (except to the extent of proceeds received by Lessor from the rental loss insurance), and Lessor shall be entitled to all proceeds of the insurance maintained pursuant to Section 7.01. above during the period of rebuilding pursuant to Section 8.01.(a) above, or if the Lease is terminated pursuant to Section 8.01.(a) above. Lessee shall have no claim against Lessor, including, without limitation, for compensation for inconvenience or loss of business, profits or goodwill during any period of repair or reconstruction.

      Section 8.04. Liability for Personal Property. In no event shall Lessor have any liability for, nor shall it be required to repair or restore, any injury or damage to Lessee's personal property or to any other personal property or to Alterations in or upon the Premises by Lessee.

                                   ARTICLE IX
                               REAL PROPERTY TAXES

      Section 9.01. Payment of Taxes. Lessee shall pay the real property tax, including any escaped or supplemental tax and any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license, fee, charge, excise or imposition ("real property tax"), imposed, assessed or levied on or with respect to the Premises by any Federal, State, County, City or other political subdivision or public authority having the direct or indirect power to tax, including any improvement district thereof or any community facilities district, as against any legal or equitable interest of Lessor in the Premises or against the Premises or any part thereof applicable to the Premises for a period of time included within the Lease Term. All such payments shall be made at least ten (10) days prior to the delinquency date for such payment or ten
(10) days after Lessee's receipt of the tax bill, whichever is later. Notwithstanding the foregoing, Lessee shall not be required to pay any net income taxes, franchise taxes, or any succession or inheritance taxes of Lessor. If any anytime during the Lease Term, the State of California or any political subdivision of the state, including any county, city, city and county, public corporation, district, or any other political entity or public corporation of this state, levies or assesses against Lessor a tax, fee, charge or imposition, excise on rents under the Lease, the square footage of the Premises, the act of entering into this Lease, or the occupancy of Lessee, or levies or assesses against Lessor any other tax, fee, or excise, however described, including, without limitation, a so-called value added, business license, transit, commuter, environmental or energy tax fee, charge or excise or imposition related to the Premises as a direct substitution in whole or in part for, or in addition to, any real property taxes on the Premises, Lessee shall pay ten (10) days before delinquency or ten (10) days after receipt of the tax bill, whichever is later, that tax, fee, charge, excise or imposition.

      Section 9.02. Pro Ration for Partial Years. If any such taxes paid by Lessee shall cover any period prior to the Commencement Date or after the Expiration Date of the Lease Term, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to any extent required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same in which case Lessee shall repay such amount to Lessor within ten (10) days after written demand, together with interest at the Agreed Rate.

      Section 9.03. Personal Property Taxes.

      (a) Lessee shall pay prior to delinquency all taxes imposed, assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere at the Project. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

      (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

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

      (c) If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment together with interest at the Agreed Rate.

                                    ARTICLE X
                                    UTILITIES

      Section 10.01. Lessee to Pay. Lessee shall pay prior to delinquency and throughout the Lease Term, all charges for water, gas, heating, cooling, sewer, telephone, electricity, garbage, air conditioning and ventilation, janitorial service, landscaping and all other materials and utilities supplied to the Premises. The disruption, failure, lack or shortage of any service or utility due to any cause whatsoever shall not affect any obligation of Lessee hereunder, and Lessee shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all rent due hereunder, all without diminution, credit or deduction.

                                   ARTICLE XI
                            ASSIGNMENT AND SUBLETTING

      Section 11.01. Lessor's Consent Required. Except as provided in Section 11.02, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, license or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises or any part thereof, without Lessor's prior written consent which Lessor shall not unreasonably withhold or delay. Lessor shall respond in writing to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance, subletting or licensing without such consent shall be void, and shall constitute a breach of this Lease. By way of example, but not limitation, reasonable grounds for denying consent include: (i) poor credit history or insufficient financial strength of transferee, (ii) transferee's intended use of the Premises is inconsistent with the permitted use or will materially and adversely affect Lessor's interest. Lessee shall reimburse Lessor upon demand for Lessor's reasonable costs and expenses (including attorneys' fees, architect fees and engineering fees) involved in renewing any request for consent whether or not consent is granted.

      Section 11.02. Lessee Affiliates. Without the approval of Lessor, Lessee may assign or sublet the Premises, or any portion thereof, to any corporation which controls, is controlled by, or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all, or substantially all of the assets of Lessee as a going concern of the business that is being conducted on the Premises ("Affiliates"), provided that said assignee or sublessee assumes, in full, the obligations of Lessee under this Lease and provided further that the use to which the Premises will be put does not materially change and provided further, Lessee shall provide Lessor at least ten (10) business days advance written notice of any such assignment or sublease, including fully executed assignment or sublease documents and evidence that the transaction is of a type described in this Section 11.02. Any such assignment or sublease shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease.

      Section 11.03. No Release of Lessee. Regardless of Lessor's consent, no subletting or assignment shall release Lessee of Lessee's obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee.

      Section 11.04. Excess Rent. In the event Lessor shall consent to a sublease or an assignment, Lessee shall pay to Lessor with its regularly scheduled Base Rent payments, fifty percent (50%) of all sums and the fair market value of all consideration collected or received by Lessee from a sublessee or assignee which are in excess of the Base Rent and Additional Rent due and payable with respect to the subject space pursuant to Article IV for the time period encompassed by the sublease or assignment term, after first deducting reasonable leasing commissions, provided that this provision shall not apply to consideration for the first twelve (12) months of the first sublease of any space within any office/research development Building (and not to any subsequent sublease of such space) so long as such sublease is for at least twenty four (24) months and that the consideration for the second and any subsequent twelve (12) month period of such sublease (including extension options) is not less than the consideration for the first twelve (12) months.

      Section 11.05. No Impairment of Security. Lessee's written request to Lessor for consent to an assignment or subletting or other form of transfer shall be accompanied by (a) the name and legal composition of the proposed transferee; (b) the nature of the proposed transferee's business to be carried on in the Premises; (c) the terms and provisions of the proposed transfer agreement; and (d) such financial and other reasonable information as Lessor may request concerning the proposed transferee.

      Section 11.06. Lessor's Recapture Rights.

      (a) Lessor's Recapture Rights. Notwithstanding any other provision of this
Article 11, in the event that Lessee proposes to sublease or assign or otherwise transfer any interest in this Lease or the Premises or any part thereof affecting (collectively with all other such subleases, assignments, or transfers then in effect) more than sixty percent (60%) of the square footage of the total Rentable Area of the four (4) office/research and development Buildings ("Recapture Space"), then Lessor shall have the option to recapture the Recapture Space by written notice to Lessee ("Recapture Notice") given within ten (10) business days after Lessor receives any notice of such proposed assignment or sublease or other transfer ("Transfer Notice"). A timely Recapture Notice terminates this Lease for the Recapture Space, effective as of the date specified in the Transfer Notice. If Lessor declines or fails timely to deliver a Recapture Notice, Lessor shall have no further right under this Section 11.06 to the Recapture Space unless it becomes available again after such transfer by Lessee or unless Lessee proposes another such transfer. For purposes of this
Section 11.05, the Rentable Area of the Amenity Building shall not be utilized in the calculation of Recapture Space. This Section 11.06 shall not apply to the sublease of space or assignment of this Lease to an Affiliate as defined in
Section 11.02 above.

      (b) Consequences of Recapture. To determine the new Base Rent under this Lease if Lessor recaptures the Recapture Space, the then current Base Rent (immediately before Lessor's recapture) under the Lease shall be multiplied by a fraction, numerator of which is the square feet of the Rentable Area retained by Lessee after Lessor's recapture and the denominator of which is the total square feet of the Rentable Area before Lessor's recapture. The Additional Rent, to the extent that it is calculated on the basis of the square feet within the affected Building, shall be reduced to reflect Lessee's proportionate share based on the square feet of the Building retained by Lessee after Lessor's recapture. This Lease as so amended shall continue thereafter in full force and effect. Either party may require written confirmation of the amendments to this Lease necessitated by Lessor's recapture of the Recapture Space. If Lessor recaptures the Recapture Space, Lessor shall, at Lessor's sole expense, construct, paint, and furnish any partitions required to segregate the Recapture Space from the remaining Premises retained by Lessee.

                                   ARTICLE XII
                               DEFAULTS; REMEDIES

      Section 12.01. Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by
Lessee:

      (a) The abandonment of the Premises by Lessee or the commission of waste at the Premises or the making of an assignment or subletting in violation of
Article XI, provided however, abandonment shall be considered to not occur if the Premises are maintained and occupied to the extent necessary to maintain the insurance on each and every portion of the Premises;

      (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, if such failure continues for a period of five (5) business days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit in the form required by applicable Unlawful Detainer statutes such Notice shall constitute the notice required by this paragraph, provided that the cure period stated in the Notice shall be five (5) business days rather than the statutory three (3) days;

      (c) Lessee's failure to provide, (i) any instrument or assurance as required by Section 7.05, or (ii) estoppel certificate as required by Section 15.01, or (iii) any document which Lessee is obligated to provide under Section
17.13 subordinating this Lease to a Lender's deed of trust if such failure continues for five (5) business days after written notice of the failure from Lessor to Lessee. In the event Lessor serves Lessee with a Notice to Perform Covenant or Quit in the form required by applicable Unlawful Detainer Statutes, such Notice shall constitute the notice required by this paragraph, provided that the cure period stated in the Notice shall be five (5) business days rather than the statutory three (3) days;

      (d) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (a) (b) or (c) above, if such failure continues for a period of ten (10) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than ten (10) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said ten (10) day period and thereafter diligently prosecutes such cure to completion;

      (e) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) the filing by Lessee of a voluntary petition in bankruptcy under Title 11 U.S.C. or the filing of an involuntary petition against Lessee which remains uncontested for a period of sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, provided, however, in the event that any provisions of this Section 12.01(e) is contrary to any applicable law, such provision shall be of no force or effect;

      (f) The discovery by Lessor that any financial statement given to Lessor by Lessee, or any guarantor of Lessee's obligations hereunder, was materially false;

      (g) The failure by Lessee to timely observe and perform any obligation under the City of Sunnyvale TDM Plan or any successor or similar plan or requirement if such failure continues for five (5) business days (or if longer, any cure period provided by the City of Sunnyvale before it levies any penalty, fines or taxes or any other action adverse to Lessor) after written notice of the failure from Lessor to Lessee;

      (h) The failure by Lessee to deposit timely any letters of credit or to fail to timely pay the General Contractor for costs of Tenant Improvements as required by Sections 2.04(g) if such failure continues for five (5) business days after written notice of the failure from Lessor to Lessee.

      Section 12.02. Remedies. In the event of any such material default and breach by Lessee, Lessor may at any time thereafter, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default and breach:

      (a) Terminate Lessee's right to possession of the Premises by any lawful means including by way of unlawful detainer (and without any further notice if a notice in compliance with the unlawful detainer statutes and in compliance with paragraphs (b), (c) (d) (g) or (h) of Section 12.01 above has already been given), in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, (i) the cost of recovering possession of the Premises including reasonable attorneys' fees related thereto;
(ii) the worth at the time of the award of any unpaid rent that had been earned at the time of the termination, to be computed by allowing interest at the Agreed Rate but in no case greater than the maximum amount of interest permitted by law,

(iii) the worth at the time of the award of the amount by which the unpaid rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid rent that Lessee proves could reasonably have been avoided, to be computed by allowing interest at the Agreed Rate but in no case greater than the maximum amount of interest permitted by law, (iv) the worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of the award exceeds the amount of unpaid rent that Lessee proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one per cent (1%), (v) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform obligations under this Lease, including brokerage commissions and advertising expenses, expenses of remodeling the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant, and (vi) any other amounts, in addition to or in lieu of those listed above, that may be permitted by applicable law.

      (b) Maintain Lessee's right to possession as provided in Civil Code
Section 1951.4 in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

      (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of California. Unpaid amounts of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the Agreed Rate.

      Section 12.03. Default by Lessor. Lessor shall not be in default under this Lease unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying that Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In the event Lessor does not commence performance within the thirty (30) day period provided herein, Lessee may perform such obligation and will be reimbursed for its expenses by Lessor together with interest thereon at the Agreed Rate provided, however, that if the parties are in dispute as to what constitutes Lessor's obligations under this Lease, any such dispute shall be resolved by arbitration in a manner identical to that provided in Section 8.02 above. Lessee waives any right to terminate this Lease or to vacate the Premises on Lessor's default under this Lease. Lessee's sole remedy on Lessor's default is an action for damages or injunctive or declaratory relief. Notwithstanding the foregoing, nothing herein shall be deemed applicable in the event of Lessor's delay in delivery of the Premises. In that situation, all rights and remedies shall be determined under Section 3.01 above.

      Section 12.04. Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designated agent within five (5) days after such amount is due and owing, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Section 4.01 or any other provision of this Lease to the contrary.

                                  ARTICLE XIII
                            CONDEMNATION OF PREMISES

      Section 13.01. Total Condemnation. If the entire Premises, whether by exercise of governmental power or the sale or transfer by Lessor to any condemnor under threat of condemnation or while proceedings for condemnation are pending, at any time during the Lease Term, shall be taken by condemnation such that there does not remain a portion suitable for occupation, this Lease shall then terminate as of the date transfer of possession is required. Upon such condemnation, all rent shall be paid up to the date transfer of possession is required, and Lessee shall have no claim against Lessor or the award for the value of the unexpired portion of this Lease Term.

      Section 13.02. Partial Condemnation. If any portion of the Premises is taken by condemnation during the Lease Term, whether by exercise of governmental power or the sale for transfer by Lessor to an condemnor under threat of condemnation or while proceedings for condemnation are pending, this Lease shall remain in full force and effect except that in the event a partial taking leaves the Premises unfit for the conduct of the business of Lessee, then Lessee shall have the right to terminate this Lease effective upon the date transfer of possession is required. Moreover, Lessor shall have the right to terminate this Lease effective on the date transfer of possession is required if more than thirty-three percent (33%) of the total square footage of the Premises is taken by condemnation. Lessee and Lessor may elect to exercise their respective rights to terminate this Lease pursuant to this Section by serving written notice to the other within thirty (30) days after receipt of notice of condemnation. All rent shall be paid up to the date of termination, and Lessee shall have no claim against Lessor for the value of any unexpired portion of the Lease Term. If this Lease shall not be canceled, the rent after such partial taking shall be that percentage of the adjusted base rent specified herein, equal to the percentage which the square footage of the untaken part of the Premises, immediately after the taking, bears to the square footage of the entire Premises immediately before the taking. If Lessee's continued use of the Premises requires alterations and repair by reason of a partial

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

taking, all such alterations and repair shall be made by Lessee at Lessee's expense. Lessee waives all rights it may have under California Code of Civil Procedure Section 1265.130 or otherwise, to terminate this Lease based on partial condemnation.

      Section 13.03. Award to Lessee. In the event of any condemnation, whether total or partial, Lessee shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by Lessee for loss of its business fixtures, or equipment belonging to Lessee immediately prior to the condemnation. The balance of any condemnation award shall belong to Lessor (including, without limitation, any amount attributable to any excess of the market value of the Premises for the remainder of the Lease Term over the then present value of the rent payable for the remainder of the Lease Term) and Lessee shall have no further right to recover from Lessor or the condemning authority for any claims arising out of such taking. Except as provided below, in connection with a condemnation: (a) Lessor shall be entitled to receive all compensation and anything of value awarded, paid, or received in settlement or otherwise ("Award"); and (b) Lessee irrevocably assigns and transfers to Lessor all rights to and interests in the Award and fully releases and relinquishes any claim to, right to make a claim on, or interest in the Award. Notwithstanding the foregoing, Lessee shall have the right to make a separate claim in the condemnation proceeding for: (a) reasonable removal and relocation costs for any leasehold improvements that Lessee has the right to remove and elects to remove (if condemnor approves of the removal), (b) loss of goodwill, (c) relocation costs under Government Code section 7262, the claim for which Lessee may pursue by separate action independent of this Lease, but (d) only to the extent that any of the foregoing does not reduce the amount of the Award payable to Lessor. Lessee shall also be entitled to receive, if the Award expressly provides for same, an amount equal to the unamortized cost of the Tenant Improvements or other Alterations installed in any condemned Building at Lessee's sole cost and expense, using an amortization schedule of equal monthly amounts for the first sixty (60) months following the Delivery Date (or deemed Delivery Date) for such Building, but only to the extent such payment will not violate the terms and conditions of any trust deed recorded against the Project or Premises or constitute a default thereunder.

                                   ARTICLE XIV
                                 ENTRY BY LESSOR

      Section 14.01. Entry by Lessor Permitted. Lessee shall permit Lessor and its employees, agents and contractors to enter the Premises and all parts thereof (i) upon forty-eight (48) hours notice (or without notice in an emergency), including, without limitation, the Building and all parts thereof at all reasonable times for any of the following purposes: to inspect the Premises; to maintain the Premises; to make such repairs to the Premises as Lessor is obligated or may elect to make; to make repairs, alterations or additions to any other portion of the Premises, and (ii) upon twenty-four (24) hours notice to show the Premises and post "To Lease" signs for the purposes of reletting during the last twelve (12) months of the Lease Term (provided that Lessee has failed to exercise its option to extend) or extended Lease Term to show the Premises as part of a prospective sale by Lessor or to post notices of nonresponsibility. With respect to any such entry which is not an emergency entry, Lessor agrees not to unreasonably disturb Lessee's use or enjoyment of the Premises, and to minimize disruption to Lessee as much as reasonably practical, Lessor shall have such right of entry without any rebate of rent to Lessee for any loss of occupancy or quiet enjoyment of the Premises hereby occasioned.

                                   ARTICLE XV
                              ESTOPPEL CERTIFICATE

      Section 15.01. Estoppel Certificate.

      (a) Each party ("Certifying Party") shall at any time upon not less than fifteen (15) days' prior written notice from the other execute, acknowledge and deliver to the other a statement in writing (i) certifying, if true, that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying, if true, that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging, if true, that there are not, to Certifying Party's knowledge, any uncured defaults on the part of the other party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

      (b) Each party's failure to deliver such statement within such time shall be conclusive upon such party (i) that this Lease is in full force and effect, without modification except as may be represented by the other party on the notice, (ii) that there are no uncured defaults in the other party's performance, and (iii) that not more than one month's rent has been paid in advance.

                                   ARTICLE XVI
                               LESSOR'S LIABILITY

      Section 16.01. Limitations on Lessor's Liability. The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title of the Premises. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership. For any breach of this Lease by Lessor, the liability of Lessor (including all persons and entities that comprise Lessor, and any successor Lessor) and any recourse by Lessee against Lessor shall be limited to the interest of Lessor, and Lessor's successors in interest, in and to the Premises. On behalf of itself and all persons claiming by, through, or under Lessee, Lessee expressly waives and releases Lessor and each member, agent and employee of Lessor from any personal liability for breach of this Lease.

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

                                  ARTICLE XVII
                               GENERAL PROVISIONS

      Section 17.01. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

      Section 17.02. Agreed Rate Interest on Past-Due Obligations. Except as expressly herein provided, any amount due to either party not paid when due shall bear interest at the Bank of America prime rate plus one percent (1%) ("Agreed Rate"). Payment of such interest shall not excuse or cure any default by Lessee under this Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to the payor by application of the amount of excess interest paid against any sums outstanding in any order that payee requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to the payor by the payee. To ascertain whether any interest payable exceeds the limits imposed, any nonprincipal payment (including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

      Section 17.03. Time of Essence. Time is of the essence in the performance of all obligations under this Lease.

      Section 17.04. Additional Rent. Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be Additional Rent and Lessor shall have all the rights and remedies for the nonpayment of same as it would have for nonpayment of Base Rent, except that the one year requirement of Code of Civil Procedure Section 1161(2) shall apply only to scheduled installments of Base Rent and not to any Additional Rent. All references to "rent" (except specific references to either Base Rent or Additional Rent) shall mean Base Rent and Additional Rent.

      Section 17.05. Incorporation of Prior Agreements, Amendments and Exhibits. This Lease (including Exhibits A, B, C, D, E, F, G, H, I, J, K, L, M and N contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the Lessor nor any employees or agents of the Lessor has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the Lease Term except as otherwise specifically stated in this Lease. Neither party has been induced to enter into this Lease by, and neither party is relying on, any representation or warranty outside those expressly set forth in this Lease.

      Section 17.06. Notices.

      (a) Written Notice. Any notice required or permitted to be given hereunder shall be in writing and shall be given by a method described in paragraph (b) below and shall be addressed to Lessee or to Lessor at the addresses noted below, next to the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time-to-time hereafter designate by notice to Lessee, but delay or failure of delivery to such person shall not affect the validity of the delivery to Lessor or Lessee.

      (b) Methods of Delivery:

            (i) When personally delivered to the recipient, notice is effective on delivery. Delivery to the person apparently designated to receive deliveries at the subject address is personally delivered if made during business hours (e.g. receptionist).

            (ii) When mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt.

            (iii) When delivery by overnight delivery Federal
Express/Airborne/United Parcel Service/DHL WorldWide Express with charges prepaid or charged to the sender's account, notice is effective on delivery if delivery is confirmed by the delivery service.

      (c) Refused, Unclaimed or Undeliverable Notices. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight delivery service.

      Section 17.07. Waivers. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provisions. Any consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent act. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

      Section 17.08. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes, provided that Lessee shall also simultaneously execute in recordable form and deliver to Lessor a Quit Claim Deed as to its leasehold and any other interest in the Premises and hereby authorizes Lessor to date and record the same only upon the expiration or sooner termination of this Lease.

      Section 17.09. Surrender of Possession; Holding Over.

      (a) At the expiration of the Lease, Lessee agrees to deliver up and surrender to Lessor possession of the Premises and all improvements thereon broom clean and, in as good order and condition as when possession was taken by Lessee, excepting only ordinary wear and tear (wear and tear which could have been avoided by first class maintenance practices and in accordance with industry standards shall not be deemed "ordinary"). Upon expiration or sooner termination of this Lease, Lessor may reenter the Premises and remove all persons and property therefrom. If Lessee shall fail to remove any personal property which it is entitled or obligated to remove from the Premises upon the expiration or sooner termination of this Lease, for any cause whatsoever, Lessor, at its option, may remove the same and store or dispose of them, and Lessee agrees to pay to Lessor on demand any and all expenses incurred in such removal and in making the Premises free from all dirt, litter, debris and obstruction, including all storage and insurance charges. If the Premises are not surrendered at the end of the Lease Term, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, actual damages for lost rent and with respect to any claims of a successor occupant.

      (b) If Lessee, with Lessor's prior written consent, remains in possession of the Premises after expiration of the Lease Term and if Lessor and Lessee have not executed an express written agreement as to such holding over, then such occupancy shall be a tenancy from month to month at a monthly Base Rent equivalent to 125% (for the first three months of holdover) and thereafter 150% of the monthly rental in effect immediately prior to such expiration, such payments to be made as herein provided for Base Rent. In the event of such holding over, all of the terms of this Lease, including the payment of Additional Rent all charges owing hereunder other than rent shall remain in force and effect on said month to month basis.

      Section 17.10. Cumulative Remedies. No remedy or election hereunder by Lessor shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity, provided that notice and cure periods set forth in Article XII are intended to extend and modify statutory notice provisions to the extent expressly stated in Section 12.01.

      Section 17.11. Covenants and Conditions. Each provision of this Lease to be observed or performed by Lessee shall be deemed both a covenant and a condition.

      Section 17.12. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Article XVI, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California and any legal or equitable action or proceeding brought with respect to the Lease or the Premises shall be brought in Santa Clara County, California.

      Section 17.13. Lease to be Subordinate. Lessee agrees that this Lease is and shall be, at all times, subject and subordinate to the lien of any mortgage or other encumbrances which Lessor may create during the Lease Term against the Premises including all renewals, replacements and extensions thereof provided, however, that regardless of any default under any such mortgage or encumbrance or any sale of the Premises under such mortgage, so long as Lessee timely performs all covenants and conditions of this Lease and continues to make all timely payments hereunder, this Lease and Lessee's possession and rights hereunder shall not be disturbed by the mortgagee or anyone claiming under or through such mortgagee. Lessee shall execute any documents subordinating this Lease within ten (10) days after delivery of same by Lessor so long as the Lender agrees therein that this Lease will not be terminated if Lessee is not in default following a foreclosure, including, without limitation, any Subordination Non-Disturbance and Attornment Agreement ("SNDA") which is substantially in the form attached hereto as Exhibit "F." Lessor shall also utilize its commercially reasonable efforts to obtain a non-disturbance agreement from any existing lender.

      Section 17.14. Attorneys' Fees. If either party herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to recover its reasonable attorneys' fees, expert witness fees and costs as fixed by the Court.

      Section 17.15. Signs. Lessee shall not place any sign upon the exterior of any Building without Lessor's prior written consent, which consent shall not be unreasonably withheld and which consent is hereby given to the signage described in Exhibit "G" hereto. Lessee, at its sole cost and expense, after obtaining Lessor's prior written consent, shall install, maintain and remove prior to expiration of this Lease (or within ten (10) days after any earlier termination of this Lease) all signage in full compliance with (i) all applicable law, statutes, ordinances and regulations and (ii) all provisions of this Lease concerning Alterations.

      Section 17.16. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

      Section 17.17. Guarantor.  [Intentionally Omitted] [Exhibit H]

      Section 17.18. Quiet Possession. Upon Lessee timely paying the rent for the Premises and timely observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire Lease Term, subject to all of the provisions of this Lease.

      Section 17.19. Easements. Lessor reserves to itself the right, from time-to-time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned or other documents, and take such other actions, which are reasonably necessary or appropriate to accomplish such granting and recordation, upon request of Lessor, and failure to do so within ten (10) business days of a written request to do so shall constitute a material breach of this Lease.

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

      Section 17.20. Authority. Each individual executing this Lease on behalf of a corporation, limited liability company or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity in accordance with a duly adopted resolution of the governing group of the entity empowered to grant such authority, and that this Lease is binding upon said entity in accordance with its terms. Each party shall provide the other with a certified copy of its resolution within ten (10) days after execution hereof, but failure to do so shall in no manner (i) be evidence of the absence of authority or (ii) affect the representation or warranty. It is understood that this Lease shall not be binding on Lessor unless and until Lessor shall have executed same and delivered a fully executed copy of this to Lessee.

      Section 17.21. Force Majeure Delays. In any case where either party hereto is required to do any act (other than the payment of money), delays caused by or resulting from Acts of God or Nature, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor or materials or equipment, unplanned delays in governmental permitting or approval process, government regulations, unusually severe weather, or other causes beyond such party's reasonable control the time during which act shall be completed, shall be deemed to be extended by the period of such delay, whether such time be designated by a fixed date, a fixed time or "a reasonable time."

      Section 17.22. Hazardous Materials.

      (a) Definition of Hazardous Materials and Environmental Laws. "Hazardous Materials" means any (a) substance, product, waste or other material of any nature whatsoever which is or becomes listed regulated or addressed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. sections 9601, et seq. ("CERCLA"); the Hazardous Materials Transportation Act ("HMTA") 49 U.S.C. section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq. ("RCRA"); the Toxic Substances Control Act, 15 U.S.C. sections 2601, et seq. ("TSCA"); the Clean Water Act, 33 U.S.C. sections 1251, et seq.; the California Hazardous Waste Control Act, Health and Safety Code sections 25100, et seq.; the California Hazardous Substances Account Act, Health and Safety Code sections 26300, et seq.; the California Safe Drinking Water and Toxic Enforcement Act, Health and Safety Code sections 25249.5, et seq.; California Health and Safety Code sections 25280, et seq.; (Underground Storage of Hazardous Substances); the California Hazardous Waste Management Act, Health and Safety Code sections 25170.1, et seq.; California Health and Safety Code sections 25501. et seq. (Hazardous Materials Response Plans and Inventory); or the Porter-Cologne Water Quality Control Act, California Water Code sections 13000, et seq., all as amended, or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, but not limited to, response, removal and remediation costs) or standards of conduct or performance concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter may be in effect (collectively, "Environmental Laws"); (b) any substance, product, waste or other material of any nature whatsoever whose presence in and of itself may give rise to liability under any of the above statutes or under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance, strict or absolute liability or under any reported decisions of a state or federal court,
(c) petroleum or crude oil, including but not limited to petroleum and petroleum products contained within regularly operated motor vehicles and (d) asbestos.

      (b) Lessor's Representations and Disclosures. Lessor represents that it has provided Lessee with a description of the Hazardous Materials on or beneath the Property as of the date hereof, attached hereto as Exhibit I and incorporated herein by reference. Lessee acknowledges that in providing the attached Exhibit I, Lessor has satisfied its obligations of disclosure pursuant to California Health & Safety Code Section 25359.7 which requires:

      "Any owner of nonresidential real property who knows, or has reasonable cause to believe, that any release of hazardous substances has come to be located on or beneath that real property shall, prior to the sale, lease or rental of the real property by that owner, give written notice of that condition to the buyer, lessee or renter of the real property."

      (c) Use of Hazardous Materials. Lessee shall not cause or permit any Hazardous Materials to be brought upon, kept or used in, on or about the Property by Lessee, its agents, employees, contractors, licensee, guests, visitors or invitees without the prior written consent of Lessor. Lessor shall not unreasonably withhold such consent so long as Lessee demonstrates to Lessor's reasonable satisfaction that such Hazardous Materials are necessary or useful to Lessee's business and will be used, kept and stored in a manner that complies with all applicable Environmental Laws. Lessee shall, at all times, use, keep, store, handle, transport, treat or dispose all such Hazardous Materials in or about the Property in compliance with all applicable Environmental Laws. Lessee shall remove all Hazardous Materials used or brought onto the Property during the Lease Term from the Property prior to the expiration or earlier termination of the lease.

      (d) Use of Property. Lessee shall not use the Property in any manner that could cause or contribute to the migration or release of any existing contamination and shall not interfere with response actions taken on or around the Property.

      (e) Lessee's and Lessor's Environmental Indemnity. Lessee agrees to indemnify and hold Lessor harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, presence, generation, or disposal of Hazardous Materials on, from or about the Property, and/or subsurface or ground water, after the Commencement Date from an act or omission of Lessee (or Lessee's successor), its agents, employees, invitees, vendors, contractors, guests or visitors. Lessor agrees to indemnify and hold Lessee harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, presence, generation, or disposal of Hazardous Materials on, from or about the Property, and/or subsurface or ground water, prior to the Commencement Date from an act or omission of Lessor (or Lessor's predecessor), its agents, employees, invitees, vendors, contractors, guests or visitors.

      (f) Lessee's Obligation to Promptly Remediate. If the presence of Hazardous Materials on the Premises after the Commencement Date results from an act or omission of Lessee (or Lessee's successors), its agents, employees, invitees, vendors, contractors, guests, or visitors results in contamination or deterioration of the Property or any water or soil beneath the Property, Lessee shall promptly take all action necessary or appropriate to investigate and remedy that contamination, at its sole cost and expense, provided that Lessor's approval of such action shall first be obtained. Lessor's approval shall not be unreasonably withheld.

      (g) Notification. Lessor and Lessee each agree to promptly notify the other of any communication received from any governmental entity concerning Hazardous Materials or the violation of Environmental Laws that relate to the Property.

      Section 17.23. Modifications Required by Lessor's Lender. If any lender of Lessor requires a modification of this Lease that will not increase Lessee's cost or expense or materially and adversely change Lessee's rights and obligations, this Lease shall be so modified and Lessee shall execute whatever documents are required by such lender and deliver them to Lessor within ten (10) days after the request.

      Section 17.24. Brokers. Lessor and Lessee each represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the real estate brokers or agents identified on the signature page hereof ("Brokers") and that they know of no other real estate broker or agent who is entitled to a commission or finder's fee in connection with this Lease. Each party shall indemnify, protect, defend, and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorney fees) for any leasing commission, finder's fee, or equivalent compensation alleged to be owning on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. The terms of this Section 17.24 shall survive the expiration or earlier termination of the Lease Term.

      Section 17.25. Right of First Offer to Lease Adjacent Project.

      (a) If Lessor enters into a Purchase and Sale Agreement to purchase certain real property which is adjacent to the Project and which is depicted on Exhibit "N" hereto and on which Lessor desires to develop an additional office/research and development project "Adjacent Project," Lessee shall have a right of first offer ("Right of First Offer") to lease the Adjacent Project subject to paragraphs (b) through (g) below.

      (b) This Section 17.25 shall automatically and permanently become null and void if at the time Lessor enters into the aforesaid Purchase and Sale Agreement or at the time Lessee exercises the Right of First Offer: (i) this Lease is not in full force and effect, (ii) Lessee is in default beyond any expressly notice and cure period provided under this Lease, and (iii) Lessee's then current financial condition, as revealed by its most recent financial statements (which shall include quarterly and annual financial statements, including income statements, balance sheets, and cash flow statements), fail to demonstrate that either: (1) Lessee's net worth is at least equal to its net worth at the time this Lease was signed; or (2) Lessee meets other financial criteria acceptable to Lessor in its sole discretion.

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

      (c) If Lessee is not in default beyond any express notice and cure period provided under this Lease when Lessor enters into said Purchase and Sale Agreement or at the time Lessee exercises its Right of First Offer, Lessor shall not lease the Adjacent Project to another lessee unless and until Lessor has first offered it to Lessee in writing (the "Offer Notice") and either (i) Lessee rejects such offer or (ii) a period of five (5) business days has elapsed from the date that Lessor has delivered the Offer Notice to Lessee, without Lessee having notified Lessor in writing of its acceptance of such Offer Notice, delivered a signed Lease and supplied Lessor with current financial statements pursuant to Section 17.25 (b), whichever event occurs first. The Offer Notice shall contain the following information: (a) a general description of the number of buildings to be built and the approximate rentable square feet of each, (b) the date on which the Lessor expects the lease term to commence, (c) the base rent. There shall be attached to the Offer Notice a form of written Lease containing such other terms and conditions upon which Lessor wishes to lease the Adjacent Project.

      (d) If Lessee timely delivers to Lessor, in accordance with the conditions of this Section 17.25, written notice of Lessee's acceptance of the Offer Notice together with a signed Lease (without modification of any kind) and Lessee's financial statements and Lessor determines pursuant to Section 17.25(b) that Lessee meets all of the conditions provided in this Section 17.25, then Lessee shall be deemed to have duly exercised its right hereunder and Lessor shall execute the Lease.

      (e) If Lessee declines or fails to duly and timely accept the Offer Notice and to return same with the signed Lease and financial statements as provided in
Section 17.25(d), or fails to meet all of the conditions provided in Section 17.25(b), this Section 17.25 shall automatically become null and void and have no further force and effect and Lessor shall thereafter be free to lease the Adjacent Project in portions or in its entirety to any tenant at any time without regard to the restrictions in this Section 17.25 and on whatever terms and conditions Lessor may decide in its sole discretion, without again complying with all the provisions of this Section 17.25.

      (f) This Right of First Offer is personal to the Lessee signing this Lease and shall become null and void upon the occurrence of an assignment of the Lease or a sublet of all or more than fifty percent (50%) of the Rentable Area of the Premises for the remainder of the Lease Term other than to an Affiliate of said Lessee.

      (g) This Right of First Offer shall become null and void upon the occurrence of any transfer of title to the Premises or Project by Lessor, including without limitation, by foreclosure or otherwise.

      Section 17.26. Right of First Offer to Purchase Premises. Should Lessor determine at any time during the Lease Term that it intends to sell the Premises, and Lessee is not then in default beyond any express notice and cure period provided under this Lease, it shall notify Lessee of the terms and conditions on which it wishes to sell in the form of a Purchase and Sale Agreement which shall have terms and conditions sufficient to constitute a binding contract (once signed by both parties) to accomplish the purchase and sale and which terms and conditions shall otherwise be in the sole discretion of Lessor. If Lessee does not sign and hand-deliver the signed Purchase and Sale Agreement to Lessor (without modification of any kind) within five (5) business days after Lessor delivers same to Lessee, or if Lessee fails to provide with said signed Purchase and Sale Agreement financial statements demonstrating that Lessee's net worth is at least equal to its net worth at the time this Lease is executed, or if Lessee fails to timely perform all of its obligations under the Purchase and Sale Agreement or the escrow established thereunder is terminated for any reason, this Section 17.26 shall automatically become null and void and have no further force and effect and Lessor shall thereafter be free to sell the Premises or Project in portions or in its entirety to any buyer at any time without regard to the restrictions in this Section 17.26 and on whatever terms and conditions Lessor may decide in its sole discretion, without again complying with any of the provisions of this
Section 17.26. This Right of First Offer is personal to the Lessee signing this Lease and shall become null and void upon the occurrence of an assignment of the Lease or a sublet of all or more than fifty percent (50%) of the Premises for the remainder of the Lease Term other than to an Affiliate of said Lessee. This Right of First Offer shall become null and void upon the occurrence of any transfer of title to the Premises or Project by Lessor, including without limitation, by foreclosure or otherwise. This Right of First Offer shall be subordinate to the lien of any deed of trust recorded against the Project or Premises at any time. This Right of First Offer shall not apply with respect to any transfer of title or other interest in the Project or Premises to an entity which is an "Affiliate" of Lessor (as that Lessor is used herein Section 11.02 to describe entity relationships of Lessee) or to Lehman Brothers or any entity related to Lehman Brothers.

      Section 17.27 List of Exhibits.
                                                                       Ref. Page

EXHIBIT A:  Real Property Legal Description,
                  Site Plan, and Building Elevations

EXHIBIT B:  Plans and Specifications for Shell Buildings

EXHIBIT C:  Work Letter Agreement for Tenant.
                  Improvements and Interior Specification Standards

EXHIBIT D:  Cost Responsibilities of Lessor and Lessee

EXHIBIT E:  Memorandum of Commencement of Lease
                  Term and Schedule of Base Rent

EXHIBIT F:  SNDA

EXHIBIT G:  Signage Exhibit

EXHIBIT H:  Guaranty of Lease [Intentionally Omitted]

EXHIBIT I:  Hazardous Materials Disclosure

EXHIBIT J:  [Intentionally omitted]

EXHIBIT K:  [Intentionally omitted]

EXHIBIT L:  Rules and Regulations

EXHIBIT M:  Moffett Park TDM Plan

EXHIBIT N:  Adjacent Project

LESSOR AND LESSEE EACH HAS CAREFULLY READ AND HAS REVIEWED THIS LEASE AND BEEN ADVISED BY LEGAL COUNSEL OF ITS OWN CHOOSING AS TO EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOWS ITS INFORMED AND VOLUNTARY CONSENT THERETO. EACH PARTY HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS AND CONDITIONS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

      Executed at San Jose, California, as of the reference date.

LESSOR:                                   ADDRESS:

MOFFET PARK DRIVE LLC,                    c/o Jay Paul Company
a California limited liability            353 Sacramento Street, Suite 1740
company                                   San Francisco, California 94111

By:  GATEWAY LAND COMPANY, INC.
     A California corporation,
     Managing Member                       With a copy to:

By:                                       Thomas G. Perkins, Esq.
   -----------------------------------    99 Almaden Blvd., 8th Floor
      Jay Paul, President                 San Jose, CA 95113
                                          Telephone: 408/993-9911
                                          Facsimile: 408-286.3312

LESSEE:                                   ADDRESS:

ARIBA, INC.
a Delaware corporation
                                          1565 Charleston Road
                                          Mountain View, CA 94041
By: /s/ Edward P. Kinsey                  ATTN: Chief Financial Officer
    -----------------------------------
   Edward P. Kinsey                       1111 Lockheed Martin Way
   (Type or print name)                   Sunnyvale, CA 94089

Its: Edward P. Kinsey
     ----------------------------------
   Vice President- Finance
   Chief Financial Officer                (After Commencement Date)
                                          Copies to:
                                          Ariba - Real Estate Dept. and
                                          Ariba - Legal Dept.
                                          1111 Lockheed Martin Way
                                          Sunnyvale, CA 94089

                                BROKER EXECUTION

      By signing below, the indicated real estate broker or agent is not being made a party hereto but is signifying its agreement with the provisions hereof concerning brokerage.

LESSOR's BROKER:                       ADDRESS:

Cornish & Carey Commercial             2804 Mission College Boulevard
                                       Suite 120
                                       Santa Clara, California 95054
By:
   ---------------------------
      Phil Mahoney
      (Type or print name)
Its: Executive Vice President
    -------------------------

LESSEE's BROKER:                       ADDRESS:

Cushman & Wakefield                    2055 Gateway Place, Suite 550
                                       San Jose, California 95110
By:
   ---------------------------
      John McMann
      (Type or print name)
Its: Associate Director

                                    EXHIBIT B

                                    PREMISES

                       [Graphic of Premises Appears Here.]


                                    EXHIBIT B

                                    EXHIBIT C

                       SUBLANDLORD'S RULES AND REGULATIONS

A. General Rules and Regulations. The following rules and regulations govern the use of the Buildings and the Project Common Areas. Subtenant will be bound by such rules and regulations in addition to all rules and regulations imposed under the terms of the Master Lease, and agrees to cause Subtenant's employees, subtenants, assignees, contractors, suppliers, customers, and invitees to observe the same.

     1. Except with respect to the interior of Building Three, which shall be exempt only so long as Subtenant does not violate any Applicable Requirements and does not interfere with Sublandlord's access rights as provided in the Sublease, Subtenant shall not in any way obstruct the sidewalks, halls, elevators, stairways, entry passages, pedestrian passageways, driveways, entrances and exits to the Project or the Buildings, and they shall use the same only as passageways to and from their respective work areas.

     2. Any sash doors, sashes, windows, glass doors, lights, and skylights that reflect or admit light into any Building shall not be covered or obstructed by the Subtenant. Water closets, urinals and wash basins shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers, food or other substance of any kind shall be thrown into them. Subtenant shall not mark, drive nails, screw or drill into, paint or in any way deface the exterior walls, roof, foundations, bearing walls or pillars without the prior written consent of the Sublandlord, which consent may be withheld in Sublandlord's sole discretion. The expense of repairing any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Subtenant. Cleaning of equipment of any type is prohibited.

     3. No awning or shade shall be affixed or installed over or in the windows or the exterior of the Premises except with the consent of the Sublandlord, which may be withheld in Sublandlord's discretion.

     4. No boring or cutting for wires shall be allowed, except with the consent of the Sublandlord, which may be withheld in Sublandlord's discretion.

     5. Subtenant shall not do anything in the Premises, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance or which shall conflict with the regulations of the fire department or the law or with any insurance policy on the Premises or any part thereof, or with any rules or regulations established by any administrative body or official having jurisdiction, and it shall not use any machinery therein, even though its installation may have been permitted, which may cause any unreasonable noise, jar or tremor to the floors or walls, or which by its weight might injure the floors of the Premises.

     6. Sublandlord may reasonably limit weight, size and position of all safes, fixtures and other equipment used in the Premises. If Subtenant shall require extra heavy equipment, Subtenant shall notify Sublandlord of such fact and shall pay the cost of structural bracing to accommodate it. All damage done to the Premises or Project by installing, removing or maintaining extra heavy equipment shall be repaired at the expense of the Subtenant.

     7. Subtenant and Subtenant's officers, agents and employees shall not make nor permit any loud, unusual or improper noises nor interfere in any way with other Subtenants or those having business with them, nor bring into or keep within the Project any animal or bird (except seeing-eye dogs) or any bicycle or other vehicle, except such vehicle as Sublandlord may from time to time permit.

     8. No machinery of any kind will be allowed in the Premises without the written consent of Sublandlord. This shall not apply, however, to customary office equipment or trade fixtures or package handling equipment.

     9. Except with respect to Building Three, which shall be exempt only so long as Subtenant does not restrict access to generators, trash areas and fire lanes, all freight must be moved into, within and out of the Project only

                                    EXHIBIT C
during such hours and according to such reasonable regulations as may be posted from time to time by Sublandlord. Subtenant shall not overload the elevators beyond the specified capacity limits of the elevator being used.

     10. No aerial or satellite dish or similar device shall be erected on the roof or exterior walls of the Premise, or on the grounds, without in each instance, the written consent of Sublandlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time. Sublandlord may withhold consent in its sole discretion. Subtenant will not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

     11. All garbage, including wet garbage, refuse or trash shall be placed by the Subtenant in the receptacles appropriate for that purpose and only at locations prescribed by the Sublandlord.

     12. Subtenant shall not burn any trash or garbage at any time in or about the Premises or any area of the Project.

     13. Subtenant shall observe all security regulations issued by Sublandlord and comply with instructions and/or directions of the duly authorized security personnel for the protection of the Project and all tenants therein.

     14. Any requirements of the Subtenant will be considered only upon written application to Sublandlord and Sublandlord's address set forth in the Sublease. However, for minor day to day repairs and emergency repairs, Subtenant may call Sublandlord for such repairs or other service via Sublandlord's emergency hotline for immediate service. Such requirement must promptly be filed under written application as set forth above as soon as possible thereafter.

     15. No waiver of any rule or regulation of Sublandlord shall be effective unless expressed in writing and signed by Sublandlord or its authorized agent.

     16. Sublandlord reserves the right to exclude or expel from the Project any person who, in the judgment of Sublandlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the law or rules and regulations of the Project. Sublandlord will in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgement of Sublandlord would be prejudicial to the safety character, reputation, and interest of the Project and its tenants, provided that nothing herein contained will be constructed to prevent such access to persons with whom any Subtenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No Subtenant and no employee or invitee of any Subtenant will go upon the roof of the Building, except as may be necessary to install, repair and/or maintain an antenna or dish satellite installed in accordance with the terms of the Sublease.

     17. Except with respect to Building Three, Sublandlord specifically reserves to itself or to any person or firm it selects, (i) the right to place in and upon the Project, coin-operated machines for the sale of cigarettes, candy and other merchandise or service, and (ii) the revenue resulting therefrom.

     18. Except as specifically provided in the Sublease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice may be installed or displayed on any part of the outside or the inside of any Building or the Project without the prior written consent of the Sublandlord. Sublandlord will have the right to remove, at Subtenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls are to be printed, painted, affixed, or inscribed at the expense of the Subtenant and under direction of Sublandlord by a person or company designated or approved by Sublandlord.

     19. If Sublandlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar attached or used in connection with any window or door of the Premises, are placed on any windowsill, which is visible from the exterior of the Premises, Subtenant will immediately discontinue such use. Subtenant agrees not to place anything against or near glass partitions or doors or windows, which may appear unsightly from outside the Premises including from within any interior common areas.

                                    EXHIBIT C

     20. Sublandlord expressly reserves the right to absolutely prohibit solicitation, canvassing, distribution of handbills, or any other written material, peddling, sales, and, except with respect to Building Three so long as Subtenant does not display products, goods, wares or similar items in the windows of Building Three, displays or products, goods, and wares, in all portions of the Project except as may be expressly permitted under the Sublease. However, Subtenant shall be allowed to use an outside catering vendor to cater Subtenant's own, internal events. Sublandlord reserves the right to prohibit, restrict and regulate the use of common areas of the Project and Building by invitees of Subtenants providing services to Subtenants on a periodic or daily basis including food and beverage vendors. Such restrictions may include limitations on time, place, manner and duration of access to a Subtenant's Premises for such purposes. Without the limiting of the foregoing, Sublandlord may require that such parties use service elevators, halls, passageways and stairways for such purposes to preserve access within the Building for Subtenants and the general public.

     21. Subtenant shall not host any organized events or social gatherings in the Common Areas without providing at least two weeks' prior written notice to Sublandlord and without receiving the written consent of Sublandlord and, at Sublandlord's discretion, Master Landlord. Sublandlord may condition its approval on certain requirements including but not limited to the provision by Subtenant of certificates of insurance from itself and/or any third party vendors associated with such event, submission of an increased security deposit, and a release from liability.

     22. Sublandlord reserves the right to exclude from any Building unless that person is known to be person or employee in charge of the Building, or had a pass or is properly identified. Subtenant will be responsible for all persons for whom it requests and will be liable to Sublandlord for all acts of such persons. Sublandlord will not be liable for damages for any error with regard to the admission to or exclusion from any Building of any person. Sublandlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement, or other commotion by closing the doors or by other appropriate action.

     23. The directories of the Buildings and the Project will be provided exclusively for the display of the name and location of Sublandlord and Subtenants only and Sublandlord reserves the right to exclude any other names therefrom.

     24. Subtenant will not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

     25. No rekeying of doors in the Premises shall be made without complying with the requirements of Sublandlord's master key program for the Project, including the requirement that any rekeying be consistent with the master key associated with such program and held by Sublandlord and the Security Company. Upon rekeying of any doors, Subtenant shall deliver to Sublandlord a copy of such keys. Subtenant, upon the termination of its tenancy, will deliver to Sublandlord all the keys to all doors which have been furnished to Subtenant or rekeyed by Subtenant, and in the event of loss of any keys so furnished by Sublandlord, will pay Sublandlord therefor.

     26. Except with respect to Building Three, Freight elevator(s) will be available for use by all tenants in the building, subject to such reasonable scheduling as Sublandlord, in its discretion, deems appropriate. Except with respect to Building Three, no equipment, furniture, materials, packages, supplies, merchandise or other property will be received in the building or carried in the elevators except between such hours and in such elevators as may be designated by Sublandlord. Except as otherwise agreed between Subtenant and Sublandlord, and except with respect to Building Three, Subtenant's initial move in and subsequent deliveries of bulky items, such as furniture, safes, and similar items will, unless otherwise agreed in writing by Sublandlord, be made during the hours of 5:30 p.m. and 7:30 a.m., or on Saturday or Sunday. Except with respect to Building Three, deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries will be made which impede or interfere with other Subtenants of the operation of the Building.

     27. Subtenant will not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Subtenant will not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow

                                    EXHIBIT C
the Premises to be occupied or used in a manner offensive or objectionable to Sublandlord or other occupants of the Building by reason of odors or vibrations, nor will Subtenant bring into or keep in or about the Premises any pets or other animals (except seeing-eye dogs).

     28. Subtenant will not use any method of heating or air conditioning other than that supplied by Sublandlord without Sublandlord's prior written consent.

     29. Subtenant will not waste electricity, water or air conditioning and agrees to cooperate fully with Sublandlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, law or regulations of which Subtenant has actual notice, and will refrain from attempting to adjust controls.

     30. Without the written consent of Sublandlord, Subtenant will not use the name of the Building or the Project in connection with or in promoting or advertising the business of Subtenant except as Subtenant's address.

     31. Subtenant will close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and lighting or gas before Subtenant and its employees leave the Premises. Subtenant will be responsible for any damage or injuries sustained by other Subtenants or occupants of the Building or by Sublandlord for noncompliance with this rule.

     32. Subtenant will not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Sublandlord's prior written consent, which consent Sublandlord may withhold in its sole and absolute discretion.

     33. Sublandlord reserves the right to direct electricians as to where and how telephones and telegraph wires are to be introduced to the Premises. Subtenant will not cut or bore holes for wires. Subtenant will not affix any floor covering to the floor of the Premises in any manner except as approved by Sublandlord. Subtenant shall repair any damage resulting from noncompliance with this rule.

     34. Subtenant will store all its trash and garbage within its Premises or in other facilities provided by Sublandlord. Subtenant will not place in any trash box or receptacle any material, which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal is to be made in accordance with directions issued from time to time by Sublandlord.

     35. The Premises will not be used for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking will be done or permitted on the Premises without Sublandlord's consent, except the use by Subtenant of approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave oven for employees use will be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

     36. Neither Subtenant nor any of its employees, agents, customers and invitees may use in any space or in the Common Areas of the Building or the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Sublandlord may approve. Subtenant will not bring any other vehicles of any kind into the Building, including bicycles.

                                    EXHIBIT C

     37. Subtenant agrees to comply with all safety, fire protection and evacuation procedures established by Sublandlord or any governmental agency.

     38. So long as Sublandlord complies with its obligations under the Sublease regarding security, Subtenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     39. To the extend Sublandlord reasonably deems it necessary to exercise exclusive control over any portions of the Common Areas for the mutual benefit of the Subtenants in the Building or the Project, Sublandlord may do so subject to reasonable, non-discriminatory additional rules and regulations.

     40. Smoking is not allowed in the Building. You must be at least forty (40) feet from any entry to the Building. Sublandlord may require Subtenant and any of its employees, agents, clients, customers, invitees and guests who desire to smoke, to smoke within designated smoking areas within the Project.

     41. Employees of Sublandlord will not perform any work or do anything outside of their regular duties unless under special instructions from Sublandlord, and no employee of Sublandlord will admit any person (Subtenant or otherwise) to any office without specific instructions from Sublandlord.

     42. Subtenant shall not store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Sublandlord, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, Sublandlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Subtenant, which cost shall be immediately payable upon demand by Sublandlord.

     43. These Rules and Regulations are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Sublease. Sublandlord may waive any one or more of these Rules and Regulations for the benefit of Subtenant or any other Subtenant, but no such waiver by Sublandlord will be construed as a waiver of such Rules and Regulations in favor of Subtenant or any other Subtenant, nor prevent Sublandlord from thereafter enforcing any such Rules and Regulations against any or all of the Subtenants of the Project.

     44. Sublandlord reserved the right at any time to change or rescind any one or more of these rules and regulations or make such other and further reasonable rules and regulations as in Sublandlord's judgment may from time to time be necessary for the operation, management, safety, care and cleanliness of the Project and the Premises, and for the preservation of good order therein, as well as for the convenience of the other occupants and tenants of the Project. Sublandlord shall not be responsible to Subtenant or the any other person for the non-observance or violation of the rules and regulations by any other tenant or other person. Subtenant shall be deemed to have read these rules, and have agreed to abide by them as a condition to its occupancy of the Premises.

     45. Subtenant shall abide by any additional rules or regulations which are ordered or requested by any governmental or military authority.

     46. In the event of any conflict between these rules and regulations, or any further or modified rules and regulations from time to time issued by Sublandlord, and the Sublease provisions, the Sublease provisions shall govern and control.

                                    EXHIBIT C

B. Parking Rules and Regulations. The following rules and regulations govern the use of the parking facilities, which serve the Project. Subtenant will be bound by such rules and regulations and agrees to cause its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same:

     1. Subtenant will not permit or allow any vehicles that belong to or are controlled by Subtenant or Subtenant's employees, subtenants, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Sublandlord for such activities. No vehicles are to be parked in the parking areas other than normally sized passenger automobiles, motorcycles and pick-up trucks. No extended term storage of vehicles is permitted. Vehicles leaking any substance other than water are prohibited and may be towed by Sublandlord without prior notice.

     2. Vehicles must be parked entirely within painted stall lines of a single parking stall.

     3.  All directional signs and arrows must be observed.

     4. The speed limit within all parking areas shall be five (5) miles per hour.

     5. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles or on ramps; (c) where "no parking" signs are posted; (d) in cross-hatched areas; and (e) in such other areas as may be designated from time to time by Sublandlord or Sublandlord's parking operator.

     6. Sublandlord reserves the right, without cost or liability to Sublandlord, to tow any vehicle if such vehicle's audio theft alarm system remains engaged for an unreasonable period of time or if such vehicle has been abandoned.

     7. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

     8. Sublandlord may refuse to permit any person to park in the parking facilities who violates these rules with unreasonable frequency, and any violation of these rules shall subject the violator's car to removal, at such car owner's expense. Subtenant agrees to use its best efforts to acquaint its employees, subtenants, assignees, contractors, suppliers, customers and invitees with these parking provisions, rules and regulations.

     9. Parking stickers, access cards or any other device or form of identification supplied by Sublandlord as a condition of use of the parking facilities shall remain the property of Sublandlord. Parking identification devices, if utilized by Sublandlord, must be displayed as requested any may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking identification devices, if any are not transferable and any device in the possession of an unauthorized holder will be void. Sublandlord reserves the right to refuse to issue monthly stickers or other parking identification devices to Subtenant or any of its agents, employees or representatives who willfully refuse to comply with these rules and regulations and all posted or unposted city, state or federal ordinances, laws or agreements.

     10. Loss or theft of parking identification devices or access cards must be reported to the management office in the Project immediately, and a lost or stolen report must be filed by the Subtenant or user of such parking identification device or access card at the time. Sublandlord has the right to exclude any vehicle from the parking facilities that does not have a parking identification device or valid access card. Any parking identification device or access card, which is reported lost or stolen, and which is subsequently found in the possession of an unauthorized person will be confiscated and the illegal holder will be subject to prosecution.

     11. All damage or loss claimed to be the responsibility of Sublandlord must be reported, itemized in writing and delivered to the management office located within the Project within ten (10) business days after any claimed damage or loss occurs. Any claim not so made is waived. Sublandlord is not responsible for damage by water or fire, or for the acts or omissions of others, or for articles left in vehicles. In any event, the total liability of Sublandlord, if any, is limited to Two Hundred Fifty Dollars ($250.00) for all damages or loss to any car. Sublandlord is not responsible for loss of use.

                                    EXHIBIT C

     12. The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations made by the parking operators, managers or attendants without the express written consent of Sublandlord will not be deemed to have been approved by Sublandlord.

     13. Sublandlord reserves the right, without cost or liability to Sublandlord, to tow any vehicle, which is used or parked in violation of these rules and regulations.

     14. Sublandlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities.

     15. In the event of any conflict between these rules and regulations, or any further or modified rules and regulations from time to time issued by Sublandlord, and the Sublease provisions, the Sublease provisions shall govern and control.

                                    EXHIBIT C

                                    EXHIBIT D

                                    FURNITURE

Ariba Building 3 Existing Furniture Inventory

------------------------------------------------------------------------------------------------------------------------------------
Code        Area/Item                             Product                 Floor 1         Floor 2         Floor 3         Floor 4
------------------------------------------------------------------------------------------------------------------------------------
            Offices (10 x 12)
------------------------------------------------------------------------------------------------------------------------------------
               Desk  U configuration         Herman Miller - AO-2              22              22              28              28
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Workstations (8 x 8)
------------------------------------------------------------------------------------------------------------------------------------
               L configuration               Herman Miller - AO-2              90             118             168             155
------------------------------------------------------------------------------------------------------------------------------------
               Hoteling Station                                                                 7              11              11
------------------------------------------------------------------------------------------------------------------------------------
               double - bullpen                                                 6
------------------------------------------------------------------------------------------------------------------------------------
C-1B           Desk Chairs                   Herman Miller - Aeron            123             140             196             183
------------------------------------------------------------------------------------------------------------------------------------
C-9            Side Chairs                   Keilhauer - Also                 143             160             222             209
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Med. Conference Rooms
------------------------------------------------------------------------------------------------------------------------------------
CT-2B          Table                         Reform                             3               2               2               2
------------------------------------------------------------------------------------------------------------------------------------
            Small/Medium Conference Rooms
------------------------------------------------------------------------------------------------------------------------------------
CT-14          Table                         Reform                                             4               5               4
------------------------------------------------------------------------------------------------------------------------------------
            Small Conference Rooms
------------------------------------------------------------------------------------------------------------------------------------
CT-17          Table                         Reform                             3               2               4               4
---------------------------------------------------------------------------------------------------------------------------------
CT-19A         Teaming Table                 Reform                                             0              16              16
---------------------------------------------------------------------------------------------------------------------------------
CT-19B         Teaming Table                 Reform                             8               0               6               6
------------------------------------------------------------------------------------------------------------------------------------
CR-1           Credenzas large               Westcoast                          3               6               7               6
----------------------------------------------------------------------------------------------------------------------------------
CR-2           Credenzas small               Westcoast                          3               4               4               4
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Conference  Chairs
------------------------------------------------------------------------------------------------------------------------------------
C2D/F                                        Keilhauer                         36              75             122             116
------------------------------------------------------------------------------------------------------------------------------------
C2E                                          Keilhauer                                          0               0               0
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Telephone Rooms  Hoteling
------------------------------------------------------------------------------------------------------------------------------------
C-5A           Chairs                        Keilhauer - Also                   4               7              11              11
------------------------------------------------------------------------------------------------------------------------------------
               Pedestals                     AO-2                               4               7              11              11
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Kitchens
------------------------------------------------------------------------------------------------------------------------------------
T-1A           Tables                        West Coast - Metal Top             4               8               7               7
------------------------------------------------------------------------------------------------------------------------------------
C-8            Chairs                        Altek - Baba / wood               14              32              28              28
------------------------------------------------------------------------------------------------------------------------------------
S-1            Stools                        Altek - Baba / wood                5              10               6               6
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Lounge/Conference (2 rooms)
------------------------------------------------------------------------------------------------------------------------------------
T15            Tables                        ICF Twofold                        1               2               2               2
------------------------------------------------------------------------------------------------------------------------------------
L12A           Chairs                        ICF Multiplicity                   6               6               6               6
------------------------------------------------------------------------------------------------------------------------------------
L12B           Chairs                        ICF Multiplicity                                   6               6               6
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Lounges (2 rooms)
------------------------------------------------------------------------------------------------------------------------------------
L-14A          Sofa                          ICF Cinema                                         0               2               0
------------------------------------------------------------------------------------------------------------------------------------
L-14B          Sofa                          ICF Cinema                                         1               0               2
------------------------------------------------------------------------------------------------------------------------------------
L-13A          Lounge Chairs                 ICF Cinema                         8               0              12               0
------------------------------------------------------------------------------------------------------------------------------------
L-13B          Lounge Chairs                 ICF Cinema                                        16               0              12
------------------------------------------------------------------------------------------------------------------------------------
L-15           Ottomans                      ICF Cinema                         3               6               3               3
------------------------------------------------------------------------------------------------------------------------------------
T-16           Occasional Tables             ICF                                2               0               4               4
------------------------------------------------------------------------------------------------------------------------------------
T-17           Occasional Tables             ICF                                1               0               3               3
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Executive Lounge Area
------------------------------------------------------------------------------------------------------------------------------------
L-7            Lounge Chairs                                                                    0               4               4
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Open Areas/Files + Storage
------------------------------------------------------------------------------------------------------------------------------------
F-2            File Cabinet                  Meridian - 2600 Series             5              12              14              13
------------------------------------------------------------------------------------------------------------------------------------
SC-1           Storage Cabinet                                                  5               4               6               5
------------------------------------------------------------------------------------------------------------------------------------
F-7            Mobile Pedestal               Herman Miller                                      7              11              11
------------------------------------------------------------------------------------------------------------------------------------
M-1            Markerboard                   Greensteel                                        25              32              32
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Training Area
------------------------------------------------------------------------------------------------------------------------------------
T-19           Training Table                Howe                                              27               0               0
------------------------------------------------------------------------------------------------------------------------------------
T-20           Training Instructor Table     Howe                                               0               0               0
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Main Reception/Lobby
------------------------------------------------------------------------------------------------------------------------------------
C-18           Desk Chair                    Herman Miller - Aeron              1               0
------------------------------------------------------------------------------------------------------------------------------------
F-4            Pedestal File                 Meridian - 1600 Series             1               0
------------------------------------------------------------------------------------------------------------------------------------
               Lounge Seating                                                   8               0
------------------------------------------------------------------------------------------------------------------------------------
               Occasional Tables                                                2               0
------------------------------------------------------------------------------------------------------------------------------------
               Area Rug (1 per bldg)                                            1               0
------------------------------------------------------------------------------------------------------------------------------------


                                    EXHIBIT D

                                    EXHIBIT E

                              CAFETERIA PROVISIONS

     The following Cafeteria Provisions ("Cafeteria Provisions") are made a part of the Sublease dated October 18, 2002, (the "Sublease") between Ariba, Inc. ("Sublandlord") and NetScreen Technologies, Inc. ("Subtenant") for premises at 805 and 809 Eleventh Avenue, Sunnyvale, California, to which these Cafeteria Provisions are attached as Exhibit E. These Cafeteria Provisions contain certain terms and conditions pertaining to the use and operation of the cafeteria ("Cafeteria") located on the first floor of Building Four of the Project. Any conflict between these Cafeteria Provisions and the remainder of the Sublease shall be controlled by these Cafeteria Provisions. Except as otherwise defined herein, capitalized terms used in these Cafeteria Provisions have the same meaning as in the Sublease.

     1. LICENSE TO ACCESS. Sublandlord hereby grants to Subtenant a non-exclusive license to allow its employees and invitees ("Users") to use the Cafeteria during the Sublease Term, subject to and in accordance with the terms and conditions of these Cafeteria Provisions.

     2. CAFETERIA FEES. In consideration for the license granted hereunder, beginning on the Rent Commencement Date and continuing throughout the Sublease Term, Subtenant shall pay to Sublandlord, as additional rent under the Sublease, the following fees (collectively, "Cafeteria Fees"):

             (a) Cafeteria Base Fee. Subtenant shall pay monthly, in advance together with Base Rent, an amount ("Cafeteria Base Fee") equal to Base Rent multiplied by three point one seven percent (3.17%) ("Cafeteria Load Factor"). The Cafeteria Load Factor represents the ratio of the square feet of the Cafeteria over the total rentable square feet of the Project (not including the Fitness Center and the Cafeteria) (21,510/(715,998-37,170)); and

             (b) Cafeteria Expense Fee. In addition to the Cafeteria Base Fee, Subtenant shall pay to Sublandlord, together with each Sublease Expense payment, an amount equal to the Sublease Expense payment multiplied by the Cafeteria Load Factor ("Cafeteria Expense Fee"). Sublandlord will include a separate line item for this amount on each Sublease Expense invoice given pursuant to Paragraph 3.2(f) of the Sublease. In calculating the Cafeteria Expense Fee, Sublandlord reserves the right to proportionally increase Subtenant's Project Share with respect to Sublease Expenses relating to the Cafeteria if, in Sublandlord's reasonable determination, the number of Subtenant's Users, and/or the intensity of use by Subtenant's Users, is substantially greater in proportion to other users of the Cafeteria than reflected in the unadjusted Subtenant's Project Share figure.

     3. USERS. All Users shall use the Cafeteria subject to the rules and regulations attached hereto as Attachment A and incorporated herein by this reference, and any other rules and regulations promulgated by Sublandlord or the Cafeteria Operator (defined below). Ariba shall have the right, in its sole discretion, to determine who will be entitled to use the Cafeteria in addition to the Users and to determine what access and use fees, if any, will be paid by such additional users. Ariba may limit the total number of users to reflect an appropriate use occupancy of the Cafeteria.

     4.      CAFETERIA OPERATION.

                   (A) Sublandlord agrees to operate the Cafeteria throughout the Sublease Term in substantially the same manner as the Cafeteria is currently being operated. However, in addition to the rights stated in subparagraphs (B) and (C) below, Sublandlord reserves the right to change or adjust

                                   EXHIBIT E
operational matters regarding the Cafeteria, including without limitation the hours of operation (provided, however, that the Cafeteria shall be open at least during the hours of 11:30 a.m. through 1:30 p.m. on business days unless otherwise approved by Subtenant, in Subtenant's sole discretion) and meal service, the identity and duties of the operator of the Cafeteria, menu selection, and prices.

                   (B) Sublandlord shall have the sole right to select, hire and terminate third party operators to run the Cafeteria ("Cafeteria Operator"). The current Cafeteria Operator is ARAMARK Services, Inc. Sublandlord and the Cafeteria Operator shall have the exclusive control and management of the Cafeteria and shall have the right, from time to time, to establish, amend and enforce reasonable rules and regulations for the management, safety, care, and cleanliness of the Cafeteria and the preservation of good order in the Cafeteria, as well as for the convenience of users of the Cafeteria, including but not limited to requiring the following of all Users: (i) reading, completing and/or signing standard documents presented by Sublandlord and/or Cafeteria Operator to the User, such as an information sheet; (ii) payment of fees that are in addition to the Cafeteria Fees for special services or events; and (iii) cooperating with Cafeteria Operator in its completion of tasks delegated to the Cafeteria Operator by Sublandlord, such as obtaining a waiver/release from Users and management of the card-key/badge access control system for the Cafeteria. Compliance with such rules and regulations shall be, where so decided by Sublandlord or the Cafeteria Operator, a condition precedent to gaining access to the Cafeteria. Subtenant agrees to abide by and conform to all such rules and regulations, and to cause Registered Users to so abide and conform. Sublandlord shall not be responsible to Subtenant for the non-compliance with any of the rules and regulations by any other users of the Cafeteria or any other parties, except employees of Sublandlord and their guests. Signing of a standard form, provided by Sublandlord, for the benefit of Sublandlord and Master Landlord and the officers, directors, shareholders, employees, agents, representatives, attorneys, lenders, predecessors, successors or assigns of each, releasing Sublandlord, Master Landlord, the Cafeteria Operator and the officers, directors, shareholders, employees, agents, representatives, attorneys, lenders, predecessors, successors or assigns of each, from any and all liability in connection with the use of the Cafeteria (except, as to each of said persons to the extent of damage resulting from the gross negligence or willful misconduct of such person or any of its officers, director, shareholders, employees, agents, representatives, attorneys, predecessors, successors or assigns) shall be a condition precedent to the use of the Cafeteria for each of the Users.

                   (C) Sublandlord shall have the right, in Sublandlord's sole discretion, from time to time, without abatement, offset or deduction of the Cafeteria Fees, to: (i) make changes to the Cafeteria, including, without limitation, changes in services and products sold, design and layout and in number and type of equipment, and the making of additions and alterations; (ii) close temporarily any or all of the Cafeteria or close permanently a non-material portion of the Cafeteria for maintenance purposes or for purposes of making the changes described in clause (C)(i) above; (iii) replace the Cafeteria Operator with another company or perform such services itself; and
(iv) do and perform such other acts and make such other changes in, to, or with respect to the Cafeteria as Sublandlord may, in the exercise of reasonable business judgment, deem to be appropriate; provided, however, that if Sublandlord temporarily or permanently closes any or all of the Cafeteria (due to a cause other than the act or omission of Subtenant, its officers, directors, shareholders, employees, agents, representatives, attorneys, lenders, predecessors, successors or assigns, or any Users) so that Users may not use the Cafeteria for a period of more than fourteen (14) consecutive calendar days, Subtenant will not be obligated to pay the Cafeteria Fees for the period of such closure. No interference with or interruption of Subtenant's use of the Cafeteria shall affect Subtenant's obligations under the Sublease or these Cafeteria Provisions, including without limitation the obligation to pay the Cafeteria Fees hereunder, except as expressly provided to the contrary. The foregoing notwithstanding, if Sublandlord permanently closes a non-material portion of the Cafeteria as provided above, the Cafeteria Load Factor shall be reduced to reflect the total rentable square feet contained in the Cafeteria after such closure.

                                   EXHIBIT E

     5. CATERING. NetScreen agrees to use commercially reasonable efforts to use the Cafeteria Operator as the provider for catering events to NetScreen which are conducted in or about the Premises or Project unless otherwise consented to by Ariba, which consent shall not to be unreasonably withheld or delayed; provided, however, that such consent shall not be required for any catering event that is beyond the capability of the Cafeteria Operator.

     6. RELEASE. Except to the extent of damage resulting from the active negligence or willful misconduct of Sublandlord, or any of its officers, directors, shareholders, employees, agents, representatives, attorneys, predecessors, successors or assigns, Subtenant hereby acknowledges and agrees that the use of the Cafeteria by its Users shall be at the sole risk of Subtenant and such Users. Subtenant, for itself and its successors and assigns, hereby irrevocably and unconditionally releases and discharges Sublandlord, Master Landlord and the officers, directors, shareholders, employees, agents, representatives, attorneys, lenders, predecessors, successors and assigns of each from any and all claims, damages, demands, liabilities, costs, expenses, liens, judgments, actions and causes of action of every kind and nature whatsoever, whether known or unknown, which Subtenant may at anytime hereafter have, own or hold arising out of, based upon or in any way relating to the Cafeteria, except, as to each of said persons, to the extent caused by the active negligence or willful misconduct of such person or any of its officers, directors, shareholders, employees, agents, representatives, attorneys, predecessors, successors or assigns.

Except to the extent caused by the active negligence or willful misconduct of Sublandlord, Subtenant shall and hereby agrees to fully indemnify and hold harmless Sublandlord, Master Landlord, Cafeteria Operator and the officers, directors, shareholders, employees, agents, representatives, attorneys, lenders, predecessors, successors and assigns of each from and against any and all losses, liabilities, damages, judgments, causes of action, awards, costs and/or expenses (including attorney's fees) arising out of or in any way relating to the use of the Cafeteria by Subtenant, Subtenant's Users, and/or any other persons obtaining access to the Cafeteria through the Subtenant (except, as to each of said persons to the extent of damage resulting from the active negligence or willful misconduct of such person or any of its officers, directors, shareholders, employees, agents, representatives, attorneys, predecessors, successors or assigns).

     7. INSURANCE. As a condition to the granting of the license herein and prior to Subtenant's use of the Cafeteria, Subtenant shall deliver to Sublandlord a certificate or endorsement from Subtenant's insurance carrier indicating that the insurance required to be carried by Subtenant under the Sublease is in effect and that it covers Subtenant and its Users in connection with the use of the Cafeteria.

     8. TERMINATION. Upon the expiration or earlier termination of the Sublease, all rights to access and use the Cafeteria granted to Subtenant hereunder shall immediately cease and be terminated.

     9. TRANSFERABILITY. The license granted under these Cafeteria Provisions may not be assigned or otherwise transferred separately from Subtenant's interest under the Sublease. The license granted under these Cafeteria Provisions may be assigned to any assignee of this Sublease that holds all of the rights and obligations of the subtenant hereunder, and Subtenant may permit its subtenants to use the Cafeteria in accordance with the terms of these Cafeteria Provisions.

                                    EXHIBIT E

                                  ATTACHMENT A

                         CAFETERIA RULES AND REGULATIONS

1. The Cafeteria is for the exclusive use of tenants and subtenants of the Project and their respective employees only.

2. There will be a maximum of number persons (to be determined) allowed in the Cafeteria at any one time.

3. Everyone is to wear appropriate clothing. This will include shoes and shirt at all times.

4.   There is to be no smoking at any time in the Cafeteria.

5. These Rules and Regulations are subject to change at any time by Ariba upon written notice to NetScreen or upon posting of such revised Rules and Regulations in a conspicuous area in the Cafeteria. Revised Rules and Regulations will be posted in the Cafeteria.

6. These Rules and Regulations incorporate by reference the Rules and Regulations referenced in the Sublease to the extent such Rules and Regulations pertain to the usage of the Cafeteria.

                                    EXHIBIT E

                                    EXHIBIT F

                            FITNESS CENTER PROVISIONS

     The following Fitness Center Provisions ("Fitness Center Provisions") are made a part of the Sublease dated October 18, 2002, (the "Sublease") between Ariba, Inc. ("Sublandlord") and NetScreen Technologies, Inc. ("Subtenant") for premises at 805 and 809 Eleventh Avenue, Sunnyvale, California, to which these Fitness Center Provisions are attached as Exhibit F. These Fitness Center Provisions contain certain terms and conditions pertaining to the use and operation of the fitness center ("Fitness Center") located in the Amenity Building of the Project. Any conflict between these Fitness Center Provisions and the remainder of the Sublease shall be controlled by these Fitness Center Provisions. Except as otherwise defined herein, capitalized terms used in these Fitness Center Provisions have the same meaning as in the Sublease.

     1. LICENSE TO ACCESS. Sublandlord hereby grants to Subtenant a non-exclusive license to designate up to the "Permitted Maximum" of "Registered Users" to have access to and to use the Fitness Center during the Sublease Term, subject to and in accordance with the terms and conditions of these Fitness Center Provisions. For purposes of these Fitness Center Provisions, at any particular time the term "Permitted Maximum" shall be equal to five and one-half (5.5) for every one thousand (1,000) total rentable square feet of the Premises, and the term "Registered Users" shall mean current employees of Subtenant that are registered in accordance with the provisions of Paragraph 3 below.

     2. FITNESS CENTER FEES. In consideration for the license granted hereunder, beginning on the Rent Commencement Date and continuing throughout the Sublease Term, Subtenant shall pay to Sublandlord, as additional rent under the Sublease, the following fees (collectively, "Fitness Center Fees"):

             (a) Fitness Center Base Fee. Subtenant shall pay monthly, in advance together with Base Rent, an amount ("Fitness Center Base Fee") equal to Base Rent multiplied by two point three one percent (2.31%) ("Fitness Center Load Factor"). The Fitness Center Load Factor represents the ratio of the square feet of in the Fitness Center over the total rentable square feet of the Project (not including the Fitness Center or the Cafeteria) (15,660/(715,998-37,170)); and

             (b) Fitness Center Expense Fee. In addition to the Fitness Center Base Fee, Subtenant shall pay to Sublandlord, together with each Sublease Expense payment, an amount equal to the Sublease Expense payment multiplied by the Fitness Center Load Factor ("Fitness Center Expense Fee"). Sublandlord will include a separate line item for this amount on each Sublease Expense invoice given pursuant to Paragraph 3.2(f) of the Sublease. In calculating the Fitness Center Expense Fee, Sublandlord reserves the right to proportionally increase Subtenant's Project Share with respect to Sublease Expenses relating to the Fitness Center if, in Sublandlord's reasonable determination, the number of Subtenant's Registered Users, and/or the intensity of use by Subtenant's Registered Users, is substantially greater in proportion to other users of the Fitness Center than reflected in the unadjusted Subtenant's Project Share figure.

     3. REGISTERED USERS. Use of the Fitness Center under this Sublease shall be limited to those employees of Subtenant who have been registered in accordance with the rules and procedures stated in Attachment A attached hereto and incorporated herein by this reference. Prior to accessing or using the Fitness Center, Subtenant shall comply with the rules and procedures for registering all Registered Users. Subtenant may remove any User from Subtenant's list of Registered Users by written notice to Sublandlord. All Registered Users shall use the Fitness Center subject to the rules and regulations

                                    EXHIBIT F
attached hereto as Attachment B and incorporated herein by this reference, and any other rules and regulations promulgated by Sublandlord or the Fitness Center Operator (defined below). Sublandlord shall have the right, in its sole discretion, to determine who will be entitled to use the Fitness Center in addition to Subtenant's Registered Users and to determine what access and use fees, if any, will be paid by such additional users. Sublandlord may limit the number of total users to reflect an appropriate use occupancy of the Fitness Center.

     4.      FITNESS CENTER OPERATION.

             (A) Sublandlord agrees to operate the Fitness Center throughout the Sublease Term in substantially the same manner as the Fitness Center is currently being operated. However, in addition to the rights stated in subparagraphs (B) and (C) below, Sublandlord reserves the right to change or adjust operational matters regarding the Fitness Center, including without limitation the hours of operation (provided, however, that the Fitness Center shall be open at least during the hours of 6:00 a.m. through 8:00 p.m., Monday through Friday unless otherwise approved by Subtenant, in Subtenant's sole discretion), the identity and duties of the operator of the Fitness Center, the layout and equipment brands and selection, and the occurrence, duration and frequency of classes.

             (B) Sublandlord shall have the sole right to select, hire and terminate third party operators to run the Fitness Center ("Fitness Center Operator"). The current Fitness Center Operator is Club One, Inc. Sublandlord and the Fitness Center Operator shall have the exclusive control and management of the Fitness Center and shall have the right, from time to time, to establish, amend and enforce reasonable rules and regulations for the management, safety, care, and cleanliness of the Fitness Center and the preservation of good order in the Fitness Center, as well as for the convenience of users of the Fitness Center, including but not limited to requiring the following of all Registered
Users: (i) reading, completing and/or signing standard documents presented by Sublandlord and/or Fitness Center Operator to the User, such as an information sheet; (ii) payment of fees that are in addition to the Fitness Center Fees, such as fees for exercise classes, massage and other instructional activity; and
(iii) cooperating with Fitness Center Operator in its completion of tasks delegated to the Fitness Center Operator by Sublandlord, such as obtaining a waiver/release from Registered Users and management of the card-key/badge access control system for the Fitness Center. Compliance with such rules and regulations shall be, where so decided by Sublandlord or the Fitness Center Operator, a condition precedent to gaining access to the Fitness Center. Subtenant agrees to abide by and conform to all such rules and regulations, and to cause Registered Users to so abide and conform. Sublandlord shall not be responsible to Subtenant for the non-compliance with any of the rules and regulations by any other users of the Fitness Center or any other parties, except employees of Sublandlord and their guests. Signing of a standard form, provided by Sublandlord, for the benefit of Sublandlord and Master Landlord and the officers, directors, shareholders, employees, agents, representatives, attorneys, lenders, predecessors, successors or assigns of each, releasing Sublandlord, Master Landlord, the Fitness Center Operator and the officers, directors, shareholders, employees, agents, representatives, attorneys, lenders, predecessors, successors or assigns of each, from any and all liability in connection with the use of the Fitness Center (except, as to each of said persons to the extent of damage resulting from the gross negligence or willful misconduct of such person or any of its officers, director, shareholders, employees, agents, representatives, attorneys, predecessors, successors or assigns) shall be a condition precedent to the use of the Fitness Center for each of the Registered Users.

             (C) Sublandlord shall have the right, in Sublandlord's sole discretion, from time to time, without abatement, offset or deduction of the Fitness Center Fees, to: (i) make changes to the Fitness Center, including, without limitation, changes in services, design and layout and in number and type of equipment, and the making of additions and alterations; (ii) close temporarily any or all of the Fitness Center or close permanently a non-material portion of the Fitness Center for maintenance

                                    EXHIBIT F
purposes or for purposes of making the changes described in clause (C)(i), above; (iii) replace the Fitness Center Operator with another company or perform such services itself; and (iv) do and perform such other acts and make such other changes in, to, or with respect to the Fitness Center as Sublandlord may, in the exercise of reasonable business judgment, deem to be appropriate; provided, however, that if Sublandlord temporarily or permanently closes any or all of the Fitness Center (due to a cause other than the act or omission of Subtenant, its officers, directors, shareholders, employees, agents, representatives, attorneys, lenders, predecessors, successors or assigns, or any Registered Users) so that Registered Users may not use the Fitness Center for a period of more than fourteen (14) consecutive calendar days, Subtenant will not be obligated to pay the Fitness Center Fees for the period of such closure. No interference with or interruption of Subtenant's use of the Fitness Center shall affect Subtenant's obligations under the Sublease or these Fitness Center Provisions, including without limitation the obligation to pay the Fitness Center Fees hereunder, except as expressly provided to the contrary. The foregoing notwithstanding, if Sublandlord permanently closes a non-material portion of the Fitness Center as provided above, the Fitness Center Load Factor shall be reduced to reflect the total rentable square feet contained in the Amenity Building after such closure.

     5. RELEASE. Except to the extent of damage resulting from the active negligence or willful misconduct of Sublandlord, or any of their officers, directors, shareholders, employees, agents, representatives, attorneys, predecessors, successors or assigns, Subtenant hereby acknowledges and agrees that the use of the Fitness Center by its Registered Users shall be at the sole risk of Subtenant and such Registered Users. Subtenant, for itself and its successors and assigns, hereby irrevocably and unconditionally releases and discharges Sublandlord, Master Landlord and the officers, directors, shareholders, employees, agents, representatives, attorneys, lenders, predecessors, successors and assigns of each from any and all claims, damages, demands, liabilities, costs, expenses, liens, judgments, actions and causes of action of every kind and nature whatsoever, whether known or unknown, which Subtenant may at anytime hereafter have, own or hold arising out of, based upon or in any way relating to the Fitness Center, except, as to each of said persons, to the extent caused by the active negligence or willful misconduct of such person or any of its officers, directors, shareholders, employees, agents, representatives, attorneys, predecessors, successors or assigns.

Except to the extent caused by the active negligence or willful misconduct of Sublandlord, Subtenant shall and hereby agrees to fully indemnify and hold harmless Sublandlord, Master Landlord, Fitness Center Operator and the officers, directors, shareholders, employees, agents, representatives, attorneys, lenders, predecessors, successors and assigns of each from and against any and all losses, liabilities, damages, judgments, causes of action, awards, costs and/or expenses (including attorney's fees) arising out of or in any way relating to the use of the Fitness Center by Subtenant, Subtenant's Registered Users, and/or any other persons obtaining access to the Fitness Center through the Subtenant (except, as to each of said persons to the extent of damage resulting from the active negligence or willful misconduct of such person or any of its officers, directors, shareholders, employees, agents, representatives, attorneys, predecessors, successors or assigns).

     6. INSURANCE. As a condition to the granting of the license herein and prior to Subtenant's use of the Fitness Center, Subtenant shall deliver to Sublandlord a certificate or endorsement from Subtenant's insurance carrier indicating that the insurance required to be carried by Subtenant under the Sublease is in effect and that it covers Subtenant and its Registered Users in connection with the use of the Fitness Center.

     7. TERMINATION. Upon the expiration or earlier termination of the Sublease, all rights to access and use the Fitness Center granted to Subtenant hereunder shall immediately cease and be terminated.

                                    EXHIBIT F

     8. TRANSFERABILITY. The license granted under these Fitness Center Provisions may not be assigned or otherwise transferred separately from Subtenant's interest under the Sublease. The license granted under these Fitness Center Provisions may be assigned to any assignee of this Sublease that holds all of the rights and obligations of the subtenant hereunder, and Subtenant may permit its subtenants to use the Fitness Center in accordance with the terms of these Fitness Center Provisions.

                                    EXHIBIT F

                                  ATTACHMENT A

                              REGISTRATION PROCESS

In order to become a Registered User, each employee of Subtenant must complete and sign the following paperwork ("Registration Materials"), which may be obtained from the Fitness Center Operator during the hours in which the Fitness Center Operator staffs the Fitness Center:

     1.      Assumption of Risk and Release of Liability Agreement;

     2.      Information sheet; and

     3.      Any other required paperwork.

     Upon receipt of an employee's signed and completed Registration Materials, Ariba will use reasonable efforts to activate such employee's badge within three
(3) business days such that the badge will enable such employee to gain access to the Fitness Center.

                                    EXHIBIT F

                                  ATTACHMENT B

                      FITNESS CENTER RULES AND REGULATIONS

1. The Fitness Center is for the exclusive use of tenants and subtenants of the Project and their respective employees or authorized guests only.

2. There will be a maximum of number persons (to be determined) allowed in the Fitness Center at any one time.

3. Use of lockers are on a first come first use basis, and lockers shall only be used for the duration of the Registered Users workout. Any locker keys must be returned to front desk or removed from the appropriate locker and the contents of such locker removed immediately after your workout. Failure to do so could cause a loss of Fitness Center privileges. Loss of a key will result in an additional fee.

4. Everyone is to wear appropriate clothing. This will include shoes and shirt at all times.

5. Everyone using the Fitness Center must first read and sign an Assumption of Risk and Release of Liability Agreement.

6.   Please be sure to wipe off all equipment after use.

7. There is to be no smoking, eating, or drinking at any time while using the Fitness Center.

8. These Rules and Regulations are subject to change at any time by Sublandlord upon written notice to Subtenant or upon posting of such revised Rules and Regulations in a conspicuous area in the Fitness Center. Revised Rules and Regulations will be posted in the Fitness Center.

9. These Rules and Regulations incorporate by reference the Rules and Regulations referenced in the Sublease to the extent such Rules and Regulations pertain to the usage of the Fitness Center.

                                    EXHIBIT F

                                    EXHIBIT G

                          COMMENCEMENT DATE MEMORANDUM

807 Eleventh Avenue
Sunnyvale, California  94089
Attn:  General Counsel


Dear Sir or Madam,

     With reference to that certain Sublease ("Sublease") dated October __, 2002, by and between Ariba, Inc., a Delaware corporation ("Sublandlord"), and NetScreen Technologies, Inc., a Delaware corporation ("Subtenant"), for certain premises located at 805 Eleventh Avenue and 809 Eleventh Avenue, Sunnyvale, California (the "Premises"), in accordance with Paragraph 2.1 of the Sublease, Subenant acknowledges and certifies to Sublandlord as follows:

     1. The "Sublease Commencement Date" occurred on ______________, 2002;

     2. Subtenant has accepted and is currently in possession of the Premises (excluding the Fourth Floor Expansion Space and Subtenant's
        Server Room);

     3. The "Rent Commencement Date" is ______________, 2003; and

     4. The "Expiration Date" of the Sublease is ______________, 2008.

     Each person executing this Memorandum certifies that he or she is authorized to do so on behalf of and as the act of Subtenant.

                                    SUBTENANT

                                    NetScreen Technologies, Inc.,
                                    a Delaware corporation


                                    By:
                                                ---------------------------

                                    Print Name:
                                                ---------------------------

                                    Title:
                                                ---------------------------


                                    By:
                                                ---------------------------

                                    Print Name:
                                                ---------------------------

                                    Title:
                                                ---------------------------

                                    EXHIBIT G

                                    EXHIBIT H

                              LETTER OF CREDIT FORM

                                                    ANNEX "A" TO APPLICATION AND
                                                 AGREEMENT FOR STANDBY LETTER OF
                                                   CREDIT DATED OCTOBER __, 2002

                             WELLS FARGO BANK, N.A.
                  TRADE SERVICES DIVISION, NORTHERN CALIFORNIA
                          525 MARKET STREET, 25TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94105
                  CONTACT PHONE: 1-800-798-2815 (OPTION NO. 1)

                          IRREVOCABLE LETTER OF CREDIT

Ariba, Inc.                                 Letter of  Credit No. _________
807 Eleventh Avenue                         Date: October  __, 2002
Sunnyvale, CA 94089
Attention:  Real Estate Manager

Ladies and Gentlemen:

     At the request and for the account of NetScreen Technologies, Inc. whose address is 350 Oakmead Parkway, Sunnyvale, CA 94085, we hereby establish our Irrevocable Letter of Credit in favor of Ariba, Inc., as Beneficiary, in the amount of Six Hundred Ninety One Thousand Five Hundred Ninety Three and NO/100 United States Dollars (US$691,593.00), available with us at our above-specified office by payment of Beneficiary's draft(s) drawn on us at sight, in the form of Exhibit A (which forms an integral part of this Irrevocable Letter of Credit) attached hereto, with the instructions in brackets therein complied with. "Beneficiary" as used in this Irrevocable Letter of Credit shall mean Ariba, Inc., or any person who becomes a beneficiary hereof pursuant to a transfer accomplished under the provisions of this Irrevocable Letter of Credit.

     Each draft must be accompanied by (1) the original of this Letter of Credit for our endorsement on this Letter of Credit of our payment of such draft, and
(2) a signed and dated statement worded in either of the formats I or II below:

     I.

     "I am an authorized officer or authorized representative of the Beneficiary of Wells Fargo Bank, N.A. Letter of Credit number NZS________ .("Beneficiary"). I hereby certify that NetScreen Technologies, Inc., has
     (i) failed to timely perform or observe an obligation under the Sublease by and between NetScreen Technologies, Inc., as the Subtenant and Ariba, Inc. as the Sublessor, dated October ___, 2002, with respect to those certain

                                    EXHIBIT H

     Premises located at 805 Eleventh Avenue and 809 Eleventh Avenue in the City of Sunnyvale, California, as more particularly described in the Sublease, as such Sublease may have been amended, restated or replaced from time to time, and (ii) Beneficiary is now entitled to draw on Wells Fargo Bank, N.A. Letter of Credit No. _________."

                                       or

     II. :

     "I am an authorized officer or authorized representative of the Beneficiary of Wells Fargo Bank, N.A. Letter of Credit number NZS________ ("Beneficiary"). I hereby certify that less than thirty (30) days remains prior to the expiration of Wells Fargo Bank, N.A. Letter of Credit No. _____ (the "Letter of Credit"), and (i) Beneficiary has received a non-renewal notice under the Letter of Credit and (ii) NetScreen Technologies, Inc. has not provided Beneficiary with a substitute letter of credit or cash as permitted for a replacement of the Letter of Credit as provided for in the Sublease by and between NetScreen Technologies, Inc., as the Subtenant and Ariba, Inc. as the Sublessor, dated October __, 2002, with respect to those certain Premises located at 805 Eleventh Avenue and 809 Eleventh Avenue in the City of Sunnyvale, California that are more particularly described in the Sublease, as such Sublease may have been amended, restated or replaced from time to time."

     We agree that we will not inquire as to the accuracy of any statement worded as quoted in I or II above presented to us under this Letter of Credit. We also agree that, with respect to our obligation to pay a drawing which conforms to the requirements of this Letter of Credit, such obligation will not, except that any such obligation may be altered by any law or regulation or court order, be affected by any dispute between the Applicant and the Beneficiary regarding the content or accuracy of any statement presented with such drawing.

     Partial and multiple drawings are permitted under this Letter of Credit.

     Each draft must be marked "Drawn under Wells Fargo Bank, N.A. Letter of Credit No. ______."

     Except as stated in this Letter of Credit, our undertaking in this Letter of Credit is not subject to any condition or qualification. Our obligation under this Letter of Credit will be our individual obligation in no way contingent upon reimbursement with respect thereto.

     If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

     This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be effected only through ourselves and only upon presentation to us at our above-specified office of a duly executed instrument of transfer in the

                                    EXHIBIT H
format attached hereto as Exhibit B (which forms an integral part of this Irrevocable Letter of Credit), together with the original of this Letter of Credit Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. All charges in connection with any transfer shall be for the account of NetScreen Technologies, Inc.

This Letter of Credit expires at our above office on February 28, 2003, but shall be automatically extended, without written amendment, to February 28 in each succeeding calendar year up to and including, but not beyond, February 28, 2008, unless we have sent written notice to Beneficiary at the address above (or at such other address specified in a duly executed instrument of transfer) by registered mail or express courier that we elect not to renew this Letter of Credit beyond the date specified in such notice (the "Expiration Date") which Expiration Date will be February 28, 2003, or any subsequent February 28 occurring before February 28, 2009 and be at least thirty (30) calendar days after the date we send you such notice.

     This Letter of Credit is subject to the Uniform Customs and Practice For Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and engages us in accordance therewith.

                             Very truly yours

                             WELLS FARGO BANK, N.A.

                          BY:
                             -----------------------------
                                 (AUTHORIZED SIGNATURE)

                                    EXHIBIT H

                                            Exhibit A
                                            Wells Fargo Bank, N.A.
                                            Letter of Credit No. _________
================================================================================

SAN FRANCISCO, CALIFORNIA   [insert date]

AT SIGHT PAY TO THE ORDER OF [insert Beneficiary name] US$ [insert amount in numbers]

        [insert amount in words]                 U.S. DOLLARS

DRAWN UNDER WELLS FARGO BANK, N.A. LETTER OF CREDIT NO. _______________

THIS SIGHT DRAFT IS ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND WRITTEN CERTIFICATION OF AN OFFICER OF BENEFICIARY AS REQUIRED BY THE LETTER OF CREDIT.

TO:      WELLS FARGO BANK, N.A.                       [insert Beneficiary name]
ADDRESS:    TRADE SERVICES DIVISION, N. CALIFORNIA

         525 MARKET STREET, 25TH FLOOR
         SAN FRANCISCO, CA 94105                         [insert signature]
                                                        AUTHORIZED SIGNATURE
================================================================================

[insert Beneficiary name and insert signature on the back of the draft as an endorsement]

                                    EXHIBIT H

                                            Exhibit B
                                            Wells Fargo Bank, N.A.
                                            Letter of Credit No. _________
================================================================================


                                            Date: _______________

Wells Fargo Bank, N.A.
Trade Services Division, Northern California
525 Market Street, 25th Floor
San Francisco, California 94105

Subject: Your Letter of Credit No. _________

Ladies and Gentlemen:

     For value received, we hereby irrevocably assign and transfer all our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended or increased, to:

                   ---------------------------
                   [insert name of transferee]

                   ---------------------------

                   ---------------------------
                   [insert address]

     By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent or notice to us.

     Enclosed are the original Letter of Credit and the original of all amendments to this date. Please notify the transferee of this transfer and of the terms and conditions of the Letter of Credit as transferred. this transfer will not become effective until the transferee is so notified.

                                            Very truly yours,

                                            [insert name of transferor]

                                            By:
                                               ------------------------------
                                             Name:
                                                   --------------------------
                                             Title:
                                                   --------------------------
Signature of Transferor Authenticated
[insert name of bank]
By:
   ------------------------------
 Name:
      ---------------------------
 Title:
       --------------------------

================================================================================

                                    EXHIBIT H

================================================================================
                                   end format
================================================================================


Agreed to and accepted by:

----------------------------
         APPLICANT


----------------------------
  AUTHORIZED SIGNATURE


                                    EXHIBIT H

                                    EXHIBIT I

                                   WORK LETTER

     This Work Letter Agreement ("Agreement") is made a part of the Sublease ("Sublease") dated October 18, 2002, by and between Ariba, Inc., a Delaware corporation ("Sublandlord") and NetScreen Technologies, Inc., a Delaware corporation ("Subtenant") for premises at 805 and 809 Eleventh Avenue, Sunnyvale, California, to which this Agreement is attached as Exhibit I.

     A. Subtenant, at Subtenant's sole cost and expense, will be constructing certain alterations, additions and improvements ("Subtenant's Work") in Subtenant's Shipping Area and in the Building Three Premises. Attached to this Agreement as Attachment 1 are conceptual plans showing Subtenant's Work ("Subtenant's Work Conceptual Plans").

     B. Sublandlord, at Subtenant's sole cost and expense, will be constructing certain alterations, additions and improvements ("Sublandlord's Work") in the server area on the first floor of Building Three outlined on Attachment 2 to this Agreement ("Server Area"), which attachment contains conceptual plans showing Sublandlord's Work ("Sublandlord's Work Conceptual Plans"). Some of the construction of Sublandlord's Work will take place after the Sublease Commencement Date and Sublandlord shall retain possession of the Server Area until completion of Sublandlord's Work, as further described below.

     C. This Agreement describes the terms and conditions applicable to the design and construction of Subtenant's Work and Sublandlord's Work. Capitalized terms used herein without definition shall have the same meaning as in the Sublease. The provisions of this Agreement shall supercede any conflicting provisions of the Sublease.

     In consideration of the mutual covenants contained in this Agreement and in the Sublease, Sublandlord and Subtenant hereby agree as follows:

I.   SUBTENANT'S WORK

     1. Generally. At Subtenant's sole cost and expense, including payment on demand of (i) all related out-of-pocket costs incurred by Sublandlord and
(ii) all related costs to which Master Landlord is entitled under the Master Lease, Subtenant shall perform the design and construction of Subtenant's Work in conformance with the Approved Plans described below. Sublandlord shall not charge any oversight fees or supervisory fees for time spent by Ariba personnel pertaining to Subtenant's Work. Subtenant's Work and the construction thereof shall comply in all respects with the terms and conditions of the Master Lease and the Sublease, provided that this Agreement shall control in the event of a conflict between this Agreement and the Sublease. Nothing in this Agreement shall be construed to in any way to limit the rights of Master Landlord under the Master Lease and the requirement that Subtenant's Work and the construction thereof shall comply in all respects with the terms and conditions of the Master Lease. By way of example only, all approvals of Sublandlord described in or pursuant to this Agreement are expressly conditioned on Master Landlord's explicit, unconditional, written approval of the matter approved by Sublandlord. Sublandlord shall have no responsibility with regard to Master Landlord's approval except as expressly provided in this Agreement.

                                    EXHIBIT I

     2.      Preparation of Preliminary and Final Plans.

             (a) Preliminary Plans. Sublandlord has approved the Subtenant's Work Conceptual Plans. Based on the Subtenant's Work Conceptual Plans and in conformance therewith, Subtenant shall prepare preliminary design drawings and specifications for Subtenant's Work ("Preliminary Plans"), and shall deliver such Preliminary Plans to Sublandlord for approval. Sublandlord acknowledges and approves Subtenant's use of Reel Grobman to prepare the Preliminary Plans and Final Plans (defined below). All specifications for Subtenant's Work shall be in accordance with the Interior Specification Standards attached to the Work Letter (Exhibit C to the Master Lease) as Schedule One, except as otherwise approved in writing by Sublandlord and Master Landlord in their sole discretion upon written request by Subtenant.

             (b) Revision of Preliminary Plans. Within five (5) business days after the actual receipt of the Preliminary Plans by Sublandlord, Sublandlord shall either (i) approve, in writing, the Preliminary Plans or (ii) inform Subtenant in writing of Sublandlord's specific objections to such Preliminary Plans, which objections must be reasonable. If Sublandlord does not provide such a writing within five (5) business days after actual receipt of Subtenant's Preliminary Plans, then the Preliminary Plans shall be deemed to be approved by Sublandlord. In the event that Sublandlord has specific objections, the parties shall reach agreement as to what revisions should be made as soon as reasonably practicable.

             (c) Final Plans. Once an agreement has been reached regarding revisions to the Preliminary Plans, Subtenant shall prepare final plans and specifications and working drawings ("Final Plans") for Subtenant's Work. Within five (5) business days after receipt of the Final Plans by Sublandlord, Sublandlord shall either (i) approve, in writing, the Final Plans or (ii) inform Subtenant in writing of Sublandlord's specific objections to such Final Plans, which objections must be reasonable. If Sublandlord does not provide such a writing within five (5) business days after actual receipt of Subtenant's Final Plans, then the Final Plans shall be deemed to be approved by Sublandlord. In the event that Sublandlord has specific objections, the parties shall reach agreement regarding changes to the Final Plans as soon as is reasonably practicable.

             (d) Sublandlord and Master Landlord Approvals. Sublandlord's approval of Subtenant's Work Conceptual Plans, Preliminary Plans and/or the Final Plans shall in no way be deemed (i) a determination that Subtenant's Work complies with applicable laws, regulations, ordinances or codes, or (ii) an implied warranty of the adequacy or sufficiency of the design or quality of any items shown therein. Sublandlord makes no representation or warranty whatsoever with regard to the probability of approval of Subtenant's Work, the Subtenant's Work Conceptual Plans, Preliminary Plans, or Final Plans by Master Landlord or any governmental authority. Sublandlord shall reasonably cooperate with Subtenant to obtain Master Landlord's approval and, when requested by Subtenant, shall sign any documents required to enable Subtenant to obtain a building permit and whatever authorizations are reasonably required to proceed with Subtenant's Work. Sublandlord shall not be deemed to have waived its right to approve or disapprove the Final Plans if Sublandlord has not approved the Final Plans at the time it signs such documents.

             (e) Governmental Approvals. Subtenant shall cause the Final Plans to be submitted to the appropriate governmental authorities for approval. If the governmental authorities require any changes, Sublandlord and Subtenant shall reasonably cooperate to incorporate such changes into the Final Plans, and neither party shall unreasonably withhold or delay its approval of such changes. Once all required approvals of the Final Plans have been obtained from Sublandlord, Master Landlord and all appropriate governmental authorities, the Final Plans shall be deemed the "Approved Plans".

                                    EXHIBIT I

     3.      Construction.

             (a) Generally. Sublandlord acknowledges and approves Subtenant's use of SC Builders as the general contractor for construction of Subtenant's Work. Subtenant shall cause SC Builders (or any replacement general contractor, which shall be subject to Sublandlord's reasonable written approval) ("Subtenant's General Contractor") to construct Subtenant's Work using well-trained, adequately supervised workers, in a good and workmanlike manner, free from design, material, and workmanship defects in accordance with the Approved Plans and all Applicable Requirements. Subtenant shall promptly remedy all violations of this obligation at Subtenant's sole cost and expense. Subtenant shall request and obtain from Subtenant's General Contractor a written commitment for completing construction of Subtenant's Work in accordance with the Approved Plans. Sublandlord's approval of Subtenant's General Contractor as the general contractor for construction of Subtenant's Work is and shall be conditioned on Subtenant's General Contractor status as a union contractor, which Subtenant hereby represents is true and correct. All subcontractors, laborers, materialmen, and suppliers shall conduct their activities in and around the Premises, Buildings and Project in a harmonious relationship with all other subcontractors, laborers, materialmen and suppliers at the Premises, Buildings and Project, and, if necessary, union labor shall be employed to achieve such harmonious relations. Subtenant shall obtain Sublandlord's prior written consent to each such subcontractor. Sublandord will respond in writing to Subtenant's request for consent within five (5) business days from Sublandlord's receipt of Subtenant's written request. Subtenant shall not use any area outside the Building Three Premises for construction staging or other construction-related purposes other than the area depicted on Attachment 1 as "staging area," the use of which shall be limited to construction staging activities and subject to Sublandlord's reasonable restrictions and rules.

             (b) Change Orders. No change or modification to the Approved Plans or Subtenant's Work pursuant thereto ("Change Order") may be made by Subtenant without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld or delayed. Sublandlord will respond in writing to Subtenant's submission of all requests for Sublandlord approval of Change Orders for Sublandlord approval within two (2) business days from Sublandlord's actual receipt with respect to Change Orders having a cost of Two Thousand Dollars ($2,000) or less and within five (5) business days from Sublandlord's actual receipt for all other Change Orders. All requests for Change Orders shall be made in writing. Once approved in writing by Sublandlord and all required approvals of Master Landlord and governmental authorities have been obtained, such Change Orders shall become a part of the Approved Plans.

             (c) Removal of Subtenant's Work. The rights and obligations of the parties with respect to the removal of Subtenant's Work and restoration of the Premises shall be governed by Paragraph 8 of the Sublease.

             (d)   Insurance.

                   i. General Coverages. Subtenant's General Contractor and each subcontractor of Subtenant's General Contractor shall carry worker's compensation insurance covering all of its respective employees, and shall also carry commercial general liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Subtenant as set forth in Paragraph 9 of the Sublease.

                   ii.   Special Coverages. Subtenant shall carry "Builder's
All Risk" insurance in an amount approved by Sublandlord covering the construction of Subtenant's Work, and such other insurance as Sublandlord may require, it being understood and agreed that Subtenant's Work shall be insured by Subtenant pursuant to Paragraph 9 of the Sublease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Sublandlord including, but not limited to, the requirement that Subtenant's General Contractor and/or any or all of its subcontractors shall carry excess liability and Products and Completed Operation Coverage

                                    EXHIBIT I
insurance, each in amounts not less than $1,000,000 per incident, $2,000,000 in aggregate, and in form and with companies as are required to be carried by Subtenant as set forth in Paragraph 9 of the Sublease.

                   iii. General Terms. Certificates for all insurance carried pursuant to this Section I.3(d) shall be delivered to Sublandlord before the commencement of construction of Subtenant's Work and before any contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Sublandlord thirty (30) days' prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that Subtenant's Work is damaged by any cause during the course of the construction thereof, Subtenant shall immediately repair the same at Subtenant's sole cost and expense. Subtenant's General Contractor and all of its subcontractors shall each maintain all of the foregoing insurance coverage in force until Subtenant's Work is fully completed and accepted by Sublandlord. All policies carried under this
Section I.3(d) shall insure Master Landlord, Sublandlord and Subtenant, as their interests may appear, as well as Subtenant's General Contractor. All insurance, except Workers' Compensation, maintained by Subtenant's General Contractor and each of its subcontractors shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance with respect to the Sublandlord and that any other insurance maintained by Sublandlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Sublandlord by Subtenant under the Sublease or Section I.3(e) of this Agreement.

             (e) Indemnity. Subtenant's indemnity as set forth in Paragraph 10 of the Sublease (including any limitations or restrictions set forth therein) shall apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Subtenant or Subtenant's contractors, subcontractors, laborers, materialmen, suppliers and design professionals and other hirees, or anyone directly or indirectly employed by any of them, or in connection with Subtenant's non-payment of any amount arising out of Subtenant's Work and/or Subtenant's disapproval of all or any portion of any request for payment. Such indemnity by Subtenant, as set forth in Paragraph 10 of the Sublease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Sublandlord's and Master Landlord's performance of any ministerial acts reasonably necessary (i) to permit Subtenant to complete Subtenant's Work, and
(ii) to enable Subtenant to obtain any building permit or certificate of occupancy for the Premises.

             (f) Requirements of Subtenant's General Contractor. Subtenant shall cause Subtenant's General Contractor to provide an express written warranty that Subtenant's Work shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof, such that Subtenant's General Contractor is responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after completion of Subtenant's Work. Said warranty shall require Subtenant's General Contractor to pay for all additional expenses and damages incurred in connection with such replacement or repair, including without limitation any damage or disturbance to the Premises, Buildings, or Common Areas caused thereby. Subtenant covenants to enforce any contractor guarantees and warranties for the benefit of Sublandlord where Sublandlord's interests may appear and, if necessary to give Sublandlord the full benefit of such protection, shall give to Sublandlord any assignment or other assurances which may be necessary to effect a right of direct enforcement.

             (g) Assumption of the Risk. Subtenant accepts, assumes and shall be solely responsible for all risks for the construction and installation of Subtenant's Work other than for risks resulting from the active negligence or willful misconduct of Sublandlord or Sublandlord's employees, agents, contractors or subcontractors.

                                    EXHIBIT I

             (h) As Built Plans. Within sixty (60) days following the substantial completion of Subtenant's Work, Subtenant shall provide Sublandlord and Master Landlord with a set of "as built" plans, drawings and specifications for Subtenant's Work.

II.  SUBLANDLORD'S WORK.

     1. Generally. Sublandlord shall perform the design and construction of Sublandlord's Work in conformance with the Sublandlord's Work Conceptual Plans, the cost and expense of which shall be Subtenant's responsibility in accordance with Section II.3 below. Sublandlord's Work includes the creation of separate server rooms for Sublandlord and Subtenant in the Server Area ("Sublandlord's Server Room" and "Subtenant's Server Room", respectively). Sublandlord's Server Room will contain 2,165 rentable square feet; Subtenant's Server Room shall occupy the remainder of the Server Area. Sublandlord's Work includes installation of a telephone rack for Sublandlord (in addition to the existing telephone rack located in the Subtenant portion of the Server Area) and of a separate meter to monitor power consumption from the existing UPS (uninterruptible power supply) located in the Sublandlord portion of the Server Area. Sublandlord's Work also includes installation of a new door to the Server Area (or multiple doors to the extent required by law) and any fixturing and other work deemed appropriate or necessary by Sublandlord, including any requirements of Master Landlord or governmental authority, for conversion of the Server Area into Sublandlord's Server Room and Subtenant's Server Room. Notwithstanding anything in the Sublease to the contrary, Sublandlord will retain possession of the entire Server Area, including the Subtenant's Server Room portion, until Sublandlord's Work is Substantially Completed (defined below).

     2.      Construction.

             (a) General Contractor. Sublandlord and Subtenant have agreed on the use of Teladata for design and project management services for Sublandlord's Work, and SC Builders as Sublandlord's general contractor for construction of Sublandlord's Work. Work by Subtenant in Subtenant's Server Room following delivery of possession thereof to Subtenant shall be designed and managed by Teladata and constructed by SC Builders, under Subtenant's own contracts directly with Teladata and SC Builders.

             (b) Substantial Completion. Sublandlord shall Substantially Complete Sublandlord's Work and deliver possession of Subtenant's Server Room to Subtenant by the sixtieth (60th) day following the Sublease Commencement Date ("Scheduled Completion Date"). "Substantial Completion" of Sublandlord's Work shall occur upon the completion of construction of Sublandlord's Work in substantial conformance with the Sublandlord's Work Conceptual Plans, with the exception of any punch list items. If Substantial Completion is delayed as a consequence of an Excusable Delay (defined below), then the Scheduled Completion Date shall be advanced in time by the number of days that the Substantial Completion is delayed as a consequence of the Excusable Delay. "Excusable Delay" means any actual delay in the Substantial Completion of Sublandlord's Work beyond the reasonable control of Sublandlord, including but not limited to the following causes: (i) Subtenant's failure to fulfill any obligation under this Agreement; (ii) changes requested by Subtenant that Sublandlord agrees to make;
(iii) unavailability or unusually long lead-time for delivery of materials, components, or finishes; (iv) a willful or negligent act or omission of Subtenant or a representative, agent, employee or contractor of Subtenant that interferes with the progress of the work; or (v) delays in obtaining approvals of Master Landlord and any governmental authority.

             (c) Access; Staging Area. Sublandlord and Sublandlord's representatives shall have all necessary access to the Server Area for purposes of construction of Sublandlord's Work. Sublandlord shall also have the right to share use of the "staging area" depicted on Attachment 1 with Subtenant, for construction staging purposes. Subtenant shall not be allowed access to the Server Area during the period of construction except with Sublandlord's express permission, accompanied by a representative of Sublandlord.

                                    EXHIBIT I

             (c) Changes. In the event Sublandlord desires a change to Subtenant's Work that in Sublandlord's reasonable determination constitutes a substantial modification to the Sublandlord's Work Conceptual Plans, Sublandlord shall not make such change without Subtenant's consent, which consent shall not be unreasonably withheld or delayed (with response time greater than three (3) business days automatically deemed an unreasonable delay). Subtenant may not withhold its approval of any change to Sublandlord's Work required to obtain any required construction permit or otherwise required by any governmental authority or Master Landlord.

     3. Costs. Subtenant shall bear all costs incurred in connection with the design and construction of Sublandlord's Work, including without limitation all related costs to which Master Landlord is entitled under the Master Lease and Teladata's project management fee, fees for materials, and other fees incurred in association with Teladata's performance. Subtenant shall pay such costs within fifteen (15) days of receipt of Sublandlord's invoice. Sublandlord may bill Subtenant in installments or in a lump sum. All sums owing by Subtenant and not paid as agreed shall bear interest, and Subtenant shall be assessed a late charge, in accordance with Paragraph 3.4 of the Sublease.

III. GENERAL TERMS.

     1. No Partnership. Nothing in this Agreement shall cause Sublandlord and Subtenant to be partners or joint venturers.

     2. Representatives. Subtenant has designated Charley Clark and Robert Bradley as its sole representative(s) with respect to the matters set forth in this Agreement, who, until further notice to Sublandlord, shall have full authority and responsibility to act on behalf of Subtenant as required in this Agreement. Sublandlord has designated Steve Payne and Ron Hearon as its sole representative(s) with respect to the matters set forth in this Agreement, who, until further notice to Subtenant, shall have full authority (excepting signature authority) and responsibility to act on behalf of Sublandlord as required in this Agreement.


SUBLANDLORD:                                    SUBTENANT:


ARIBA, INC.,                                    NETSCREEN TECHNOLOGIES, INC.,
a Delaware corporation                          a Delaware corporation


By:  /s/ Michael Fancher                        By:  /s/ Remo Canessa

Title: VP & Coprorate Controller                Title: CFO

Date: October 18, 2002                          Date: October 18, 2002

                                    EXHIBIT I

                                  ATTACHMENT 1

                        Subtenant's Work Conceptual Plans

          [Graphic of Subtenant's Work Conceptual Plans Appears Here.]


                                    EXHIBIT I

                                  ATTACHMENT 2

                       Sublandlord's Work Conceptual Plans

         [Graphic of Sublandlord's Work Conceptual Plans Appears Here.]


                                    EXHIBIT I

                                    EXHIBIT J

                              ESTOPPEL CERTIFICATE

TO:  _______________________


RE:  Sublease ("Sublease") dated ___________________, by and between___________
_______________________________________________________________________________,
as Sublandlord, and  _______________________________________________________
as Subtenant, concerning the real property known as:____________________________
________________________________________________________________________________
________________________________________________________________________________
("Premises"), which Sublease was amended________________________________________
(it will be presumed no amendments exist unless they are specified above).


Subtenant hereby certifies as follows:

     1. True copies of the above-referenced Sublease as amended are attached hereto marked Exhibit "1" (Attach a copy of Sublease and all amendments.)

     2.      The Sublease term commenced on ___________________ and expires on
__________________.

     3. The current monthly Base Rent and most recent monthly Subtenant's Project Share of Operating Expense and Master Lease Expenses are as follows

                                        AMOUNT                 DAY OF MONTH DUE          PAID UP THROUGH
                                        ------                 ----------------          ----------------
             BASE RENT           $
                                  ________________             ________________          ________________

             OPERATING EXPENSES  $
                                  ________________             ________________          ________________

             MASTER LEASE
             EXPENSES            $
                                  ________________             ________________          ________________

No Base Rent, Operating Expenses or Master Lease Expenses have been prepaid except as reflected in the Sublease.

     4. The current amount of security deposit held by Sublandlord is $_________________.

     5. The Sublease has not been modified, orally or in writing, since its execution, except as hereinabove identified. The Sublease is in full force and effect and contains the entire agreement between Sublandlord and Subtenant, except (if there are no exceptions, write "NONE"):______________________________
________________________________________________________________________________
________________________________________________________________________________

     6. The improvements and space required to be provided by Sublandlord have been furnished and completed in all respects to the satisfaction of Subtenant, and all promises of an inducement nature by Sublandlord have been fulfilled except (if there are no exceptions, write "NONE"):____________________
________________________________________________________________________________
________________________________________________________________________________

                                    EXHIBIT J

     7. Subtenant has no knowledge of any uncured defaults by Sublandlord or Subtenant under the Sublease, except (if there are no exceptions, write "NONE"):________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     8. There are no disputes between Sublandlord and Subtenant concerning the Sublease, the Premises or the improvements therein or thereon, except (if there are no exceptions, write "NONE"):_________________________________________
________________________________________________________________________________
________________________________________________________________________________

     8. Subtenant is in full and complete possession of the Premises and has not assigned or sublet any portion of the Premises, except (if there are no exceptions, write "NONE"):______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     9. Subtenant has no knowledge of any prior sale, transfer, assignment or encumbrance of the Sublandlord's interest in the Sublease, except (if there are no exceptions, write "NONE"):_______________________________________________
________________________________________________________________________________
________________________________________________________________________________

     10. Subtenant has made no alterations or additions to the Premises, except (if there are no exceptions, write "NONE"):
________________________________________________________________________________

If alterations or additions have been made by Subtenant, Subtenant represents that to its knowledge, all such alterations and additions were done in accordance with the terms of the Sublease and in compliance with all applicable laws, rules and regulations, except (if there are no exceptions, write "NONE"):
________________________________________________________________________________
________________________________________________________________________________

     11. Subtenant is not currently the subject of a bankruptcy proceeding and to its knowledge Sublandlord is not involved in such a proceeding, except (if there are no exceptions, write "NONE"):_____________________________________
________________________________________________________________________________
________________________________________________________________________________

     12. Subtenant is aware that buyers, lenders and others will rely upon the statements made in this Estoppel Certificate, and has therefore adjusted the language hereof as necessary to make it an accurate statement of the current facts concerning the Sublease. If no such adjustments have been made, said parties may rely upon the statements in this form as printed.

     13.     Additional items (if there are no additional items, write "NONE"):
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


DATE: ___________________________
      (Fill in date of execution)

                                    EXHIBIT J

                                     ___________________________________________
                                     ___________________________________________


                                     By:
                                        ----------------------------------------
                                     Name Printed:
                                                  ------------------------------
                                     Title:
                                           -------------------------------------

                                    EXHIBIT J

                                   EXHIBIT "1"
                             TO ESTOPPEL CERTIFICATE

                 (Attach a copy of Sublease and any amendments.)


                                    EXHIBIT J

                                    EXHIBIT K

                                SITE SIGNAGE PLAN

                  [Graphic of Site Signage Plan Appears Here.]


                                    EXHIBIT L

                                    EXHIBIT L

                             ENVIRONMENTAL DOCUMENTS

1. Letter from Major Ronald E. Thompson, Jr., Department of the Air Force, dated February 11, 2000 to the Major Ronald E. Thompson, Jr., Onizuka Air Station, and the Department of Community Development re: Moffett Park Drive APN 110-02-067, with the 738 EIS Engineering Report, dated 13-17 January 2000, prepared by Air Force Materiel Command and identified as 738 EIS-EMC-00-02.

2. Letter from Mr. Peter Polson, Ph.D. Consultant, dated January 12, 2000 to Mr. Tim Hennessey of Jay Paul Company re: Moffett Park Development

3. Memorandum from Jeff Lawson, Esq., Silicon Valley Law Group, dated June 28, 2001 to Tom Smith, Interwoven re: Interwoven/Ariba Sublease, Technology Corners, Radiation Hazard Issue

4. Letter from Phillip L. Fitzwater, R.G., R.E.A., Iris Environmental dated May 18, 2000 to Mr. Steve Morse of the California Regional Water Quality Control Board re: RWQCB Closure Concurrence for Two Soil Areas, Former Lockheed Martin Building 104, Sunnyvale, CA (See, Items 9, 10 and11 for attachments to letter)

5. Letter from Lawrence P. Kolb, California Regional Water Quality Control Board, dated May 24, 2000 to Mr. Phillip L. Fitzwater, R.G., R.E.A. of Iris Environmental re: Review and Concurrence with "Addendum to Post-Closure Report (April 7, 2000), Lockheed Martin Space Systems Company, Building 104, Sunnyvale, CA"

6. Letter from Stewart McGee, Hazardous Materials Inspector, Fire & Environmental Services, Bureau of Special Operations, Department of Public Safety for the City of Sunnyvale, California dated March 21, 2000 to Mr. Allen Lund of Lockheed Martin Corporation, Missiles and Space re: Remedial Measures for Impacted Soils at Former Building 104 Facility, dated March 17, 2000

7. Letter from Stewart McGee, Hazardous Materials Inspector, Fire & Environmental Services, Bureau of Special Operations, Department of Public Safety for the City of Sunnyvale, California dated April 11, 2000 to Mr. Allen Lund of Lockheed Martin Corporation, Missiles and Space re:
     McLaren/Hart "Addendum to Post-Closure Report of Lockheed Martin Space Systems Company, Building 104, Sunnyvale, CA" dated April 7, 2000

8. Addendum to Post-Closure Report of Lockheed Martin Space Systems Company Building 104, Sunnyvale, California dated April 7, 2000; prepared by McLaren/Hart, Inc. located at 1320 Harbor Bay Parkway, Suite 100, Alameda, California 94502

                                    EXHIBIT L